Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                    Registration No.: 333-131973



                     SG MORTGAGE SECURITIES TRUST 2006-FRE2
                     --------------------------------------
                             FREE WRITING PROSPECTUS
                             -----------------------

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(800)-861-9789.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED JULY 5, 2006

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 5, 2006)

                          $1,766,700,000 (Approximate)

                     SG MORTGAGE SECURITIES TRUST 2006-FRE2
                     ASSET-BACKED CERTIFICATES, SERIES 2006-FRE2

                           SG MORTGAGE SECURITIES, LLC
                                    Depositor

                     SG MORTGAGE SECURITIES TRUST 2006-FRE2
                                 Issuing Entity

                            SG MORTGAGE FINANCE CORP.
                                     Sponsor

                            FREMONT INVESTMENT & LOAN
                         Originator and Interim Servicer

                             WELLS FARGO BANK, N.A.
                          Master Servicer and Servicer

                           --------------------------

    Consider carefully the risk factors beginning on page S-18 in this prospectus supplement. The certificates represent interests in the issuing entity only and do not represent an interest in or obligation of SG Mortgage Securities, LLC, as the depositor, SG Mortgage Finance Corp., as the sponsor, or any of its affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

                           --------------------------

    The Issuing Entity will issue five classes of senior certificates, the Class A certificates, designated Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, and eleven classes of mezzanine certificates, designated Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates. The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are sometimes referred to as the "group II Class A certificates" in this prospectus supplement. Only the sixteen classes of certificates identified in the table below are being offered by this prospectus supplement and the accompanying prospectus.

The Class A and Mezzanine Certificates

o Represent ownership interests in a trust consisting primarily of a pool of closed-end, first and second lien fixed rate and adjustable rate subprime residential mortgages or deeds of trust on residential one- to four-family properties divided into two loan groups.

o Each of the classes of certificates listed below will accrue interest at a rate equal to one-month LIBOR plus a specified margin, subject to certain limitations described in this prospectus supplement.

Credit Enhancement

o Subordination as described in this prospectus supplement under "Description of the Certificates--Credit Enhancement."

o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions."

o Excess Interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions."

                                 Original Certificate   Pass-Through
                    Class          Principal Balance     Rate(1)(2)
            ------------------   --------------------   ------------
            Class A-1.........       $587,053,000
            Class A-2A........       $466,138,000
            Class A-2B........        $95,452,000
            Class A-2C........       $185,748,000
            Class A-2D........       $100,209,000
            Class M-1.........        $68,400,000
            Class M-2.........        $56,700,000
            Class M-3.........        $33,300,000
            Class M-4.........        $29,700,000
            Class M-5.........        $28,800,000
            Class M-6.........        $26,100,000
            Class M-7.........        $24,300,000
            Class M-8.........        $20,700,000
            Class M-9.........        $17,100,000
            Class M-10........        $10,800,000
            Class M-11........        $16,200,000

----------
(1) Determined as provided herein. See "Summary of Terms--The Certificates" and "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

(2) Subject to increase after the optional termination date and subject to certain limitations described herein.

    Distributions on the certificates will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning August 25, 2006.

    The certificates will benefit from payments made under an interest rate swap agreement entered into with Bear Stearns Financial Products Inc., as described in this prospectus supplement under "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider."

    Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SOCIETE GENERALE                                        BEAR, STEARNS & CO. INC.
CORPORATE & INVESTMENT BANKING

                              Co-Lead Underwriters

                                  July _, 2006

   Important Notice About Information Presented In This Prospectus Supplement
                         And The Accompanying Prospectus

    We provide information to you about the offered certificates in two separate documents:

    o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o this prospectus supplement, which describes the specific terms of your series of certificates.

    The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to the offered certificates. This prospectus supplement is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this prospectus supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered certificates, until we have accepted your offer to purchase the offered certificates.

    The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriters' obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered certificates may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters' obligation to sell any of the offered certificates to you is conditioned on the mortgage loans and the offered certificates having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered certificates, the underwriters will notify you, and none of the depositor, the master servicer or any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor, the master servicer or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                           Forward-Looking Statements

    Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Accordingly, what happens may be different from what we predict in our forward-looking statements.

                                TABLE OF CONTENTS

SUMMARY OF TERMS.............................................................S-7
   Mortgage Loans............................................................S-8
RISK FACTORS................................................................S-18
THE ISSUING ENTITY..........................................................S-31
THE SPONSOR.................................................................S-31
AFFILIATIONS AMONG TRANSACTION PARTIES......................................S-32
THE MORTGAGE POOL...........................................................S-32
   General..................................................................S-32
   The Index................................................................S-34
   Mortgage Loan Statistics.................................................S-34
   Group I Mortgage Loan Statistics.........................................S-35
   Group II Mortgage Loan Statistics........................................S-36
STATIC POOL INFORMATION.....................................................S-37
THE ORIGINATOR..............................................................S-38
   Fremont Investment & Loan................................................S-38
   Standards of the Originator..............................................S-38
   Risk Categories..........................................................S-41
THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIAN.........S-42
   The Master Servicer......................................................S-42
   The Securities Administrator.............................................S-43
   The Custodian............................................................S-44
THE SERVICERS...............................................................S-44
   Fremont Investment & Loan................................................S-44
   Wells Fargo Bank.........................................................S-47
THE CREDIT RISK MANAGER.....................................................S-49
THE POOLING AGREEMENT.......................................................S-50
   General..................................................................S-50
   Assignment of the Mortgage Loans; Representations and Warranties
      Relating to the Mortgage Loans........................................S-50
   Payments on Mortgage Loans; Deposits to Collection Account and
      Distribution Account..................................................S-52
   Advances.................................................................S-52
   Servicing and Other Compensation and Payment of Expenses.................S-53
   Removal and Resignation of the Servicer..................................S-54
   The Trustee..............................................................S-55
   Voting Rights............................................................S-56
   Amendment................................................................S-56
   Termination..............................................................S-57
   Servicing of Delinquent Mortgage Loans...................................S-57
DESCRIPTION OF THE CERTIFICATES.............................................S-58
   General..................................................................S-58
   Interest Distributions...................................................S-58
   Principal Distributions..................................................S-60
   Credit Enhancement.......................................................S-63
   Overcollateralization and Excess Cash Flow Provisions....................S-64
   Allocation of Losses; Subordination......................................S-65
   Definitions..............................................................S-67
   Pass-Through Rates.......................................................S-76
   The Interest Rate Swap Agreement and the Swap Provider...................S-77
   Calculation of One-Month LIBOR...........................................S-81
   Residual Interests.......................................................S-82
   Reports to Certificateholders............................................S-82
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................S-84
   General Prepayment and Default Considerations............................S-84
   Special Yield Considerations.............................................S-85

   Weighted Average Lives...................................................S-86
   Yield Sensitivity of the Mezzanine Certificates.........................S-104
LEGAL PROCEEDINGS..........................................................S-104
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................S-104
STATE AND LOCAL TAXES......................................................S-107
CERTAIN ERISA CONSIDERATIONS...............................................S-107
LEGAL INVESTMENT CONSIDERATIONS............................................S-109
LEGAL MATTERS..............................................................S-110
RATINGS....................................................................S-110
INDEX OF DEFINED TERMS.....................................................S-112

ANNEX I:  AGGREGATE MORTGAGE LOAN CHARACTERISTICS............................I-1
ANNEX II:  GROUP I MORTGAGE LOAN CHARACTERISTICS............................II-1
ANNEX III:  GROUP II MORTGAGE LOAN CHARACTERISTICS..........................II-1
ANNEX IV:  ASSUMED  MORTGAGE LOAN CHARACTERISTICS...........................II-1

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

    This summary provides a brief description of material aspects of this offering and does not contain all of the information that you need to consider in making an investment decision. To understand the terms of the Class A and mezzanine certificates, read carefully this entire document and the accompanying prospectus.

    This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

Offered Certificates

    On the closing date, SG Mortgage Securities Trust 2006-FRE2 will issue nineteen classes of certificates, sixteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of fixed rate and adjustable rate subprime mortgage loans having the characteristics described in this prospectus supplement. The classes of certificates listed in the table on the cover page of this prospectus supplement are the only classes of offered certificates.

    The Class A and mezzanine certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or except in the case of the Class M-10 and Class M-11 Certificates upon request, through Clearstream Banking Luxembourg and the Euroclear Bank SA/NV (in Europe) in minimum denominations of $100,000.

Non-Offered Certificates

    The issuing entity will issue three additional classes of certificates. These certificates will be designated as the Class CE Certificates, Class P Certificates and Class R Certificates and are not being offered to the public by this prospectus supplement and the accompanying prospectus. Any information about the non-offered certificates presented in this prospectus supplement is presented only to provide a better understanding of the offered certificates.

    The Class CE Certificates will have an initial certificate principal balance of approximately $33,299,900, which approximates the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans, together with the mezzanine certificates, are sometimes referred to as the "subordinate certificates" in this prospectus supplement.

    The Class P Certificates will have an original principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans.

    The Class R Certificates will not have an original principal balance and represent the sole class of residual interests in each related REMIC. The Class R Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans.

    We refer you to "Description of the Certificates--General" and "The Mortgage Pool" in this prospectus supplement.

Transaction Parties

    Issuing Entity. SG Mortgage Securities Trust 2006-FRE2. The trust will be established under a pooling and servicing agreement among SG Mortgage Securities, LLC, as depositor, Wells Fargo Bank, N.A., as servicer, Wells Fargo Bank, N.A., as master servicer, securities administrator and custodian, and U.S. Bank National Association, as trustee.

    Depositor. SG Mortgage Securities, LLC, a Delaware limited liability company and a wholly owned subsidiary of SG Mortgage Finance Corp. Its office is currently located at 1221 Avenue of the Americas, New York, New York 10020. We refer you to "The Depositor" in the prospectus for additional information.

    Sponsor. SG Mortgage Finance Corp., a Delaware corporation. Its office is currently located at 1221 Avenue of the Americas, New York, New York 10020. We refer you to "The Sponsor" in the prospectus for additional information.

    Originator and Interim Servicer. Fremont Investment & Loan, a California industrial bank. Its principal executive office is currently located at 2727 East Imperial Highway, Brea, California 92821. We refer you to "The Originator" and "The Servicers" in this prospectus supplement for additional information.

    Servicer. On or after the transfer of servicing to it by the interim servicer, Fremont Investment & Loan, that is scheduled to occur September 1, 2006, Wells Fargo Bank, N.A., a national banking association. Its servicing office is located at One Home Campus, Des Moines, Iowa 50328-0001. We refer you to "The Servicers" in this prospectus supplement for additional information. Prior to the transfer of servicing by it to Wells Fargo Bank, N.A., the interim servicer will be required to service the mortgage loans.

    Master Servicer and Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its master servicing office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. We refer you to "The Master Servicer" and "The Securities Administrator" in this prospectus supplement for additional information.

    Trustee. U.S. Bank National Association, a national banking association. The corporate trust office of the Trustee is One Federal Street, Third Floor, Boston, Massachusetts 02110.

    Custodian. Wells Fargo Bank, N.A., a national banking association. We refer you to "The Custodian" in this prospectus supplement for additional information.

    Credit Risk Manager. Clayton Fixed Income Services Inc. (formerly known as "The Murrayhill Company"), a Colorado corporation. We refer you to "The Credit Risk Manager" in this prospectus supplement for additional information.

    Swap Provider. Bear Stearns Financial Products Inc. We refer you to "Description of the Certificates--Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement for additional information.

    NIMS Insurer. In the future, the Sponsor may decide to proceed with the issuance of net interest margin securities ("NIMS") to be backed, in whole or in part, by the Class CE and Class P Certificates. The NIMS, if issued, would be issued by an affiliate of the depositor or the Sponsor or by one or more entities sponsored by an affiliate of the depositor or the Sponsor after the closing date. One or more insurance companies ("NIMS insurer") may issue a financial guaranty insurance policy covering certain payments to be made on the NIMS, if issued. In such event, the NIMS insurer will have various rights under the pooling and servicing agreement and will be able to exercise certain rights that could adversely impact the holders of the certificate. See "Risk Factors--Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Class A and Mezzanine Certificates" in this prospectus supplement.

Relevant Dates

    Statistical Calculation Date. June 1, 2006.

    Cut-off Date. July 1, 2006.

    Closing Date. On or about July 13, 2006.

    Distribution Date. The 25th day of each month or, if that day is not a business day, the next business day, beginning in August, 2006.

    Final Scheduled Distribution Date. The distribution date that occurs in July 2036. The actual final distribution date could occur substantially earlier or later than the final scheduled distribution date.

    See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

    Record Date. In the case of any certificate held in book-entry form, the business day preceding the distribution date. In the case of any certificate held in registered, certificated form, the last business day of the month immediately preceding the month in which the distribution date occurs.

Mortgage Loans

    References to percentages of the mortgage loans under this section are calculated based on the aggregate scheduled principal balance of the mortgage loans as of June 1, 2006, the Statistical Calculation Date. It is not anticipated that any material pool characteristic of the mortgage pool at the time of issuance of the certificates will differ by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the mortgage pool in this prospectus supplement. After the date of this prospectus supplement and on or prior to the closing date, additional mortgage loans may be added to the mortgage pool and some mortgage loans may be removed from the mortgage pool, as described under "The Mortgage Pool" in this prospectus supplement. However, the removal and inclusion of such other mortgage loans will not materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

    On the Statistical Calculation Date the mortgage pool consisted of 8,145 conventional, one to four family, first and second lien, fixed rate and adjustable rate mortgage loans on residential real properties (the "Mortgage Loans").

    For purposes of calculating interest and principal distributions on the Class A-1 Certificates and the group II Class A certificates, the Mortgage Loans have been divided into two loan groups, designated as the "Group I Mortgage Loans" and the "Group II Mortgage Loans." The Group I Mortgage Loans consist of first and second lien, fixed rate and adjustable rate mortgage loans with principal balances at origination that conformed to Fannie Mae and Freddie Mac loan limits. The Group II Mortgage Loans consist of first and second lien, fixed rate and adjustable rate mortgage loans with principal balances at origination that may or may not have conformed to Fannie Mae and Freddie Mac loan limits.

    The Class A-1 Certificates generally receive distributions from payments received on the Group I Mortgage Loans. The group II Class A certificates generally receive distributions from payments received on the Group II Mortgage Loans. The mezzanine certificates receive distributions from payments received on all of the Mortgage Loans.

    The Group I Mortgage Loans consist of 4,132 Mortgage Loans and have an aggregate principal balance of approximately $744,884,737 as of the Statistical Calculation Date. The Group I Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Statistical Calculation Date:

Range of mortgage rates....................................    5.500% to 13.400%
Weighted average mortgage rate.............................               8.570%
Range of gross margins(*)..................................     3.316% to 6.990%
Weighted average gross margin(*)...........................               6.239%
Range of minimum mortgage rates(*).........................    5.500% to 13.400%
Weighted average minimum mortgage rate(*)..................               8.581%
Range of maximum mortgage rates(*).........................   11.500% to 19.400%
Weighted average maximum mortgage rate(*)..................              14.581%
Weighted average remaining term to stated maturity.........           358 months
Range of principal balances................................  $19,952 to $625,500
Average principal balance..................................             $180,272
Range of original combined loan-to value ratios............    13.46% to 100.00%
Weighted average original combined loan to value ratio.....               78.83%
Weighted average next adjustment date(*)...................             May 2008

------------------
(*)   Includes only Group I Mortgage Loans that are adjustable rate.

    The Group II Mortgage Loans consist of 4,013 Mortgage Loans and have an aggregate principal balance of approximately $1,075,319,071 as of the Statistical Calculation Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Statistical Calculation Date:

Range of mortgage rates...................................     5.700% to 13.775%
Weighted average mortgage rate............................                8.343%
Range of gross margins(*).................................      3.770% to 6.990%
Weighted average gross margin(*)..........................                6.026%
Range of minimum mortgage rates(*)........................     5.700% to 12.350%
Weighted average minimum mortgage rate(*).................                8.142%
Range of maximum mortgage rates(*)........................    11.700% to 18.350%
Weighted average maximum mortgage rate(*).................               14.142%
Weighted average remaining term to stated maturity........            359 months
Range of principal balances............................... $19,917 to $1,117,760
Average principal balance.................................              $267,959
Range of original combined loan-to value ratios...........     34.00% to 100.00%
Weighted average original combined loan to value ratio....                82.97%
Weighted average next adjustment date(*)..................              May 2008

------------------
(*) Includes only Group II Mortgage Loans that are adjustable rate.

    The Mortgage Loans consist of 8,145 mortgage loans and in the aggregate have a principal balance of approximately $1,820,203,808 as of the Statistical Calculation Date. The Mortgage Loans have the following characteristics as of the Statistical Calculation Date:

Range of mortgage rates...................................     5.500% to 13.775%
Weighted average mortgage rate............................                8.436%
Range of gross margins(*).................................      3.316% to 6.990%
Weighted average gross margin(*)..........................                6.114%
Range of minimum mortgage rates(*)........................     5.500% to 13.400%
Weighted average minimum mortgage rate(*).................                8.322%
Range of maximum mortgage rates(*)........................    11.500% to 19.400%
Weighted average maximum mortgage rate(*).................               14.323%
Weighted average remaining term to stated maturity........            358 months
Range of principal balances............................... $19,917 to $1,117,760
Average principal balance.................................              $223,475
Range of original combined loan-to value ratios...........     13.46% to 100.00%
Weighted average original combined loan to value ratio....                81.28%
Weighted average next adjustment date(*)..................              May 2008

------------------
(*) Includes only the Mortgage Loans that are adjustable rate.

    As further described in this prospectus supplement, the mortgage rate on each adjustable rate Mortgage Loan will adjust semi annually on each adjustment date to equal the sum of (A) six-month LIBOR (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under "The Mortgage Pool" in this prospectus supplement. See also "The Mortgage Pool--The Index" in this prospectus supplement.

    The first adjustment date on the adjustable rate Mortgage Loans will occur after an initial period of approximately two, three or five years from the date of origination, as more fully described under "The Mortgage Pool" in this prospectus supplement.

    For additional information regarding the Mortgage Loans, see "The Mortgage Pool" in this prospectus supplement.

    The offered certificates and the non-offered certificates described on pages S-7 are the only securities backed by this mortgage pool that will be issued.

Servicing

    Wells Fargo Bank, N.A. will service the Mortgage Loans (except for the period beginning on the closing date and scheduled to end on September 1, 2006, during which period Fremont Investment & Loan will act as interim servicer for the

Mortgage Loans) as more fully described under "The Pooling Agreement" herein.

    The servicing fee for each Mortgage Loan is payable out of the interest payments on that Mortgage Loan prior to payments to certificateholders. The servicing compensation consist of (x) servicing fees payable to the servicer, which are payable with respect to each Mortgage Loan at a rate of 0.50% per annum on the scheduled principal balance of each Mortgage Loan, and (y) other related compensation payable to the servicer including assumption fees, late payment charges and other miscellaneous servicing fees (except for prepayment charges which, to the extent collected from mortgagors, will be distributed to the holders of the Class P Certificates).

Master Servicer and Securities Administrator

    Wells Fargo Bank, N.A. will serve as the Master Servicer and the Securities Administrator as more fully described under "The Master Servicer," "The Securities Administrator" and "The Pooling and Servicing Agreement" herein.

    Wells Fargo Bank, N.A., as Master Servicer, will be entitled to investment income on amounts on deposit in the distribution account.

    The Securities Administrator will be compensated by the Master Servicer.

Repurchases or Substitutions of Mortgage Loans

    The Sponsor or the Originator will make certain representations and warranties with respect to each mortgage loan. Upon discovery of a breach of such representations and warranties, which breach materially and adversely affects the interests of the certificateholders in such mortgage loan, the Originator or the Sponsor, as applicable, will be obligated to cure such breach or to repurchase or substitute such mortgage loan.

    Likewise, as described under "Description of the Securities--Review of Mortgage Loan or Contract Documents" in the prospectus, if the Originator cannot cure certain documentary defects with respect to a mortgage loan, the Originator will be required to repurchase the related mortgage loan. If the conditions described under "The Issuing Entities--Limited Right of Substitution" in the prospectus are satisfied, a substitution may be made in lieu of such repurchase obligation. See "The Issuing Entities--Repurchases of Mortgage Collateral" in the prospectus.

Distribution Dates

    The Securities Administrator will make distributions on the certificates on the 25th day of each calendar month beginning in August, 2006 to the holder of record of the certificates as of the related record date.

The Certificates

    The Class A and Mezzanine Certificates. The Class A Certificates and the mezzanine certificates are the only classes of certificates offered by this prospectus supplement. The offered certificates will have the characteristics described in this prospectus supplement.

    The pass-through rate on each class of Class A Certificates and mezzanine certificates is variable and will be calculated for each distribution date as described below and under "Description of the Certificates--Pass Through Rates" in this prospectus supplement. The pass through rate on each class of Class A certificates and mezzanine certificates is a per annum rate based on one month LIBOR plus an applicable spread, subject to a rate cap. The rate cap for the Class A Certificates is calculated based on the weighted average mortgage rate of the Mortgage Loans in the related loan group, less the rate at which fees are payable to the Servicer and the Credit Risk Manager and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider that is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group. The rate cap for the mezzanine certificates will equal the weighted average of the rate caps for the Class A-1 Certificates and group II Class A Certificates weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates, and in each case, adjusted for the actual number of days which have elapsed in the related interest accrual period.

    The initial spread relating to each class of Class A Certificates and mezzanine certificates is set forth below:

         Class                 Initial Spread
------------------------       --------------
Class A-1...............
Class A-2A..............
Class A-2B..............
Class A-2C..............
Class A-2D..............
Class M-1...............
Class M-2...............
Class M-3...............
Class M-4...............
Class M-5...............
Class M-6...............
Class M-7...............
Class M-8...............
Class M-9...............
Class M-10..............
Class M-11..............

    Each spread is subject to increase after the optional termination date as more fully described under "Description of the Certificates-Pass-Through Rates" in this prospectus supplement.

    The offered certificates will be sold by the Depositor to SG Americas Securities, LLC and Bear, Stearns & Co. Inc., the underwriters, on the closing date.

    The offered certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See "Description of the Certificates-Book-Entry Certificates" in this prospectus supplement.

    Class CE Certificates. The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $33,299,900 (which is equal to approximately 1.85% interest in the trust) and represents the initial overcollateralization required by the pooling and servicing agreement.

    Class P Certificates. The Class P Certificates are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

    Class R Certificates. The Class R Certificates, which are not offered by this prospectus supplement, represent the residual interests in the trust.

Distribution Priorities

    Distributions on the certificates are required to be made monthly on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the Servicer, the Credit Risk Manager, the Master Servicer, the Securities Administrator, the Trustee and the Custodian) to the classes of certificates in the following order of priority:

    (a) to the provider of the interest rate swap agreement of certain amounts payable to the swap provider;

    (b) from the portion of available funds allocable to interest payments on the Mortgage Loans, (i) first, pro rata, to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, payable first from the interest payments on the mortgage loans in the applicable loan group related to those classes of certificates and second from the amounts available from the other loan group and
(ii) second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, their accrued certificate interest;

    (c) (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in "Description of the Certificates--Principal Distributions" in this prospectus supplement) (i) first, to the Swap Provider certain amounts payable to the Swap Provider, (ii) second, to the Class A Certificates, pursuant to the allocation described below, until their respective certificate principal balances have been reduced to zero, and (iii) third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until their respective certificate principal balances have been reduced to zero;

        (2) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Swap Provider certain amounts payable to the Swap Provider, (ii) second, to the Class A Certificates, pursuant to the allocation described below, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A certificates (each as further described in "Description of the Certificates--Principal Distributions" in this prospectus supplement), until their respective certificate principal balances have been reduced to zero, and (iii) third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, the lesser of the remaining principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Principal Distributions" in this prospectus supplement), until their respective certificate principal balances have been reduced to zero;

    (d) any amount remaining after the distributions in clauses (a), (b) and (c) above, (i) first, an accelerated payment of principal to the classes of certificates then entitled to distributions of principal to the extent necessary to maintain the required overcollateralization, (ii) second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any unpaid interest amounts, (iii) third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, certain amounts representing realized losses on the mortgage loans incurred by such class on prior distribution dates as further described in "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement, (iv) fourth, concurrently to the holders of the classes of Class A Certificates pro rata, based on their respective entitlements to distributions of interest, certain amounts representing prepayment interest shortfalls to the extent not paid after the distributions in clauses (a), (b) and (c) above, and certain other shortfalls resulting from the application of the Servicemembers' Civil Relief Act or similar state or local law or the bankruptcy code, (v) fifth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, certain amounts representing prepayment interest shortfalls to the extent not paid after the distributions in clauses
(a), (b) and (c) above, and certain other shortfalls resulting from the application of the Servicemembers' Civil Relief Act or similar state or local law or the bankruptcy code, (vi) sixth, to the classes of Class A Certificates pro rata, based on their respective entitlements to distributions of interest, an amount equal to certain basis risk interest carryover amounts for that distribution date, (vii) seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, an amount equal to certain basis risk interest carryover amounts for that distribution date, and
(viii) eighth, to the Swap Provider or the Class CE, Class P or Class R Certificates, any remaining amounts.

    Principal distributions on the Class A-1 Certificates, will generally be made from principal payments on the Group I Mortgage Loans, until its certificate principal balance has been reduced to zero. Principal distributions on the group II Class A Certificates (i.e., Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) will generally be made from principal payments on the Group II Mortgage Loans, and such distributions will be paid sequentially, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective certificate principal balances have been reduced to zero. However, from and after the distribution date on which the aggregate of the certificate principal balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates and the certificate principal balance of the Class CE Certificates have been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be distributed pro rata among those classes, based on their respective certificate principal balances, until their certificate principal balances have been reduced to zero.

    "Stepdown Date" as defined in "Description of the Certificates-- Definitions" in this prospectus supplement and generally means the earlier to occur of (i) the first distribution date on which the aggregate of the certificate principal balances of the Class A certificates have been reduced to zero and (ii) the later to occur of (a) the distribution date in August 2009 and
(b) the first distribution date on which the subordination below the Class A Certificates is greater than or equal to 40.60% of the aggregate stated principal balance of the Mortgage Loans for that distribution date.

    "Trigger Event" is defined in the "Description of the Certificates-- Definitions" in this prospectus supplement and generally means either (i) with respect to any distribution date, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described in the definition of "Trigger Event" set forth in "Description of the Certificates--Definitions" in this prospectus supplement, or
(ii) with respect to any distribution date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of Mortgage Loans that are 60 days or more delinquent (including Mortgage Loans in foreclosure and Mortgage Loans related to REO property) and (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Trigger Event" set forth in "Description of the Certificates--Definitions" in this prospectus supplement.

    In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the trust under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

Advances

    The Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under "The Pooling Agreement-Advances". To the extent provided in the pooling and servicing agreement, the Trustee (in its capacity as successor servicer to Wells Fargo Bank, N.A., as Servicer) and the Master Servicer (in its capacity as successor servicer to the Interim Servicer) will be obligated to make any required delinquency advances that the Servicer is required to make under the Pooling Agreement if the Servicer fails to do so. These advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses. The Servicer, the Master Servicer and the Trustee are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

    We refer you to "The Pooling Agreement--Advances" in this prospectus supplement and "Description of the Securities--Advances" in the prospectus for additional information.

Optional Termination

    Wells Fargo Bank, N.A., as the servicer, may purchase all of the Mortgage Loans and any REO properties and retire the certificates when the aggregate principal balance of the Mortgage Loans in the mortgage pool is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    We refer you to "The Pooling Agreement--Termination" and "Description of the Certificates--Pass-Through Rates" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the prospectus for additional information.

Credit Enhancement

    The credit enhancement provided for the benefit of the holders of the Class A and mezzanine certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under "Description of the Certificates-Credit Enhancement," "--Allocations of Losses; Subordination", and "--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement.

    Subordination. The rights of the holders of the mezzanine certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A certificates.

    In addition, the Class CE Certificates are subordinated to all classes of Class A and mezzanine certificates. Within the classes of mezzanine certificates, each class of mezzanine certificates, other than the Class M-1 Certificates, is subordinated to the class or classes of mezzanine certificates with a lower numerical class designation.

    Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

    Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A and mezzanine certificates and to pay certain fees and expenses of the trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at the required level.

    Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, mezzanine and Class P Certificates on the closing date by approximately $33,299,900, which is equal to the initial certificate principal balance of the Class CE Certificates. This amount represents approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required under the pooling and servicing agreement. See "Description of the Certificates-Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement.

    Allocation of Losses. If, on any distribution date, there is not sufficient excess interest, overcollateralization (represented by the Class CE Certificates) or net swap payments to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement, then realized losses on the Mortgage Loans will be allocated to the Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, sequentially in that order, in each case until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A certificates; however, investors in the Class A certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A certificates all interest and principal amounts to which these certificates are then entitled. See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Interest Rate Swap Agreement

    The Class A and mezzanine certificates will have the benefit of an interest rate swap agreement provided by Bear Stearns Financial Products Inc., the swap provider, for each distribution date commencing in August 2006 and terminating on the distribution date in July 2011, unless terminated earlier in accordance with the provisions of the interest rate swap agreement.

    Pursuant to the interest rate swap agreement, on the business day prior to each distribution date, (i) the Trust will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) (A) 5.35%, in the first period or (B) 5.60% in all subsequent periods, (y) the swap notional amount for that distribution date set forth in this prospectus supplement under "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from the closing date to but excluding the first distribution date on a 30/360 basis), and the denominator of which is 360; and (ii) the Swap Provider will be obligated to pay to the swap account for the benefit of the holders of the Class A and mezzanine certificates, a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the swap notional amount for that distribution date set forth in this prospectus supplement under "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider," and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

    A net payment will be required to be made on the business day prior to each distribution date by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount, and this amount will be available for distribution to the Class A and mezzanine certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the mezzanine certificates as described in this prospectus supplement. If, on any distribution date, the net swap payment with respect to the mezzanine certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the mezzanine certificates for such distribution date, after making the distributions set forth under "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement, any remaining amounts will be distributed to the Class CE Certificates. See "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

    Upon early termination of the interest rate swap agreement, the trust or the Swap Provider may be responsible for making a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. See "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

    Amounts payable by the Securities Administrator in respect of net swap payments and swap termination payments that are not payable as a result of the occurrence of a swap provider trigger event will be paid to the Swap Provider on each distribution date before distributions to certificateholders and will first be deposited to the swap account before payment to the Swap Provider.

    Unless the Servicer collects subsequent recoveries on Mortgage Loans for which realized losses were allocated to the mezzanine certificates, once realized losses are allocated to the mezzanine certificates, their certificate principal balances will be permanently reduced by the amount so allocated. However, the amount of any realized losses allocated to the mezzanine certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

Ratings

    It is a condition of the issuance of the offered certificates that they be assigned ratings not lower than set forth below by Moody's Investors Service, Inc., Fitch Ratings, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Dominion Bond Rating Service:

Offered Certificates      Moody's/S&P/Fitch/DBRS
---------------------     ----------------------
Class A-1..........           Aaa/AAA/AAA/AAA
Class A-2A.........           Aaa/AAA/AAA/AAA
Class A-2B.........           Aaa/AAA/AAA/AAA
Class A-2C.........           Aaa/AAA/AAA/AAA
Class A-2D.........           Aaa/AAA/AAA/AAA
Class M-1..........        Aa1/AA+/AA+/AA (High)
Class M-2..........            Aa2/AA/AA+/AA
Class M-3..........         Aa3/AA/AA/AA (Low)
Class M-4..........         A1/A+/AA-/A (High)
Class M-5..........             A2/A+/A+/A
Class M-6..........              A3/A/A/A
Class M-7..........         Baa1/BBB+/A/A (Low)
Class M-8..........       Baa2/BBB/A-/BBB (High)
Class M-9..........         Baa3/BBB-/BBB+/BBB
Class M-10.........          Ba1/BBB-/BBB/BBB
Class M-11.........       Ba2/BB+/BBB-/BBB (Low)

    A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. In addition, the ratings do not address the likelihood of the receipt of any amounts under the interest rate swap agreement.

    We refer you to "Ratings" in this prospectus supplement for additional information.

Tax Status

    Cadwalader, Wickersham & Taft LLP is acting as tax counsel to the depositor and is of the opinion that:

    o portions of the trust will be treated as multiple REMICs for federal income tax purposes; and

    o the Class A and mezzanine certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will also represent interests in certain basis risk interest carryover payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as a notional principal contract for federal income tax purposes.

ERISA Considerations

    Subject to the conditions described under "Certain ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Prior to termination of a separate trust account which holds any proceeds from the interest rate swap agreement, a benefit plan must meet the requirements of an investor-based class exemption to purchase the offered certificates.

    In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "Certain ERISA Considerations" in this prospectus supplement.

Legal Investment

    None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

    The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Class A and mezzanine certificates. Unless otherwise noted, references to percentages of the Mortgage Loans are by aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates

    The Mortgage Loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These Mortgage Loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers. The underwriting standards used in the origination of the Mortgage Loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the Mortgage Loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust are likely to experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Unpredictability of Prepayments and Effect on Yields

    Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage Loans. A prepayment of a Mortgage Loan will result in accelerated principal payments on the certificates.

    o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

    o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

    o The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed rate Mortgage Loans, those Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on those Mortgage Loans. In addition, if interest rates decline, adjustable rate mortgage loan prepayments may increase due to the availability of fixed rate mortgage loans or other adjustable rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed rate and adjustable rate mortgage loans may decrease. Furthermore, adjustable rate mortgage loans may prepay at different rates and in response to different factors than fixed rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

    o Approximately 61.10% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to three years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

    o The Originator or the Sponsor may be required to repurchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Servicer may purchase or repurchase Mortgage Loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement. These purchases will have the same effect on the holders of the Class A and mezzanine certificates as a prepayment of those Mortgage Loans.

    o The Servicer may purchase all of the Mortgage Loans when the aggregate principal balance of the Mortgage Loans in the mortgage pool is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans in the mortgage pool as of the Cut-off Date.

    o If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

    o As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization as described herein, liquidations of defaulted Mortgage Loans, whether or not realized losses are allocated to the mezzanine certificates upon such liquidations, will result in an earlier return of principal to the Class A and mezzanine certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yields on those certificates.

    o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A and mezzanine certificates then entitled to principal distributions at any time that the overcollateralization falls below the required level.

    See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Certificates

    The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors are encouraged to consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to borrowers affected in some way by past and possible future events.

    In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act. See "Certain Legal Aspects of Mortgage Loans and Contracts--Servicemembers Civil Relief Act" in the prospectus. Certain shortfalls in interest collection arising from the application of the Servicemembers Civil Relief Act or any state law providing for similar relief will not be covered by the Master Servicer or the Servicer.

Second Lien Loan Risk

    Approximately 6.10% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined original loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" in the prospectus.

Interest Only Mortgage Loans

    Approximately 8.29% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, require the borrowers to make monthly payments only of accrued interest for the first 60 months following origination. Interest-only mortgage loans have been originated in significant volume only recently. As a result, the long-term performance of these loans are largely unknown. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made on such Mortgage Loans for 60 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Class A and mezzanine certificates that are purchased at a discount. Investors are encouraged to consider the fact that interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, the interest-only mortgage loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing mortgage loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

Potential Inadequacy of Credit Enhancement for the Class A and Mezzanine Certificates

    The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the mezzanine certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, none of the Master Servicer, the Servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

    If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

    The weighted average of the mortgage rates on the Mortgage Loans is expected to be higher than the weighted average of the pass-through rates on the Class A and mezzanine certificates. The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Class A and mezzanine certificates and to pay certain fees and expenses of the trust (including the net swap payment, if any, or any swap termination payment owed to the Swap Provider other than any swap termination payment resulting from a swap provider trigger event). Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

    o Every time a Mortgage Loan is prepaid in full or in part, liquidated or written off, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

    o If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A and mezzanine certificates.

    o The fixed rate Mortgage Loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable rate Mortgage Loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A and mezzanine certificates. In addition, the first adjustment of the mortgage rates for approximately 98.82% of the adjustable rate Mortgage Loans (by aggregate principal balance of the adjustable rate Mortgage Loans in the mortgage pool as of the Statistical Calculation Date) will occur two years after the date of origination; and the first adjustment of the mortgage rates for approximately 0.87% of the adjustable rate Mortgage Loans (by aggregate principal balance of the adjustable rate Mortgage Loans as of the Statistical Calculation Date) will occur three years after the date of origination and the first adjustment of the mortgage rates for approximately 0.31% of the adjustable rate Mortgage Loans (by aggregate principal balance of the adjustable rate Mortgage Loans as of the Statistical Calculation Date) will occur five years after the date of origination. As a result, the pass-through rates on the Class A and mezzanine certificates may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the adjustable rate Mortgage Loans decline. In either case, this would require that more of the interest generated by the Mortgage Loans be applied to cover interest on the Class A and mezzanine certificates.

    o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

The Mortgage Pool May Contain Delinquent Mortgage Loans, Which May Decrease the Amount of Principal Distributed to You

    As of the Cut-off Date, not more than approximately 2.00% of the mortgage loans (by the Cut-off Date principal balance) are between 31 and 59 days delinquent based on OTS methodology, but none of the mortgage loans will be 60 days or more delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal distributed to any class of offered certificate may be less than the certificate principal balance of a class on the day that class was issued.

Effect of Mortgage Rates on the Pass-Through Rates

    The Class A and mezzanine certificates accrue interest at pass-through rates based on a one-month LIBOR index plus a specified margin, but such pass-through rates are subject to a limit. The limit on the pass-through rates on the Class A and mezzanine certificates is based on the weighted average of the mortgage rates on the Mortgage Loans (in the applicable loan group in the case of the Class A certificates) net of certain fees and expenses of the trust (including the net swap payment, if any, or any swap termination payment owed to the swap provider other than a swap termination payment due to a Swap Provider trigger event).

    The adjustable rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable rate Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally two years, three years or five years after the origination thereof. The fixed rate Mortgage Loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A and mezzanine certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

    A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Class A and mezzanine certificates. Some of these factors are described below.

    o The pass-through rates for the Class A and mezzanine certificates may adjust monthly while the mortgage rates on the adjustable rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed rate Mortgage Loans do not adjust. Furthermore, the adjustable rate Mortgage Loans will have the first adjustment to their mortgage rates generally two years, three years or five years following their origination. Consequently, the limit on the pass-through rates on the Class A and mezzanine certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

    o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Class A and mezzanine certificates are more likely to be limited.

    o The index used to determine the mortgage rates on the adjustable rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable rate Mortgage Loans may decline while the pass-through rates on the Class A and mezzanine certificates are stable or rising. It is also possible that the mortgage rates on the adjustable rate Mortgage Loans and the pass-through rates on the Class A and mezzanine certificates may both decline or increase during the same period, but that the pass-through rates on the Class A and mezzanine certificates may decline more slowly or increase more rapidly.

    If the pass-through rate on any class of Class A and mezzanine certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such class of certificates on such distribution date or future distribution dates, to the extent that on such distribution dates there are available funds remaining after certain other distributions on the Class A and mezzanine certificates and the payment of certain fees and expenses of the trust (including the net swap payment, if any, or any swap termination payment owed to the swap provider other than a swap termination payment due to a Swap Provider trigger event).

    Amounts used to pay such shortfalls on the Class A and mezzanine certificates may be supplemented by the interest rate swap agreement to the extent the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date, in each case to the extent such amounts are available in the priority described in this prospectus supplement. However, the amount received from the Swap Provider under the interest rate swap agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

    The weighted average lives of, and the yields to maturity on the mezzanine certificates will be progressively more sensitive, in increasing order of their distribution priorities, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of mezzanine certificates then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such certificates than would otherwise be the case. Once a realized loss is allocated to a mezzanine certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the mezzanine certificates may be distributed to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" and "Description of the Certificates--Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

    Unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero, the mezzanine certificates will not be entitled to any principal distributions until at least August 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the mezzanine certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the mezzanine certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Furthermore, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

    In addition, the multiple class structure of the mezzanine certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates or a class of mezzanine certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the mezzanine certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

The Yield to Maturity on the Mezzanine Certificates will be Particularly Sensitive to the Rate of Prepayments on the Mortgage Loans

    The multiple class structure of the mezzanine certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates, covered by net swap payments received under the interest rate swap agreement or allocated to a class of mezzanine certificates with a lower distribution priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the mezzanine certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

    When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Servicer's servicing compensation for the related period. The Master Servicer is required to cover any prepayment interest shortfall which the Servicer was required to cover but which the Servicer defaulted in its obligation to cover, but only to the extent set forth in the pooling and servicing agreement. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or any state law providing for similar relief will not be covered by the Servicer or the Master Servicer.

    On any distribution date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any state law providing for similar relief and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicer or the Master Servicer will be allocated, first, to the Class M-11 Certificates, second, to the Class M-10 Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates and twelfth, to the Class A certificates, on a pro rata basis, based on their respective entitlements to interest before such reduction. If these shortfalls are allocated to the Class A and mezzanine certificates, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment. However, net monthly excess cashflow will be applied on that distribution date or future distribution dates to pay such shortfalls as described under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement.

Reimbursement of Advances by the Servicer Could Delay Distributions on the Certificates

    Under the pooling and servicing agreement, the Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the Mortgage Loans. The Servicer may make such advances from amounts held for future distribution. To the extent that the Servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and mezzanine certificates. Furthermore, the Servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Servicer that are higher, and potentially substantially higher, than one month's advance obligation.

A Transfer of Servicing After the Occurrence of an Event of Default May Increase the Risk of Payment Application Errors

    If the servicer defaults in its obligations under the pooling and servicing agreement, the servicing of the mortgage loans may be transferred to the Trustee or an alternate servicer, as described under "The Agreements-Events of Default" in the prospectus. In the event of such a transfer of servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor servicer.

The Transfer of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates

    As of the closing date, Fremont Investment & Loan will be servicing all of the mortgage loans on an interim basis. Wells Fargo Bank, N.A. is scheduled to become the Servicer of the Mortgage Loans by September 1, 2006. Although the transfer of servicing with respect to the Mortgage Loans to Wells Fargo Bank, N.A. is scheduled to occur by September 1, 2006, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults on the related mortgage loans could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or, if there are disruptions, that they will not adversely affect the yield on your certificates.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

    Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

    Mortgage Loans with higher loan-to-value ratios may present a greater risk of loss than Mortgage Loans with loan-to-value ratios of 80% or below. Approximately 30.04% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, had loan-to-value ratios (or combined original loan-to-value ratios, in the case of second lien Mortgage Loans) in excess of 80.00%, but no more than 100.00%, at origination. See "The Mortgage Pool-Mortgage Loan Statistics" in this prospectus supplement.

Simultaneous Second Lien Risk

    With respect to approximately 45.62% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, at the time of origination of the first lien Mortgage Loan, the originator also originated a second lien Mortgage Loan that may or may not be included in the trust. The weighted average original loan-to-value ratio of such Mortgage Loans described in the preceding sentence is approximately 80.62%, and the weighted average original combined loan-to-value ratio of such Mortgage Loans (including the second lien) is approximately 99.40%. With respect to Mortgage Loans that have second lien Mortgage Loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to Mortgage Loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the Servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their Mortgage Loan from the Originator or from any other lender.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

    Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default over a two-year time period. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Some of the Mortgage Loans Provide for Large Payments at Maturity

    Approximately 37.08% of the mortgage loans, by aggregate principal balance as of the Statistical Calculation Date, are not fully amortizing over their terms to maturity and thus, will require substantial principal payments, sometimes called a balloon amount, at their stated maturity. Mortgage loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property. See "The Mortgage Pool--General" in this prospectus supplement.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

    In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the mortgage loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their mortgage loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you anticipate.

Geographic Concentration

    The charts presented under Annexes I, II and III list the states with the highest concentrations of Mortgage Loans. Mortgaged properties in California, Florida, New York, Maryland and New Jersey may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

    In addition, the conditions below will have a disproportionate impact on the Mortgage Loans based on their location:

    o Economic conditions in states with high concentrations of Mortgage Loans which may or may not affect real property values may affect the ability of mortgagors to repay their Mortgage Loans on time.

    o Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

    o Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

    o A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, or hostilities such as terrorist actions or acts of war. The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

    Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

    The Mortgage Loans are also subject to federal laws, including:

    o the Federal Truth-in-Lending Act (as amended by the Home Ownership and Equity Protection Act of 1994) and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

    o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

    o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

    Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

     The Originator will represent that each Mortgage Loan was originated by it in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Originator will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

High Cost Loans

    The Originator will represent that none of the Mortgage Loans are "high cost loans" within the meaning of the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994 (the

"Homeownership Act") or any state law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Home Ownership Act and Similar State Laws" in the prospectus.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator's failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans. Lawsuits have been brought in various states making claims against assignees of "High Cost" loans within the meaning of the Homeownership Act for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

    Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Originator will be required to purchase such Mortgage Loan from the trust.

The Certificates Represent Interests in the Trust Only

    The certificates will not represent an interest in or obligation of the Depositor, the Sponsor, the Custodian, the Credit Risk Manager, the Master Servicer, the Servicer, the Originator, the Securities Administrator, the Trustee or any of their respective affiliates. Neither the certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by any other person. Proceeds of the assets included in the trust will be the sole source of distributions on the Class A and mezzanine certificates, and there will be no recourse to the Depositor, the Master Servicer, the Servicer, the Sponsor, the Securities Administrator, the Custodian, the Credit Risk Manager, the Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Class A and mezzanine certificates.

The Interest Rate Swap Agreement and the Swap Provider

    Any amounts received from the Swap Provider under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the Mortgage Loans allocated to the mezzanine certificates. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.35%, with respect to the first period, or 5.60% with respect to subsequent periods. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain or restore required overcollateralization or to cover interest shortfalls and realized losses on the Mortgage Loans. Any net swap payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A and mezzanine certificates. In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the interest rate swap agreement that was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.

    Upon early termination of the interest rate swap agreement, the trust or the Swap Provider may be responsible for making a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the Securities Administrator (solely from funds in the swap account) is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the application of the funds available for distribution to certificateholders, the mezzanine certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the Securities Administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of mezzanine certificates may suffer a loss as a result of such payment.

    To the extent that distributions on the Class A and mezzanine certificates depend in part on payments to be received by the Securities Administrator under the interest rate swap agreement, the ability of the Securities Administrator to make such distributions on the Class A and mezzanine certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the interest rate swap agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the Securities Administrator to obtain a suitable replacement interest rate swap agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates. See "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

The Credit Rating of the Swap Provider Could Affect the Rating of the Offered Certificates.

    The ratings on the offered certificates are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See "The Interest Rate Swap and the Swap Provider" in this prospectus supplement.

Lack of Liquidity

    Each of SG Americas Securities, LLC and Bear, Stearns & Co. Inc. intends to make a secondary market in the classes of offered certificates actually purchased by it, but none of them has any obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

    The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Reduction or Withdrawal of Ratings

    Each rating agency rating the Class A and mezzanine certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Class A and mezzanine certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Class A and Mezzanine Certificates as Investments

    The Class A and mezzanine certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The Class A and mezzanine certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Bankruptcy of the Depositor or the Sponsor May Delay or Reduce Collections on Loans

    The Depositor and the Sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the Depositor or the Sponsor for the certificates were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the Mortgage Loans that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the Mortgage Loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the Mortgage Loans and/or reductions in the amount of the payments paid to certificateholders. The Mortgage Loans would not constitute property of the estate of the Depositor or of the Sponsor if the transfers of the Mortgage Loans from the Sponsor to the Depositor and from the depositor to the trust are treated as true sales, rather than pledges, of the Mortgage Loans.

    The transactions contemplated by this prospectus supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the Sponsor or the Depositor, the transfers should be treated as true sales, and not as pledges. The Mortgage Loans should accordingly be treated as property of the trust and not as part of the bankruptcy estate of the Depositor or Sponsor. In addition, the Depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

    However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the Depositor or Sponsor secured by pledges of the Mortgage Loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the Mortgage Loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the Mortgage Loans and resulting delays or losses on the certificates could result.

The Bankruptcy of a Borrower May Increase the Risk of Loss on a Mortgage Loan

    If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require modifications of the terms of a mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Offered Certificates

    The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns. As of the Cut-off Date, approximately 100% mortgage loans will be recorded in the name of MERS. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the Trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

    The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

    For additional information regarding MERS and the MERS(R) System, see "Description of the Securities--Assignment of Mortgage Loans" in the accompanying prospectus.

Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates

    A financial guaranty insurance policy or policies may be issued by the NIMS insurer, if any, covering certain payments to be made on NIMS which may be issued by an affiliate of the depositor or of the sponsor or by one or more entities sponsored by an affiliate of the depositor or of the sponsor after the closing date. The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class CE and Class P Certificates, which are not offered hereby. The NIMS, if issued would not be backed by the trust (other than by the interests represented by the Class CE and Class P Certificates) or by any of the Class A or mezzanine certificates. Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMS insurer, if any, to make a required payment under the financial guaranty insurance policy, referred to as a "NIMS insurer default", the NIMS insurer will be entitled to exercise, among others, certain rights that preempt the rights of the holders of the Class A or mezzanine certificates, without the consent of such holders, and the holders of the Class A and mezzanine certificates may exercise such rights only with prior written consent of the NIMS insurer. Such rights are expected to include (i) the right to provide notices of Master Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the pooling and servicing agreement in the event of a default by the Master Servicer; (ii) the right to remove the Trustee, any co-trustee or Custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS insurer default exists, the NIMS insurer's consent will be required prior to, among other things: (i) the appointment of any successor Master Servicer or the removal of the Trustee; (ii) the appointment and removal of any subservicer or any co-trustee; or (iii) any amendment to the pooling and servicing agreement regardless of whether such amendment would affect the Class CE and Class P Certificates. Investors in the Class A and mezzanine certificates should note that:

    o any NIMS policy will not cover, or benefit in any manner whatsoever, the Class A or mezzanine certificates;

    o   the rights granted to any NIMS insurer are extensive;

    o the interests of any NIMS insurer may be inconsistent with, and adverse to, the interests of the holders of the Class A and mezzanine certificates, and the NIMS insurer has no obligation or duty to consider the interests of the Class A or mezzanine certificates in connection with the exercise or non-exercise of the NIMS insurer's rights;

    o any NIMS insurer's exercise of the rights and consents described above may negatively affect the Class A and mezzanine certificates, and the existence of such rights, whether or not exercised, may adversely affect the liquidity of the Class A and mezzanine certificates relative to other asset backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

    o there may be more than one series of notes insured by the NIMS insurer and the NIMS insurer will have the rights described in this prospectus supplement and in the pooling and servicing agreement so long as any such series of notes remain outstanding.

The Servicing Fee May be Insufficient to Engage Replacement Servicers

    To the extent that this prospectus supplement indicates that the fee payable to the Servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract replacement servicers to accept an appointment. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

Potential Conflict of Interest

    The amount and timing of distributions on the certificates generally will be dependent on the Servicer performing its servicing obligations and the Master Servicer performing its master servicing obligations in an adequate and timely manner. A potential conflict of interest exists because Wells Fargo Bank, N.A., which acts as the Master Servicer, the Securities Administrator and the Custodian, will also act as Servicer once the interim servicing periods ends. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer, Securities Administrator and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, N.A., acting through different personnel, will be performing these functions. The Master Servicer is required to act in accordance with the master servicing standard set forth in the pooling and servicing agreement, without regard to who the servicer is. If the Servicer fails to perform its servicing obligations, or if the Master Servicer fails to perform its master servicing obligations, this failure may result in the termination of the Servicer or the Master Servicer, as applicable. Any termination of the Servicer with its corresponding transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates may occur.

                               THE ISSUING ENTITY

    The Depositor will establish a trust, SG Mortgage Securities Trust 2006-FRE2 (the "Trust"), with respect to Series 2006-FRE2 under a pooling and servicing agreement, dated as of June 1, 2006 (the "Pooling Agreement"), among the Depositor, Wells Fargo Bank, N.A., the Securities Administrator and the Trustee. The Pooling Agreement is governed by the laws of the state of New York. On the closing date, the Depositor will deposit into the Trust a mortgage pool of Mortgage Loans secured by first and second liens on one- to four-family residential properties with terms to maturity of not more than 30 years. The Trust will not have any additional equity. The Securities Administrator will, for federal income tax purposes, maintain the books and records of the Trust on a calendar year basis. The Pooling Agreement authorizes the Trust to engage only in selling the certificates in exchange for the Mortgage Loans, entering into and performing its obligations under the Pooling Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making or causing to be made distributions to certificateholders.

    The Pooling Agreement provides that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be construed as a sale, the conveyance of the Mortgage Loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the Mortgage Loans and related collateral.

    The trust's fiscal year ends on December 31.

                                   THE SPONSOR

    SG Mortgage Finance Corp., or SGMF, is a corporation formed in the state of Delaware in May 2005. SGMF is headquartered in New York, New York. It is a wholly-owned subsidiary of SG Americas, Inc. SGMF, through a trust, buys residential mortgage loans secured by first and second liens on one- to four-family residential properties under several loan purchase programs from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. See "The Issuing Entities--Mortgage Collateral Sellers" in the prospectus for a general description of the characteristics used to determine eligibility of collateral sellers.

    SGMF began operations in May 2005. The mortgage loans are acquired by SGMF through a trust (the "Facility Trust") established by SGMF pursuant to the Trust Agreement, dated May 18, 2005 for the purpose of holding legal title in the mortgage loans for SGMF's benefit. Under the Facility Trust arrangement, Wells Fargo Bank, N.A., as trustee of the Facility Trust holds the Mortgage Loans in trust for the benefit of SGMF. The structuring of the offerings through SGMF's securitization program is done by the underwriters for each such transaction.

    SGMF sponsored its first securitization in 2005 with an issuance of mortgage-backed securities representing interests in a pool of mortgage loans with approximately $493 million in original principal balance.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

    The Depositor is a wholly-owned subsidiary of the Sponsor. SG Americas Securities, LLC, an underwriter, is an affiliate of the Depositor and the Sponsor and is an indirect wholly-owned subsidiary of SG Americas, Inc.

                                THE MORTGAGE POOL

    The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement") among the Originator, the Sponsor and the Depositor and acknowledged and agreed by Wells Fargo Bank, N.A., as interim trustee. Pursuant to the Pooling Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the certificateholders. See "The Pooling Agreement" herein.

    The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its underwriting standards described under "The Originator" in this prospectus supplement.

    Under the Mortgage Loan Purchase Agreement, the Originator and the Sponsor will make certain representations and warranties to the Depositor (which will be assigned to the Trustee) relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the Originator and the Sponsor will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. In the event Mortgage Loans are removed from or added to the mortgage pool after the date hereof but prior to on or about July 13, 2006 (the "Closing Date") and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission by the Depositor within four business days after the Closing Date.

    A Current Report on Form 8-K will be available to purchasers of the Certificates and will be filed, by the Issuing Entity, in its own name, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

    The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by the Originator at the time it sold the Mortgage Loans to the Sponsor.

General

    The pool of mortgage loans (the "Mortgage Pool") on June 1, 2006 (the "Statistical Calculation Date") consists of 8,145 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans") on residential real properties (the "Mortgaged Properties") having an aggregate principal balance as of the Statistical Calculation Date of approximately $1,820,203,808. The Mortgage Loans have original terms to maturity of not greater than 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as the "Group I Mortgage Loans" and the "Group II Mortgage Loans." The Group I Mortgage Loans on the Statistical Calculation Date consist of 4,132 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance of approximately $744,884,737 after application of scheduled payments due on or before the Statistical Calculation Date whether or not received. The principal balances of the Group I Mortgage Loans at origination conformed to Fannie Mae and Freddie Mac loan limits. The Group II Mortgage Loans on the Statistical Calculation Date consist of 4,013 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance of approximately $1,075,319,071 after application of scheduled payments due on or before the Statistical Calculation Date whether or not received. The principal balances of the Group II Mortgage Loans at origination may or may not have conformed to Fannie Mae and Freddie Mac loan limits.

    References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date.

    Approximately 62.92% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, provide for equal monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms or, in the case of adjustable rate Mortgage Loans, monthly payments that will be adjusted to an amount that will amortize such Mortgage Loans fully over their terms. Approximately 37.08% of the Mortgage Loans are Balloon Loans. Approximately 8.29% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, are interest only loans (the "Interest Only Loans") that require the related mortgagors to make monthly payments of only accrued interest for the first five years following origination. After such interest-only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

    Approximately 93.90% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties ("First Lien Mortgage Loans"). Approximately 6.10% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties ("Second Lien Mortgage Loans"). The Mortgaged Properties generally consist of attached, detached or semi detached, one to four family dwelling units, and individual condominium units.

    The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. Approximately 13.65% of the Mortgage Loans by aggregate principal balance as of the Statistical Calculation Date are fixed-rate mortgage loans and approximately 86.35% of the Mortgage Loans by aggregate principal balance as of the Statistical Calculation Date are adjustable-rate mortgage loans. The adjustable-rate mortgage loans are referred to in this prospectus supplement as "ARM Loans". All of the ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of two, three or five years from the date of origination thereof (each, a "Delayed First Adjustment Mortgage Loan"). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). As to each Mortgage Loan, the Servicer will be responsible for calculating and implementing Mortgage Rate adjustments. On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the "Gross Margin") for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the "Initial Periodic Rate Cap") specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the "Subsequent Periodic Rate Cap") specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the "Maximum Mortgage Rate") over the life of the ARM Loan or be less than a specified minimum mortgage rate (the "Minimum Mortgage Rate") over the life of the ARM Loan. The weighted average Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately 2.152% per annum and 1.500% per annum, respectively, by aggregate principal balance as of the Statistical Calculation Date. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See "The Mortgage Pool--The Index" in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

    Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

    Approximately 61.10% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, provide for payment by the mortgagor of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the related Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans. However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the Servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of the Mortgage Loans and Contracts-Default Interest and Limitations or Prepayments" in the prospectus.

    In addition, the Servicer may waive the collection of any otherwise applicable Prepayment Charge, but only if: (i) such waiver would, in the judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge is due to acceleration in connection with a foreclosure or other involuntary payment or paid off in connection with the workout or a delinquent Mortgage Loan.

    No Mortgage Loan included in the Trust will be more than 59 days delinquent based on OTS methodology as of the Cut-off Date. A Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

    For a further description of the underwriting or selection criteria used to purchase the Mortgage Pool assets, please see "The Originator" in this prospectus supplement.

The Index

    With respect to the adjustable rate Mortgage Loans, the "Index" is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the Western Edition of The Wall Street Journal ("Six-Month LIBOR"). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Mortgage Loan Statistics

    References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date. It is not anticipated that any material pool characteristic of the mortgage pool at the time of issuance of the certificates will differ by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the mortgage pool in this prospectus supplement.

    The average principal balance of the Mortgage Loans at origination was approximately $223,529. No Mortgage Loan had a principal balance at origination greater than approximately $1,120,000 or less than approximately

$20,000. The average principal balance of the Mortgage Loans as of the Statistical Calculation Date was approximately $223,475. No Mortgage Loan had a principal balance as of the Statistical Calculation Date greater than approximately $1,117,760 or less than approximately $19,917.

    The Mortgage Loans had Mortgage Rates as of the Statistical Calculation Date ranging from approximately 5.500% per annum to approximately 13.775% per annum, and the weighted average Mortgage Rate was approximately 8.436% per annum. As of the Statistical Calculation Date, the ARM Loans had Gross Margins ranging from approximately 3.316% per annum to approximately 6.990% per annum, Minimum Mortgage Rates ranging from approximately 5.500% per annum to approximately 13.400% per annum and Maximum Mortgage Rates ranging from approximately 11.500% per annum to approximately 19.400% per annum. As of the Statistical Calculation Date, the weighted average Gross Margin was approximately 6.114%, the weighted average Minimum Mortgage Rate was approximately 8.322% per annum and the weighted average Maximum Mortgage Rate was approximately 14.323% per annum. The latest first Adjustment Date following the Statistical Calculation Date on any ARM Loan will occur in June 2011 and the weighted average next Adjustment Date for all of the ARM Loans following the Statistical Calculation Date is May 2008.

    As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 81.28%, by aggregate principal balance as of the Statistical Calculation Date. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 13.46%, by aggregate principal balance as of the Statistical Calculation Date.

    The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months as of the Statistical Calculation Date. None of the Mortgage Loans will have a first due date occurring prior to April 2006 or after July 2006 or will have a remaining term to stated maturity of less than 118 months or greater than 360 months as of the Statistical Calculation Date. The latest maturity date of any Mortgage Loan is June 2036.

    As of the Statistical Calculation Date, the weighted average Credit Score for the Mortgage Loans that were scored is approximately 628. No Mortgage Loan which was scored had a Credit Score as of the Statistical Calculation Date greater than 809 or less than 500.

    The Mortgage Loans have the additional characteristics as of the Statistical Calculation Date set forth in the tables in Annex I to this prospectus supplement (the sum in any column may not equal the total indicated due to rounding).

Group I Mortgage Loan Statistics

    References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date.

    Approximately 13.13% of the Group I Mortgage Loans are fixed-rate mortgage loans and approximately 86.87% of the Group I Mortgage Loans are ARM Loans (the "Group I ARM Loans"), in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Statistical Calculation Date.

    The Group I Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conformed to Fannie Mae and Freddie Mac loan limits.

    Approximately 97.14% of the Group I Mortgage Loans are First Lien Mortgage Loans and approximately 2.86% of the Group I Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Statistical Calculation Date.

    Approximately 2.49% of the Group I Mortgage Loans are Interest Only Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Statistical Calculation Date.

    The average principal balance of the Group I Mortgage Loans at origination was approximately $180,319. No Group I Mortgage Loan had a principal balance at origination greater than approximately $625,500 or less than approximately $20,000. The average principal balance of the Group I Mortgage Loans as of the Statistical

Calculation Date was approximately $180,272. No Group I Mortgage Loan had a principal balance as of the Statistical Calculation Date greater than approximately $625,500 or less than approximately $19,952.

    The Group I Mortgage Loans had Mortgage Rates as of the Statistical Calculation Date ranging from approximately 5.500% per annum to approximately 13.400% per annum, and the weighted average Mortgage Rate was approximately 8.570% per annum. As of the Statistical Calculation Date, the Group I ARM Loans had Gross Margins ranging from approximately 3.316% per annum to approximately 6.990% per annum, Minimum Mortgage Rates ranging from approximately 5.500% per annum to approximately 13.400% per annum and Maximum Mortgage Rates ranging from approximately 11.500% per annum to approximately 19.400% per annum. As of the Statistical Calculation Date, the weighted average Gross Margin was approximately 6.239%, the weighted average Minimum Mortgage Rate was approximately 8.581% per annum and the weighted average Maximum Mortgage Rate was approximately 14.581% per annum. The latest first Adjustment Date following the Statistical Calculation Date on any Group I ARM Loan will occur in June 2011 and the weighted average next Adjustment Date for all of the Group I Mortgage Loans following the Statistical Calculation Date is May 2008.

    The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 78.83%, by aggregate principal balance of the Group I Mortgage Loans as of the Statistical Calculation Date. At origination, no Group I Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 13.46%, by aggregate principal balance of the Group I Mortgage Loans as of the Statistical Calculation Date.

    The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 358 months as of the Statistical Calculation Date. None of the Group I Mortgage Loans will have a first due date occurring prior to April 2006 or after July 2006, or will have a remaining term to stated maturity of less than 118 months or greater than 360 months as of the Statistical Calculation Date. The latest maturity date of any Group I Mortgage Loan is June 2036.

    As of the Statistical Calculation Date, the weighted average Credit Score for the Group I Mortgage Loans that were scored is approximately 603. No Group I Mortgage Loan which was scored had a Credit Score as of the Statistical Calculation Date greater than 801 or less than 500.

    The Group I Mortgage Loans have the additional characteristics as of the Statistical Calculation Date set forth in the tables in Annex I to this prospectus supplement (the sum in any column may not equal the total indicated due to rounding).

Group II Mortgage Loan Statistics

    References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date.

    Approximately 14.01% of the Group II Mortgage Loans are fixed-rate mortgage loans and approximately 85.99% of the Group II Mortgage Loans are ARM Loans (the "Group II ARM Loans"), in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date.

    The Group II Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate subprime mortgage loans with principal balances which, at origination may not have conformed to Fannie Mae and Freddie Mac loan limits.

    Approximately 91.66% of the Group II Mortgage Loans are First Lien Mortgage Loans and approximately 8.34% of the Group II Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date.

    Approximately 12.30% of the Group II Mortgage Loans are Interest Only Loans, by aggregate principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date.

    The average principal balance of the Group II Mortgage Loans at origination was approximately $268,021. No Group II Mortgage Loan had a principal balance at origination greater than approximately $1,120,000 or less than approximately $20,000. The average principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date was approximately $267,959. No Group II Mortgage Loan had a principal balance as of the Statistical Calculation Date greater than approximately $1,117,760 or less than approximately $19,917.

    The Group II Mortgage Loans had Mortgage Rates as of the Statistical Calculation Date ranging from approximately 5.700% per annum to approximately 13.775% per annum, and the weighted average Mortgage Rate was approximately 8.343% per annum. As of the Statistical Calculation Date, the Group II ARM Loans had Gross Margins ranging from approximately 3.770% per annum to approximately 6.990% per annum, Minimum Mortgage Rates ranging from approximately 5.700% per annum to approximately 12.350% per annum and Maximum Mortgage Rates ranging from approximately 11.700% per annum to approximately 18.350% per annum. As of the Statistical Calculation Date, the weighted average Gross Margin was approximately 6.026% the weighted average Minimum Mortgage Rate was approximately 8.142% per annum and the weighted average Maximum Mortgage Rate was approximately 14.142% per annum. The latest first Adjustment Date following the Statistical Calculation Date on any Group II ARM Loan will occur in June 2011 and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Statistical Calculation Date is May 2008.

    The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 82.97%, by aggregate principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date. At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 34.00%, by aggregate principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date.

    The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 359 months as of the Statistical Calculation Date. None of the Group II Mortgage Loans will have a first due date occurring prior to April 2006 or after July 2006 or will have a remaining term to stated maturity of less than 118 months or greater than 360 months as of the Statistical Calculation Date. The latest maturity date of any Group II Mortgage Loan is June 2036.

    As of the Statistical Calculation Date, the weighted average Credit Score for the Group II Mortgage Loans that were scored is approximately 645. No Group II Mortgage Loan had a Credit Score as of the Statistical Calculation Date greater than 809 or less than 500.

    The Group II Mortgage Loans have the additional characteristics as of the Statistical Calculation Date set forth in the table in Annex III to this prospectus supplement (the sum in any column may not equal the total indicated due to rounding).

                             STATIC POOL INFORMATION

    To date, SG Mortgage Finance Corp. has sponsored two securitization transactions with respect to which information for only four months of distribution information with respect to one of such transactions would be included as static pool information. Accordingly, the Sponsor has concluded that such information is not material. The Sponsor intends to create a website that includes static pool information of prior securitizations sponsored by the Sponsor, which will be located at www.RegABSolutions.com/SGMS. This website will also include the static pool information as of the date of this prospectus supplement that is referenced in Fremont Investment & Loan's website set forth in the succeeding paragraph.

    Information concerning certain of Fremont Investment & Loan's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties sold into a securitization by Fremont Investment & Loan is also available on the internet at http://www.fremont-regab.com. The information describing interest-only loans therein may include a description of both interest-only adjustable-rate mortgage loans and interest-only fixed-rate mortgage loans. In addition, the performance information relating to the mortgage loans previously securitized by Fremont Investment & Loan that is available on this website may have been influenced by factors beyond Fremont Investment & Loan's control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans previously securitized by Fremont Investment & Loan may not be indicative of the future performance of the Mortgage Loans to be included in the issuing entity related to this offering.

    The information available on the website relating to any mortgage loan securitized by Fremont Investment & Loan in public securitizations prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                 THE ORIGINATOR

    The information contained in this prospectus supplement with regard to Fremont Investment & Loan has been provided by Fremont Investment & Loan.

Fremont Investment & Loan

    Fremont is a California industrial bank headquartered in Brea, California. Fremont currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers.

    Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of March 31, 2006, Fremont had approximately $12.86 billion in assets, approximately $11.32 billion in liabilities and approximately $1.54 billion in equity.

    As part of its residential subprime mortgage loan origination program, Fremont either,

    o sells its mortgage loans to third parties in whole loan sales transactions,

    o   transfers such loans in connection with a securitization, or

    o   retains the loans for long term portfolio investment.

    Fremont has been originating sub-prime residential mortgage loans since May 1994 and substantially all of its residential mortgage loan originations consist of sub-prime mortgage loans. Fremont's sub-prime residential originations totaled approximately $6.94 billion, $13.74 billion, $23.91 billion and $36.24 billion for the years ended 2002, 2003, 2004 and 2005, respectively and approximately $8.54 billion for the first quarter of 2006.

Standards of the Originator

    All of the mortgage loans were originated or acquired by Fremont, generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting guidelines of Fremont.

    Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state license (in good standing), signed broker application and agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

    Mortgage loans are underwritten in accordance with Fremont's current underwriting programs, referred to as the Scored Programs ("Scored Programs"), subject to various exceptions as described in this section. Fremont began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs have been the exclusive type of origination programs beginning in 2004. Fremont's underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter's judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

    The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower's Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont's Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.

    Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,

    o if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

    o if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

    o if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $800,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.

    Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.

    All of the mortgage loans were underwritten by Fremont's underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

    There are three documentation types, Full Documentation ("Full Documentation"), Easy Documentation ("Easy Documentation") and Stated Income ("Stated Income"). Fremont's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant's line of work.

    Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont's underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

    Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

    Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont's senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

    Balloon Loans. The majority of loans originated by Fremont provide for the full amortization of the principal amount on the final maturity date. Beginning in September 2005, Fremont began originating certain mortgage loans that do not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance is due in a single or balloon payment at maturity. These balloon loans originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years ("40/30 Loans").

    Second Lien Mortgage Loans. Fremont currently has two programs for the origination of second lien mortgage loans. The current programs are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with minimum Credit Scores of 580, credit grades of at least "C" and debt to income ratios not greater than 50%. Permissible loan balances for this program are from $15,000 to $44,444. The maximum term on these loans is 10 to 30 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance of $15,000 or greater. Terms over 15 years are available only for Full Documentation or Easy Documentation loans with an original loan balance of $25,000 or greater. Loans under this program are available for "owner occupied" or "non-owner occupied" properties.

    The second program is for borrowers with minimum Credit Scores in excess of
580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $15,000 to $200,000. Combined loan balances (first and second lien mortgage loans) of up to $1,000,000 are allowed to borrowers under Full Documentation or Stated Documentation loans that have Credit Scores of 580 and greater. In addition, permissible loan balances from $15,000 to $250,000 are allowed for Full Documentation borrows with Credit Scores of 640 or greater. Combined loan balances (first and second lien mortgage loans) of up to $1,250,000 are allowed. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for an amortization term of 20 years or longer. Rural properties and properties in Alaska are not allowed under this program.

    Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of
580. This program allowed for loans of 20% loan to value and 100% maximum combined loan to values and was limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no Stated Income loan may have been a borrower with a Credit Score of less than
620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska were not allowed under this program.

Risk Categories

    Fremont's underwriting guidelines under the Scored Programs with respect to each rating category generally require:

    o debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 90%;

    o   applicants have a Credit Score of at least 500;

    o that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

    o that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.

    In addition, the various risk categories generally have the following criteria for borrower eligibility:

    "A+." Under the "A+" category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

    "A." Under the "A" category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

    "A-." Under the "A-" category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

    "B." Under the "B" category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 18 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

    "C." Under the "C" category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months and it must be at least 12 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 85% with a minimum Credit Score of 580. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     "C-." Under the "C-" category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

    "D." Under the "D" category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.

       THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIAN

    Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Securities Administrator, Master Servicer and Custodian under the Pooling Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and more than 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor and the Sponsor may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

    Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

    The mortgage loans to be included in the present transaction were acquired by SGMF through a trust (the "Facility Trust") established by SGMF pursuant to the Trust Agreement, dated May 18, 2005 for the purpose of holding legal title in the mortgage loans for SGMF's benefit. Under the Facility Trust arrangement, Wells Fargo, as trustee of the Facility Trust holds the Mortgage Loans in trust for the benefit of SGMF. The terms of the Trust Agreement under which those services are provided by Wells Fargo are customary for the securitization industry and provide for the holding of the legal title of the mortgage loans.

The Master Servicer

    Wells Fargo Bank, N.A. will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling Agreement. The Master Servicer will be responsible for monitoring the performance by the Servicer of its primary servicing obligations under the Pooling Agreement. The Master Servicer will be indemnified by the trust fund for certain expenses as provided in the Pooling Agreement. As compensation for the performance of its duties under the Pooling Agreement, the Master Servicer will be entitled to investment income on amounts on deposit in the Distribution Account. Master servicing responsibilities include:

    o   receiving funds from the servicer,

    o   reconciling servicing activity with respect to the Mortgage Loans,

    o   calculating remittance amounts to certificateholders,

    o sending remittances to the Securities Administrator for distributions to certificateholders,

    o   investor and tax reporting,

    o   coordinating loan repurchases,

    o   oversight of servicing activity,

    o following up with Servicer with respect to Mortgage Loans that are delinquent or for which servicing decisions may need to be made,

    o   approval of loss mitigation strategies, and

    o providing certain notices and other responsibilities as detailed in the Pooling Agreement.

    Under the terms of the Pooling Agreement, each of the following will constitute a "Master Servicer Event of Default" by the Master Servicer:

        (a) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Pooling Agreement, or the breach by the Master Servicer of any representation and warranty contained in the Pooling Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights; or

        (b) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

        (c) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

        (d) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

    If a Master Servicer Event of Default occurs, then so long as a Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer terminate the Master Servicer for cause. Upon the termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to the Trustee any and all documents and other instruments related to the performance of its duties under the Pooling Agreement, at the Master Servicer's expense. The Master Servicer is obligated to cooperate with the Trustee and such successor Master Servicer to effectively transfer its duties under the Pooling Agreement.

    Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

The Securities Administrator

    Wells Fargo, as the Securities Administrator under the Pooling Agreement, will perform certain paying agent, certificate registrar, bond calculation and tax administration services for the Trust for so long as it is the Securities Administrator. The Securities Administrator's corporate trust office is located for certificate transfer and presentment purposes, at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services SGMS 2006-FRE2, and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services SGMS 2006-FRE2.

    Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as Securities Administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

    The Securities Administrator will perform only such duties as are specifically set forth in the Pooling Agreement. The Securities Administrator's duties and responsibilities under the Pooling Agreement include collecting funds from the Collection Account to distribute to certificateholders at the direction of the Master Servicer and effecting any optional termination of the Trust. Subject to certain qualifications specified in the Pooling Agreement, the Securities Administrator will only be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

    The Securities Administrator will withdraw from the Distribution Account all amounts owed to the Master Servicer and to reimburse itself for all reasonable expenses incurred or made in accordance with any of the provisions of the Pooling Agreement, except any such expense as may arise from the Securities Administrator's negligence or bad faith.

    The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed. The Securities Administrator may also be removed at any time by the holders of certificates evidencing not less than 51% of the voting rights of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator. The Securities Administrator will be indemnified by the trust Fund for certain expenses as provided in the Pooling Agreement.

The Custodian

    The mortgage loan files with respect to the Mortgage Loans, will be held by Wells Fargo Bank, N.A., as Custodian pursuant to the Pooling Agreement as the designee of the Trustee. The Custodian is not an affiliate of the Depositor or the Sponsor.

    Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

                                  THE SERVICERS

    Wells Fargo Bank will act as servicer of the Mortgage Loans (except for the period beginning on the Closing Date and scheduled to end on September 1, 2006, during which period Fremont Investment & Loan will act as interim servicer for the Mortgage Loans).

Fremont Investment & Loan

    The information contained in this prospectus supplement with regard to Fremont Investment & Loan has been provided by Fremont Investment & Loan.

    Servicing

    Fremont has been servicing sub-prime mortgage loans since 1994 through its nationwide servicing operation, currently located in Ontario, California. As of March 31, 2006, Fremont was servicing 114,929 sub-prime residential mortgage loans with a total principal balance of approximately $23.178 billion. Approximately $14.590 billion of this balance was comprised of recently originated mortgage loans that were either owned by Fremont and held for sale or had been sold to third parties for which Fremont was providing interim servicing until the servicing was transferred. The product types serviced include both fixed and adjustable rate residential sub-prime mortgage loans, which may provide for principal payments that may fully amortize all payments of principal, or provide an initial interest only period of up to five years or provide for a balloon payment at maturity.

    Fremont's residential sub-prime servicing operations are currently rated SQ3+ by Moody's and RPS3 by Fitch and have been assigned a rating of "average" from S&P.

    Fremont has experienced significant growth in its servicing activities, increasing its servicing portfolio of sub-prime residential mortgage loans by more than 500% since 2002, based on outstanding principal balance.

    In addition, Fremont has only been servicing mortgage loans for third parties for a limited period of time, and most of Fremont's servicing portfolio, approximately 63%, 62%, 74%, 80% and 90% as of March 31, 2006, December 31, 2005, 2004, 2003 and 2002, respectively, consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days.

                                                      Loan Servicing
                                                  (Dollars in billions)

------------------------------------------------------------------------------------------------------------------
                                    As of March 31,   As of December 31,   As of December 31,   As of December 31,
                                         2006                2005                 2004                2003
                                    ---------------   ------------------   ------------------   ------------------
Interim Serviced Outstandings
  ($ in billions)                        $14.59              $13.79              $11.10              $7.60
Held to Maturity Serviced
  Outstandings ($ in billions)            $8.59               $8.46               $3.80              $1.90
Total Serviced Outstandings
  ($ in billions)                        $23.18              $22.25              $14.90              $9.50
Interim Serviced Units                   74,228              73,927              66,375             46,258
Held to Maturity Service Units           40,701              40,141              19,669             10,162
Total Serviced Units                    114,929             114,068              86,044             56,420
Servicing Employees                         391                 325                 186                 89


    Fremont's Delinquency and Foreclosure Experience

    The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by Fremont at the end of the indicated periods. Fremont's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. In particular, the fact that Fremont has only been servicing mortgage loans for third parties for a limited period of time and that most of Fremont's servicing portfolio consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days may result in significant differences between the historical performance of Fremont's servicing portfolio and the expected performance of the mortgage loans included in this transaction. Therefore, the historical information presented herein may not be indicative of the performance that you will experience with respect to the mortgage loan pool included in the trust. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fremont. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Fremont's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

                    Fremont Mortgage Loan Servicing Portfolio
                (Combined Loans Held for Sale, Interim Serviced,
                      Held for Investment and Securitized)
                         Delinquencies and Foreclosures

                                     As of March 31, 2006                  As of December 31, 2005
                            -----------------------------------     -----------------------------------
                                         Principal    Percent by                 Principal    Percent by
                             Number     Balance (in   Principal      Number     Balance (in   Principal
                            of Loans    thousands)     Balance      of Loans    thousands)     Balance
                            ---------   -----------   ----------    ---------   -----------   ----------
Current Loans                 110,595   $22,388,444       96.59%      109,896   $21,521,721       96.72%
                            =========   ===========   ==========    =========   ===========   ==========
Period of Delinquency
    30 to 59 days               1,165      $251,992        1.09%        1,407      $268,612        1.21%
    60+ days                    1,237       143,309        0.62%          725        85,171        0.38
Total Delinquencies             2,402      $395,301        1.71%        2,132      $353,783        1.59%
                            =========   ===========   ==========    =========   ===========   ==========
Foreclosures/Forbearances       1,251      $279,595        1.21%        1,310      $264,469        1.18%
Bankruptcies                      398        64,336        0.28%          547        83,521        0.38
Total Foreclosures and
Bankruptcies                    1,649      $344,931        1.49%        1,857      $347,990        1.56%
                            =========   ===========   ==========    =========   ===========   ==========
Real Estate Owned                 283        49,660        0.21%          183       $28,841        0.13%
Total Portfolio               114,929   $23,178,336      100.00%      114,068   $22,252,335      100.00%
                            =========   ===========   ==========    =========   ===========   ==========


                                 As of December 31, 2004                As of December 31, 2003
                         ------------------------------------    -----------------------------------
                                      Principal    Percent by                Principal    Percent by
                          Number     Balance (in   Principal      Number    Balance (in   Principal
                         of Loans    thousands)     Balance      of Loans   thousands)     Balance
                         ---------   -----------   ----------    ---------  -----------   ----------
Current Loans               84,383   $14,692,643       98.18%       55,691   $9,380,221       98.91%
                         ---------   -----------   ----------    ---------  -----------   ----------
Period of Delinquency
   30 to 59 days               595       $97,995        0.65%          285      $43,951        0.46%
   60+ days                     77        11,262        0.08            79       11,307        0.12
                         ---------   -----------   ----------    ---------  -----------   ----------
   Total Delinquencies         672      $109,257        0.73%          364      $55,258        0.58%
Foreclosures/
   Forbearances                784       125,592        0.84%          229       32,357        0.34%
Bankruptcies                   205       $28,772        0.19           115      $13,502        0.14
                         ---------   -----------   ----------    ---------  -----------   ----------
Total Foreclosures and
   Bankruptcies                989       154,364        1.03%          344      $45,859        0.48%
Real Estate Owned               48        $8,575        0.06%           21       $2,642        0.03%
                         ---------   -----------   ----------    ---------  -----------   ----------
Total Portfolio             86,092   $14,964,838      100.00%       56,420   $9,483,980      100.00%
                         =========   ===========   ==========    =========  ===========   ==========


                               As of December 31, 2002
                         -----------------------------------
                                     Principal    Percent by
                          Number    Balance (in   Principal
                         of Loans   thousands)     Balance
                         ---------  -----------   ----------
Current Loans               26,953   $3,973,672       99.18%
                         ---------  -----------   ----------
Period of Delinquency
   30 to 59 days                37       $3,921        0.10%
   60+ days                     10        1,559        0.04
                         ---------  -----------   ----------
   Total Delinquencies          47       $5,480        0.14%
Foreclosures/
   Forbearances                108       15,072        0.37%
Bankruptcies                    78       $8,916        0.22
                         ---------  -----------   ----------
Total Foreclosures and
   Bankruptcies                186      $23,988        0.59%
Real Estate Owned               37       $3,490        0.09%
                         ---------  -----------   ----------
Total Portfolio             27,223   $4,006,630      100.00%
                         =========  ===========   ==========

                    Fremont Mortgage Loan Servicing Portfolio
                  (Loans Held to Maturity/Serviced For Others)
                         Delinquencies and Foreclosures

                                     As of March 31, 2006                  As of December 31, 2005
                            ------------------------------------    -----------------------------------
                                         Principal    Percent by                Principal    Percent by
                             Number     Balance (in   Principal      Number    Balance (in   Principal
                            of Loans    thousands)     Balance      of Loans   thousands)     Balance
                            ---------   -----------   ----------    ---------  -----------   ----------
Current Loans                  37,977    $8,047,499       93.74%       37,591   $7,995,870       94.48%
                            =========   ===========   ==========    =========  ===========   ==========
Period of Delinquency
   30 to 59 days                  595      $124,664        1.45%          739     $147,834        1.75%
   60+ days                       424        66,708        0.78           269       36,762        0.43
Total Delinquencies             1,019      $191,372        2.23%        1,008     $184,596        2.18%
                            =========   ===========   ==========    =========  ===========   ==========
Foreclosures/Forbearances       1,121      $244,155        2.84%          977     $190,383        2.25%
Bankruptcies                      324        56,799        0.66           407       66,689        0.79
Total Foreclosures and
Bankruptcies                    1,445      $300,954        3.50%        1,304     $257,072        3.04%
                            =========   ===========   ==========    =========  ===========   ==========
Real Estate Owned                 260       $45,545        0.53%          158      $25,167        0.30%
Total Portfolio                40,701    $8,585,370      100.00%       40,141   $8,462,705      100.00%
                            =========   ===========   ==========    =========  ===========   ==========


                                   As of December 31, 2004                 As of December 31, 2003
                             ------------------------------------   -----------------------------------
                                         Principal    Percent by                Principal    Percent by
                              Number    Balance (in   Principal      Number    Balance (in   Principal
                             of Loans   thousands)     Balance      of Loans   thousands)     Balance
                             ---------  -----------   ----------    ---------  -----------   ----------
Current Loans                   18,746   $3,675,608       95.60%        9,915   $1,844,818       97.75%
                             ---------  -----------   ----------    ---------  -----------   ----------
Period of Delinquency
   30 to 59 days                   253      $45,603        1.19%          104      $18,650        0.99%
   60+ days                         36        5,743        0.15            21        4,476        0.23
                             ---------  -----------   ----------    ---------  -----------   ----------
   Total Delinquencies             289      $51,347        1.34%          125      $23,126        1.22%
Foreclosures/                      490       88,871        2.31%           66       11,753        0.62%
   Forbearances
Bankruptcies                       144      $22,967        0.60            50       $6,975        0.37
                             ---------  -----------   ----------    ---------  -----------   ----------
Total Foreclosures and             634     $111,838        2.91%          116      $18,728        0.99%
   Bankruptcies
Real Estate Owned                   34        5,977        0.16%            6          668        0.04%
                             ---------  -----------   ----------    ---------  -----------   ----------
Total Portfolio                 19,703   $3,844,769      100.00%       10,162   $1,887,340      100.00%
                             =========  ===========   ==========    =========  ===========   ==========


                                    As of December 31, 2002
                             -----------------------------------
                                         Principal    Percent by
                              Number    Balance (in   Principal
                             of Loans   thousands)     Balance
                             ---------  -----------   ----------
Current Loans                   2,403     $380,873       96.87%
                             ---------  -----------   ----------
Period of Delinquency
   30 to 59 days                   22       $3,582        0.91%
   60+ days                         6          520        0.13
                             ---------  -----------   ----------
   Total Delinquencies             28       $4,102        1.04%
Foreclosures/                      21        4,139        1.05%
   Forbearances
Bankruptcies                       33       $3,767        0.96
                             ---------  -----------   ----------
Total Foreclosures and             54       $7,906        2.01%
   Bankruptcies
Real Estate Owned                   4          311        0.08%
                             ---------  -----------   ----------
Total Portfolio                 2,489     $393,192      100.00%
                             =========  ===========   ==========

    The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. For example, a payment on a mortgage loan that was due on January 1 is not considered delinquent unless it is not received by the close of business on February 1 and such delinquency will not be reported as delinquent unless the mortgage loan remains delinquent until the related delinquency report is generated, at the end of February.

    Servicing Processes and Procedures

    Fremont will not have custodial responsibility for the mortgage notes or other items constituting the mortgage file, other than in limited instances necessary to effect the servicing and collection of the related mortgage loan. For example, certain states require that the servicer produce an original meeting note upon the commencement of a foreclosure action. The Custodian is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the certificateholders.

    There are no outstanding servicing advances on any of the Mortgage Loans transferred to the Issuing Entity.

    Prior Securitizations

    Since 2003, there has not been a servicing event of default, servicer termination or early amortization event (or any event that would result in the forgoing) with respect to any residential sub-prime mortgage loan portfolio serviced by Fremont for third parties. In addition, Fremont has not been terminated under any such portfolio due to a servicer default or application of a servicing performance test or trigger. During such time, Fremont has neither failed to make any required advance with respect to any residential sub-prime mortgage loan portfolio nor disclosed any material noncompliance with the servicing criteria applicable to any such securitization.

Wells Fargo Bank

    Servicing Experience. Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

    Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo

Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:


                                                 As of                      As of                       As of
                                           December 31, 2003          December 31, 2004           December 31, 2005
                                       ------------------------   -------------------------   -------------------------
                                                   Aggregate                   Aggregate                   Aggregate
                                                    Original                    Original                    Original
                                                   Principal                   Principal                   Principal
                                       No. of      Balance of     No. of       Balance of     No. of       Balance of
           Asset Type                  Loans         Loans        Loans          Loans        Loans          Loans
------------------------------------   ------   ---------------   ------    ---------------   ------   ----------------
First Lien Subprime Loans...........   91,491   $12,527,230,580   136,814   $19,729,933,615   174,704   $26,301,059,617
Second Lien Subprime Loans..........     *             *             *             *             *             *

------------------
* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

    Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

    Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

    When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

    Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

    If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

                             THE CREDIT RISK MANAGER

    Clayton Fixed Income Services Inc. (formerly known as the "The Murrayhill Company"), as Credit Risk Manager for the Trust (the "Credit Risk Manager"), will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a credit risk management agreement to be entered into by the Credit Risk Manager and the Servicer and/or the Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer and/or the Master Servicer in performing its advisory and monitoring functions.

    The Credit Risk Manager will not be responsible for performing any servicing or administrative functions with respect to the Mortgage Loans, but rather will perform the advisory functions described above with respect to the Mortgage Loans.

    The Credit Risk Manager will be entitled to receive a "Credit Risk Manager Fee" until (i) the termination of the Trust, (ii) the termination of the Servicer's rights and obligations under the Pooling Agreement, (iii) its resignation and the appointment of a successor Credit Risk Manager acceptable to the Depositor or its assigns, or (iv) its removal by the Depositor or its assigns for cause pursuant to the terms of the Pooling Agreement and the appointment of a successor Credit Risk Manager. Such fee will be paid by the Trust and will be equal to 0.013% per annum ("Credit Risk Manager Fee Rate") of the then current aggregate principal balance of the Mortgage Loans.

                              THE POOLING AGREEMENT

General

    The Certificates will be issued pursuant to the Pooling Agreement. The Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vi) the right to any Net Swap Payment and any Swap Termination Payment paid by the Swap Provider and deposited into the Swap Account, (vii) the Reserve Fund, and (viii) the amounts in the Collection Account, the Distribution Account and the Swap Account.

Assignment of the Mortgage Loans; Representations and Warranties Relating to the Mortgage Loans

    On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of Mortgage in recordable form in blank or to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Securities Administrator, concurrently with such transfer to the Trustee, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee and the Master Servicer pursuant to the Pooling Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Statistical Calculation Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

    The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Custodian, as the Trustee's agent for such purpose, the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator. The assignments of Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of Mortgage will be recorded by the Depositor as set forth in the Pooling Agreement.

    Within 45 days of the Closing Date, the Custodian will review the Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days (subject to the terms of the Pooling Agreement) following receipt of notification thereof to the Originator or the Sponsor from the Trustee or the Custodian, the Trustee will enforce the obligations of the Originator or the Sponsor, as applicable, under the Mortgage Loan Purchase Agreement to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax or prohibited contributions tax under the Code or (ii) repurchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the Servicer or the Trustee, as applicable, plus any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Servicer Remittance Date (as defined herein) after such obligation arises. The obligation of the Originator or the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the certificateholders.

    In connection with the substitution of a Qualified Substitute Mortgage Loan, the Originator or the Sponsor, as applicable, will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

    A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance, not in excess of the Principal Balance of the Deleted Mortgage Loan, (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than two months less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (v) have a loan-to-value ratio as of the date of substitution equal to or lower than the loan-to-value ratio of the Deleted Mortgage Loan as of such date, (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement,
(vii) be the same type of mortgage loan (i.e., fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan, first or second lien, and have the same credit grade), (viii) if the related Deleted Mortgage Loan is a balloon loan, have the same amortization schedule and final monthly payment as the amortization schedule and final monthly payment of the Deleted Mortgage Loan, and (ix) satisfy certain other conditions specified in the Pooling Agreement and the Mortgage Loan Purchase Agreement. In the event that one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (iii) shall be determined on the basis of weighted average remaining terms to maturity, the loan-to-value ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

    The Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Principal Balance and the Mortgage Rate). In addition, the Originator will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer of each Mortgage Loan to the Sponsor, the related Originator is the sole beneficial and equitable owner of the Mortgage Note and Mortgage of such Mortgage Loan and has full right to transfer and sell the Mortgage Loan to the Sponsor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and (ii) each Mortgage Loan complied, in all material respects with the requirements of applicable state and federal laws applicable to the origination and servicing of loans of a type similar to the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the value of the related Mortgage Loan or the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Originator, subject to the terms of the Pooling Agreement, will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Originator will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or repurchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

    Mortgage Loans required to be transferred to the Originator as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

    Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

    The Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account for remittance to the Securities Administrator on or prior to the Servicer Remittance Date. Amounts so deposited may be invested in certain investments permitted under the Pooling Agreement maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Securities Administrator will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the Business Day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Advances

    Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance" and together, the "Advances").

    Advances are required to be made only to the extent they are deemed by the Servicer or the Trustee (as successor servicer), as the case may be, to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. Subject to the recoverability standard above, the obligation of the Servicer to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. None of the Servicer, the Master Servicer, the Trustee will be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or any state laws providing for similar relief. Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon. Failure by the Servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling Agreement, would constitute an event of default under the Pooling Agreement. Such event of default will then obligate the Trustee or, in the case of an event of default with respect to Fremont Investment & Loan, the Master Servicer, as successor servicer (subject to a determination of recoverability) or its designee to advance such amounts to the extent provided in the Pooling Agreement.

    All Advances will be reimbursable to the Servicer, the Master Servicer and the Trustee from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer, the Master Servicer and the Trustee from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer and the Trustee from general funds in the Collection Account. The Servicer, the Trustee, the Master Servicer and any other successor servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Securities Administrator for distribution on the certificates. In addition, the Servicer, the Trustee, the Master Servicer and any other successor servicer may, to the extent provided in the Pooling Agreement, withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made.

    In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) environmental audit reports, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (v) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

    The Servicer's, the Master Servicer's and the Trustee's rights to reimbursement for Servicing Advances are limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer, the Master Servicer or the Trustee from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, the Master Servicer or the Trustee, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer, the Master Servicer or the Trustee from general funds received on the Mortgage Loans prior to distribution on the Certificates.

Servicing and Other Compensation and Payment of Expenses

    The Master Servicer will be entitled to compensation for its master servicing activities under the Pooling Agreement which shall be investment earnings on all amounts in the Distribution Account. The principal compensation to be paid to the Servicer in respect of its servicing activities (the "Servicing Fee") for the certificates will be at the "Servicing Fee Rate" of 0.50% per annum on the Scheduled Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, non-sufficient fund fees, late payment charges and Prepayment Interest Excess (net of Prepayment Interest Shortfalls), and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and servicing accounts. The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall but only in an amount up to its servicing compensation for the related Distribution Date and the Master Servicer is obligated to deposit into the Distribution Account the amount of any Prepayment Interest Shortfall required to be paid by the Servicer if the Servicer fails to make such payment to the extent provided on the Pooling Agreement (payments made by the Servicer or the Master Servicer in satisfaction of such obligation, "Compensating Interest").

    With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the portion of the related Prepayment Period occurring in the month preceding the month of such Determination Date, the "Prepayment Interest Shortfall" is an amount equal to one month's interest on the Mortgage Loan less any interest payments made by the Mortgagor (net of the Servicing Fee).

    The following table sets forth the fees that are payable out of payments on the Mortgage Loans, prior to payments of interest and principal to the certificateholders:


         Description                                   Amount                        Receiving Party
---------------------------     -------------------------------------------------   -------------------
Servicer Fee...............     0.500% per annum on the principal balance of each   Servicer
                                Mortgage Loan
Credit Risk Manager Fee....     0.013% per annum of the principal balance of the    Credit Risk Manager
                                Mortgage Loans

    The Master Servicer is entitled to receive as compensation any investment income received on funds invested in the Distribution Account. The Trustee will be entitled to receive as compensation, a fee that is payable by the Master Servicer from its own funds.

    In addition, the Servicer may recover from payments on the Mortgage Loans or withdraw from the Collection Account the amount of any Advances and/or Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the Pooling Agreement, and certain other servicing expenses, including foreclosure expenses.

    Net Swap Payments payable to the Swap Provider, Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event and fees and expenses reimbursable to the Master Servicer, the Trustee, the Custodian, the Securities Administrator, the Credit Risk Manager and the Servicer, including reimbursement for advances, will not be included in the amount available for distribution to the certificateholders.

Removal and Resignation of the Servicer

    The Trustee may, and the Trustee is required to at the direction of at least 51% of voting rights in the certificates, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any event applicable to such Servicer described in clauses (a) through (i) below. Each of the following, as applicable to each Servicer, constitutes a "servicer event of default":

        (a) any failure by the Servicer to remit to the Master Servicer for distribution to the certificateholders any payment (other than an Advance required to be made from its own funds on any Servicer Remittance Date) required to be made under the terms of the Pooling Agreement that continues unremedied for a period of two business days or, in the case of Fremont Investment & Loan, one business day, after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, by the Depositor or the Trustee, or to the Servicer, the Depositor, the Trustee and by the holders of certificates entitled to at least 25% of the voting rights; or

        (b) any failure on the part of the Servicer, duly to observe or perform in any material respect any other of the covenants or agreements of the Servicer, or the material breach by Wells Fargo Bank, N.A., as Servicer, of any representation and warranty contained in the Pooling Agreement, which continues unremedied for a period of sixty (60) days or, in the case of Fremont Investment & Loan, thirty (30) days' after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, by the Depositor or the Trustee or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights; or

        (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

        (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

        (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (f) failure by Wells Fargo Bank, N.A. to duly perform, within the required time period, its obligations under certain provisions of the Pooling Agreement relating to satisfying the Trust's annual reporting requirements under the Securities Exchange Act, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Wells Fargo Bank, N.A. by any party to the Pooling Agreement; or

        (g) failure by Fremont Investment & Loan to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

        (h) Fremont Investment & Loan attempts to assign its right to servicing compensation or Fremont Investment & Loan attempts, without the consent of the Master Servicer, to sell or otherwise dispose of all or substantially all of its property or assets or to assign the applicable servicing agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof; or

        (i) any failure of Wells Fargo Bank, N.A. to make any Advance on any Servicer Remittance Date required to be made from its own funds, which continues unremedied for a period of two Business Days after the date upon which written notice of such failure requiring the same to be remedied shall have been given to Wells Fargo Bank, N.A. by the Depositor or the Trustee or to the Servicer, the Depositor, the Trustee and by the holders of certificates entitled to at least 25% of the voting rights.

    The servicer may not assign all or substantially all of its obligations under the Pooling Agreement without the consent of the Master Servicer (which consent will not be unreasonably withheld) nor resign from the obligations and duties imposed on it by the Pooling Agreement without the consent of the Master Servicer or upon the determination that a servicer's duties under the Pooling Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee (or, if Fremont Investment & Loan resigns, the Master Servicer) or another successor has assumed the applicable servicer's responsibilities and obligations in accordance with the Pooling Agreement.

    Upon removal of a servicer, the Trustee (or, if Fremont Investment & Loan is removed, the Master Servicer) will become the successor servicer or will appoint a successor servicer.

    If a servicer event of default described in clauses (a) through (h) above occurs, then, and in each and every such case, so long as such servicer event of default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the holders of certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the applicable Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to the Master Servicer and each Rating Agency, terminate all of the rights and obligations of such Servicer in its capacity as the Servicer under the Pooling Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a servicer event of default described in clause (i) hereof shall occur, the Trustee, upon receipt of actual knowledge thereof, shall, by notice in writing to the applicable Servicer, the Depositor and the Master Servicer, terminate all of the rights and obligations of such Servicer in its capacity as the Servicer under the Pooling Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Pooling Agreement, whether with respect to the certificates (other than as a holder of any certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (or, if Fremont Investment & Loan is terminated, the Master Servicer), or such other successor servicer as may be appointed pursuant to the Pooling Agreement.

    The Master Servicer, the successor servicer or the Trustee, as applicable, shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Distribution Account if the Servicer is unable to fulfill its obligations) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Trustee, from the Servicer immediately preceding the successor servicer or the Trustee, as applicable), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer, the successor servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data caused by the predecessor Servicer or otherwise to enable the Master Servicer, the successor servicer or the Trustee, as applicable, to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

The Trustee

    U.S. Bank National Association ("U.S. Bank") will act as Trustee under the Pooling Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

    U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling Agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston Ave., St. Paul, MN 55107.

     U.S. Bank has provided corporate trust services since 1924. As of March 31, 2006, U.S. Bank was acting as Trustee with respect to 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

    On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

    As of March 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as Trustee on 405 issuances of subprime mortgage asset securities with an outstanding aggregate principal balance of approximately $128,686,100,000.00.

Voting Rights

    At all times 98% of all voting rights will be allocated among the holders of the Class A, Mezzanine Certificates and Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of Certificates will be allocated among all certificateholders of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment

    The Pooling Agreement may be amended, without the consent of any of the certificateholders:

        (i) to cure any ambiguity,

        (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, or

        (iii) to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not materially inconsistent with the provisions thereof,

provided that such action will not adversely affect any REMIC status as evidenced by an opinion of counsel to such effect and will not adversely affect in any material respect the interests of any Certificateholder as evidenced by either an opinion of counsel to such effect or a confirmation by the Rating Agencies that such amendment will not result in the downgrading of the Certificates. No amendment will be deemed to adversely affect in any material respect the interests of any Certificateholder who has consented thereto, and no opinion of counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder.

    The Pooling Agreement may also be amended with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate percentage interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the holders of Certificates, except that no such amendment may

        (x) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate,

        (y) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in
    (x) above (as evidenced by either an opinion of counsel or a confirmation by the Rating Agencies that such amendment will not result in the downgrading of the securities) or

        (z) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by the Pooling Agreement then outstanding.

    The parties to the Pooling Agreement will not be permitted to enter into any amendment of the Pooling Agreement that could have an adverse effect on the Swap Provider without its prior written consent.

Termination

    The Servicer will have the right to purchase all of the Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Credit Risk Manager Fees allocable to such Mortgage Loans and REO Properties, any accrued unpaid Net WAC Rate Carryover Amounts, any unpaid Net Swap Payment and Swap Termination Payment to the Swap Provider and any unreimbursed expenses due to any party to the Pooling Agreement then remaining unpaid or which is due to the exercise of such option. In the event the Master Servicer exercises the optional termination, the portion of the purchase price allocable to the Class A and Mezzanine Certificates will be, to the extent of available funds (distributable in accordance with the priorities described under "Description of the Certificates--Interest Distributions," "Description of the Certificates--Principal Distributions" and "--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement) equal to:

        (i) 100% of the then outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates, plus

        (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

        (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A and Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

        (iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

    The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or
(iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

                         DESCRIPTION OF THE CERTIFICATES

General

    The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Class A and Mezzanine Certificates will be issued.

    The Trust will issue the (i) Class A-1 Certificates, (ii) Class A-2A Certificates, Class A-2B Certificates , Class A-2C Certificates and Class A-2D Certificates (collectively, the "Class A-2 Certificates", and, together with the Class A-1 Certificates, the "Class A Certificates"), (iii) Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates (collectively, the "Mezzanine Certificates"), (iv) Class CE Certificates (together with the Mezzanine Certificates, the "Subordinate Certificates"), (v) Class P Certificates and (vi) Class R Certificates. The Class A Certificates, Mezzanine Certificates, Class CE Certificates, Class P Certificates and Class R Certificates are collectively referred to herein as the "Certificates". Only the Class A Certificates and the Mezzanine Certificates are offered hereby (the "Offered Certificates").

    The Offered Certificates will have the Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus ten percent. The Class CE Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over the Original Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates. The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Class A and Mezzanine Certificates. The Class R Certificates will not have Original Certificate Principal Balances and will not bear interest.

    The Class A and Mezzanine Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). The Class A and Mezzanine Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof.

     The Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of The Depositary Trust Company and, upon request, Clearstream, Luxembourg or Euroclear. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in the prospectus under "Description of the Securities--Form of Securities." For additional information regarding DTC, Clearstream, Luxembourg and Euroclear and the Book-Entry Certificates, see "Description of the Securities--Form of Securities" in the prospectus. The assumed final maturity date (the "Final Scheduled Distribution Date") for the Certificates is the Distribution Date in July 2036. See "Yield, Prepayment and Maturity Considerations--Weighted Average Lives" in this prospectus supplement.

    Distributions on the Class A and Mezzanine Certificates will be made by the Securities Administrator on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in August 25, 2006 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" for any Class A and Mezzanine Certificates issued in book-entry form is the business day immediately preceding such Distribution Date and the Record Date for any physical Certificate or any Class A and Mezzanine Certificates that becomes a definitive certificate, will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Interest Distributions

    Holders of the Class A and Mezzanine Certificates will be entitled to receive on each Distribution Date, from Available Distribution Amount, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then applicable Pass Through Rates thereon, in the priorities set forth below.

        (A) On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

            first, to the Swap Account, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

            second, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to such class; and

            third, concurrently, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

        (B) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

            first, to the Swap Account, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

            second, concurrently, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

            third, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to such class, based on the entitlement of such class, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

        (C) On each Distribution Date, following the deposit of the Net Swap Payment and any Swap Termination Payment into the Swap Account as described in clauses (A) and (B) above and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining will be distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, to the extent of the Interest Distribution Amount allocable to each such class.

    On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated first, to the Class M-11 Certificates, second, to the Class M-10 Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates and twelfth, to the Class A Certificates, on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Class A and Mezzanine Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under "--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement.

    With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Class A and Mezzanine Certificates will result and payments of Interest Carry Forward Amounts to such classes of Class A and Mezzanine Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in "--Overcollateralization and Excess

Cash Flow Provisions" and "--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

    Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Principal Distributions

    On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Class A and Mezzanine Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

        (A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

            first, to the Swap Account, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;

            second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

            third, sequentially to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

        (B) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

            first, to the Swap Account, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;

            second, sequentially to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

            third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of such class has been reduced to zero.

        (C) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

        (D) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

            first, to the Swap Account, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

            second, to the holders of the Class A-1 Certificates, the Class A-1 Allocation Percentage of the Class A Principal Distribution Amount, until the Certificate Principal Balance of such class has been reduced to zero; and

            third, sequentially to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount on such Distribution Date, as described below, up to the amount equal to the amount, if any, of the Class A-2 Allocation Percentage of the Class A Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.

        (E) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

            first, to the Swap Account, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;

            second, sequentially to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates in that order, the Class A-2 Allocation Percentage of the Class A Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

            third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount on such Distribution Date, as described above up to an amount equal to the amount, if any, of the Class A-1 Allocation Percentage of the Class A Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of such class has been reduced to zero.

        (F) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

            first, to the holders of the Class M-1 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, and (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

            second, to the holders of the Class M-2 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class M-1 Certificates under clause first above, and (y) the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

            third, to the holders of the Class M-3 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above and to the holders of the Class M-2 Certificates under clause second above, and (y) the Class

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        M-3 Principal Distribution Amount, until the Certificate Principal
        Balance of the Class M-3 Certificates has been reduced to zero;

            fourth, to the holders of the Class M-4 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above and to the holders of the Class M-3 Certificates under clause third above, and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

            fifth, to the holders of the Class M-5 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above and to the holders of the Class M-4 Certificates under clause fourth above, and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

            sixth, to the holders of the Class M-6 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above and to the holders of the Class M-5 Certificates under clause fifth above, and (y) the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

            seventh, to the holders of the Class M-7 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above and to the holders of the Class M-6 Certificates under clause sixth above, and (y) the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

            eighth, to the holders of the Class M-8 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above and to the holders of the Class M-7 Certificates under clause seventh above, and (y) the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

            ninth, to the holders of the Class M-9 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above and to the holders of the Class M-8 Certificates under clause eighth above, and (y) the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

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            tenth, to the holders of the Class M-10 Certificates, the lesser of
        (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above, to the holders of the Class M-8 Certificates under clause eighth above and to the holders of the Class M-9 Certificates under clause ninth above, and (y) the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero; and

            eleventh, to the holders of the Class M-11 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Swap Account and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above, to the holders of the Class M-8 Certificates under clause eighth above, to the holders of the Class M-9 Certificates under clause ninth above, and to the holders of the Class M-10 Certificates under clause tenth above and (y) the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero.

    The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates.

    Notwithstanding the priority of distributions described in this section with respect to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, on any Distribution Date that occurs after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero, distributions in respect of principal to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will be made on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Credit Enhancement

    The credit enhancement provided for the benefit of the holders of the Class A and Mezzanine Certificates consists of subordination, as described in this section, overcollateralization and excess interest, as described under "--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement.

    The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against Realized Losses.

    The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

    In addition, the Class CE Certificates are subordinated to all classes of senior and mezzanine certificates. Within the classes of Mezzanine Certificates, each class of Mezzanine Certificate, other than the Class M-1 Certificates, is subordinated to the class or classes of Mezzanine Certificates with a lower numerical class designation. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Overcollateralization and Excess Cash Flow Provisions

    The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and Mezzanine Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Class A Certificates and Mezzanine Certificates. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The Pooling Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.

    With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

    first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, owed to such holders in accordance with the priorities set forth under "--Principal Distributions" above;

    second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to each such class;

    third, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such class;

    fourth, concurrently to the holders of the Class A Certificates pro rata, based on respective entitlements to distribution of interest, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

    fifth, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to each such certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

    sixth, to the reserve fund (the "Reserve Fund") established in accordance with the terms of the Pooling Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Class A Certificates and Mezzanine Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

    seventh, to the Swap Account, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

    eighth, to the holders of the Class P Certificates and Class CE Certificates as provided in the Pooling Agreement; and

    ninth, to the holders of the Class R Certificates, any remaining amounts.

    On each Distribution Date, after making the distributions required under "--Interest Distributions," "--Principal Distributions" and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates and the Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

        (A) concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

        (B) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

    As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Class A and Mezzanine Certificates and the Class P Certificates by an amount equal to approximately $33,299,900 which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Pooling Agreement. Under the Pooling Agreement, the Overcollateralization Amount is required to be maintained at the Required Overcollateralization Amount. In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A and Mezzanine Certificates. In the event of an overcollateralization deficiency, the Pooling Agreement requires the payment from Net Monthly Excess Cashflow and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Class A and Mezzanine Certificates in reduction of the Certificate Principal Balances of the Class A and Mezzanine Certificates. These payments have the effect of accelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

    On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease ("step down"), to a level equal to approximately 3.70% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution
Date), subject to a floor equal to the product (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Pooling Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A and Mezzanine Certificates on the related Distribution Date will be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.

    With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, will be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Class A Certificates and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

Allocation of Losses; Subordination

    With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer, the Master Servicer or the Trustee for Advances, servicing advances and other related expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as "Realized Losses." In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicer, the Master Servicer or the Trustee for Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer, the Master Servicer or the Trustee out of any funds in the collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

    Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date: first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, third, to the Class M-11 Certificates until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero, fourth, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, fifth, to the Class M-9 Certificates until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, sixth, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, seventh, to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero, eighth, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero, ninth, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero, tenth, to the Class M-4 Certificates until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, eleventh, to the Class M-3 Certificates until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero, twelfth, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero and thirteenth, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

    The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

    Except as described below, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under "--Overcollateralization and Excess Cash Flow Provisions" and "--The Interest Rate Swap Agreement and the Swap Provider" above.

    Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Swap Account.

    A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any

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proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

    In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under "Description of the Certificates" in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" and from amounts on deposit in the Swap Account as described under "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Definitions

    "Administration Costs." With respect to any distribution and any Mortgage Loan, the sum of the fee payable to the Servicer and the fee payable to the Credit Risk Manager.

    "Administration Fee Rate." With respect to each Mortgage Loan, the Administration Fee Rate is 0.513% per annum which is equal to the sum of (i) the Servicing Fee Rate and (ii) the aggregate rate at which the fees payable to the Credit Risk Manager are calculated.

    "Allocated Realized Loss Amount." The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

    "Available Distribution Amount." The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date;
(ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all Advances with respect to the Mortgage Loans received for the Distribution Date.

    "Certificate Principal Balance." The Certificate Principal Balance of a Class A and Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of a Class A and Mezzanine Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

    "Class A-1 Allocation Percentage." For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

    "Class A Principal Distribution Amount." The Class A Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (ii) the product of (a) 0.50% and (b) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class A-2 Allocation Percentage." For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

    "Class M-1 Principal Distribution Amount." The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 67.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-2 Principal Distribution Amount." The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-3 Principal Distribution Amount." The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of

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the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-4 Principal Distribution Amount." The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 80.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-5 Principal Distribution Amount." The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-6 Principal Distribution Amount." The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the

                                      S-69
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related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-7 Principal Distribution Amount." The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 89.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-8 Principal Distribution Amount." The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-9 Principal Distribution Amount." The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the

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Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-10 Principal Distribution Amount." The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 94.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Class M-11 Principal Distribution Amount." The Class M-11 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the

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Distribution Date, (iv) the Certificate Principal Balance of the Class M-3
Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date, (xi) the Certificate Principal Balance of the Class M-10 Certificates after taking into account the payment of the Class M-10 Principal Distribution Amount on the Distribution Date and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Credit Enhancement Percentage." The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

    "Determination Date." With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day.

    "Due Period." With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

    "Group I Allocation Percentage." The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans.

    "Group I Interest Remittance Amount." The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received, recovered or advanced on the Group I Mortgage Loans, minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

    "Group I Principal Distribution Amount." The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the

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Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master
Servicer or the Securities Administrator. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Class A and Mezzanine Certificates.

    "Group I Principal Remittance Amount." The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

    "Group II Allocation Percentage." The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

    "Group II Interest Remittance Amount." The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received, recovered or advanced on the Group II Mortgage Loans, minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

    "Group II Principal Distribution Amount." The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and
(iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Class A and Mezzanine Certificates.

    "Group II Principal Remittance Amount." The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

    "Insurance Proceeds." The proceeds of any title policy, hazard policy, or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

    "Interest Accrual Period." The Interest Accrual Period for the Class A and Mezzanine Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days which have elapsed in the applicable Interest Accrual Period.

    "Interest Carry Forward Amount." The Interest Carry Forward Amount with respect to any class of Class A and Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from

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the previous Distribution Date, plus interest accrued thereon at the related
Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

    "Interest Distribution Amount." The Interest Distribution Amount for any class of Class A and Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

    "Interest Remittance Amount." The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

    "Net Monthly Excess Cashflow." The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to the Swap Provider (excluding any Overcollateralization Increase Amount).

    "Net WAC Pass-Through Rate." The Net WAC Pass-Through Rate for any Distribution Date is (A) with respect to the Class A-1 Certificates, a per annum rate (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus Administration Costs with respect to the Group I Mortgage Loans for such Distribution Date and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period;

    (B) with respect to the Class A-2 Certificates, a per annum rate (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus Administration Costs with respect to the Group II Mortgage Loans for such Distribution Date and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period; and

    (C) with respect to the Mezzanine Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

    "Net WAC Rate Carryover Amount." With respect to any class of the Class A and Mezzanine Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

    "Overcollateralization Amount." The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Class A and Mezzanine Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

    "Overcollateralization Increase Amount." An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Class A and Mezzanine Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

    "Overcollateralization Reduction Amount." An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

    "Prepayment Period." For any Distribution Date, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the fourteenth day of the month preceding the related Distribution Date (or, in the case of the first Distribution Date, beginning on July 1, 2006) and ending on the thirteenth day of the month of such Distribution Date with respect to prepayments in full.

    "Principal Distribution Amount." The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount.

    "Principal Remittance Amount." The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and Group II Principal Remittance Amount.

    "Required Overcollateralization Amount." Initially, shall mean an amount equal to the product of (i) approximately 1.85% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date and provided that a Trigger Event is not in effect, approximately 3.70% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

    "Scheduled Principal Balance." The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

    "Senior Interest Distribution Amount." The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

    "Servicer Remittance Date." With respect to any Distribution Date, on the 18th day of each month; provided that if the 18th day of a given month is not a Business Day, the Servicer Remittance Date shall be the immediately preceding business day.

    "Stepdown Date." The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately 40.60% and (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

    "Subsequent Recoveries." As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

    "Trigger Event." With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO, but excluding any liquidated Mortgage Loans as of the end of the related Prepayment Period) over the immediately preceding three-month period by (ii) the aggregate principal balance of the Mortgage Loans over the immediately preceding three-month period, in each case, as of the last day of the previous calendar month exceeds 38.59% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:


        Distribution Date                                   Percentage
-----------------------------------     --------------------------------------------------
August 2008 to July 2009...........     1.40% plus 1/12 of 1.70% for each month thereafter
August 2009 to July 2010...........     3.10% plus 1/12 of 1.75% for each month thereafter
August 2010 to July 2011...........     4.85% plus 1/12 of 1.40% for each month thereafter
August 2011 to July 2012...........     6.25% plus 1/12 of 0.70% for each month thereafter
August 2012 and thereafter.........     6.95%

Pass-Through Rates

    The "Pass-Through Rate." On any Distribution Date with respect to the Class A and Mezzanine Certificates, the lesser of (a) the related Formula Rate and (b) the Net WAC Pass-Through Rate for such Distribution Date. With respect to the Class A and Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

    The "Formula Rate." For the Class A and Mezzanine Certificates, the lesser of (a) the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR Determination Date (as defined herein) plus the Certificate Margin and (b) the Maximum Cap Rate.

    The "Certificate Margin." With respect to each of the Class A and Mezzanine Certificates, the related percentage set forth below.

                      Class            (1)         (2)
                ---------------     ---------   --------
                A-1............
                A-2A...........
                A-2B...........
                A-2C...........
                A-2D...........
                M-1............
                M-2............
                M-3............
                M-4............
                M-5............
                M-6............
                M-7............
                M-8............
                M-9............
                M-10...........
                M-11...........

------------------
(1) For the accrual period for each Distribution Date through and including the Optional Termination Date.

(2) For each other accrual period.

    The "Maximum Cap Rate." For any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, plus an amount, expressed as a per annum rate, equal to the product of
(i) the Net Swap Payment made by the Swap Provider divided by the aggregate principal balance of the Mortgage Loans and (ii) 12 (subject to adjustment based on the actual number of days elapsed in the related Accrual Period).

    The "Adjusted Net Maximum Mortgage Rate." For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs (or the Cut-off Date with respect to the first Distribution Date) minus the Administration Fee Rate.

The Interest Rate Swap Agreement and the Swap Provider

    The Class A and Mezzanine Certificates will have the benefit of an interest rate swap agreement. On or before the Closing Date, the Securities Administrator will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc., the swap provider (the "Swap Provider"). Any payments made by the Swap Provider under the Interest Rate Swap Agreement will be deposited into a segregated trust account established on the Closing Date (the "Swap Account") but will not be assets of any REMIC.

    The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced if the significance percentage of the Interest Rate Swap Agreement is more than 10%.

    Pursuant to the Interest Rate Swap Agreement, on the business day prior to each Distribution Date, (i) the Securities Administrator (solely from funds in the Swap Account) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) (A) 5.35%, in the first period or (B) 5.60% in all subsequent periods, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the "Securities Administrator Swap Payment"); and (ii) the Swap Provider will be obligated to pay to the Swap Account for the benefit of the holders of the Class A and Mezzanine Certificates (the "Swap Provider Payment"), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement),
(y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on the business day prior to each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Securities Administrator pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain or restore the Required Overcollateralization Amount and Allocated Realized Loss Amounts.

    The "Swap Notional Amount" with respect to each Distribution Date commencing in August 2006, is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement). The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in July 2011, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

    Distribution Date        Swap Notional Amount ($)
------------------------     ------------------------
August 2006.............        $  1,766,700,000.00
September 2006..........        $  1,760,006,643.84
October 2006............        $  1,750,946,077.95
November 2006...........        $  1,744,913,946.73
December 2006...........        $  1,718,677,124.78

    Distribution Date        Swap Notional Amount ($)
------------------------     ------------------------
January 2007............        $  1,689,604,141.72
February 2007...........        $  1,657,701,561.88
March 2007..............        $  1,621,248,861.42
April 2007..............        $  1,582,211,157.25
May 2007................        $  1,535,804,145.69
June 2007...............        $  1,486,588,080.95
July 2007...............        $  1,436,965,685.50
August 2007.............        $  1,388,354,070.01
September 2007..........        $  1,340,369,635.29
October 2007............        $  1,293,848,910.86
November 2007...........        $  1,250,108,970.24
December 2007...........        $  1,203,473,143.32
January 2008............        $  1,155,211,328.98
February 2008...........        $  1,086,817,200.23
March 2008..............        $  1,022,652,186.11
April 2008..............        $    962,459,123.44
May 2008................        $    905,973,035.45
June 2008...............        $    852,933,042.75
July 2008...............        $    803,203,916.10
August 2008.............        $    453,917,305.59
September 2008..........        $    427,629,086.18
October 2008............        $    402,949,541.45
November 2008...........        $    379,753,147.03
December 2008...........        $    357,889,459.48
January 2009............        $    345,522,433.47
February 2009...........        $    333,593,841.50
March 2009..............        $    322,082,794.74
April 2009..............        $    310,974,355.83
May 2009................        $    300,254,140.30
June 2009...............        $    289,908,376.41
July 2009...............        $    279,924,235.92
August 2009.............        $    270,288,203.53
September 2009..........        $    260,987,905.07
October 2009............        $    252,026,328.29
November 2009...........        $    243,434,072.86
December 2009...........        $    235,135,853.39
January 2010............        $    227,121,909.53
February 2010...........        $    219,382,098.54
March 2010..............        $    211,907,005.75
April 2010..............        $    204,687,541.28
May 2010................        $    197,714,928.56
June 2010...............        $    190,980,693.70
July 2010...............        $    184,476,847.50
August 2010.............        $    178,195,284.59
September 2010..........        $    172,128,377.42
October 2010............        $    166,268,761.48
November 2010...........        $    160,609,325.89
December 2010...........        $    155,143,205.04
January 2011............        $    149,863,903.32
February 2011...........        $    144,764,876.49
March 2011..............        $    139,839,943.98
April 2011..............        $    135,083,138.04
May 2011................        $    130,488,696.32
June 2011...............        $    126,050,987.49
July 2011...............        $    121,759,382.31

    The respective obligations of the Swap Provider and the trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "Early

Termination Date" (as defined in the 1992 ISDA Master Agreement
(Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation, has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

    Events of default under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

    o "Failure to Pay or Deliver" (as amended in the Interest Rate Swap Agreement),

    o   "Bankruptcy" (as amended in the Interest Rate Swap Agreement), and

    o "Merger without Assumption" (only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

    "Termination Events." under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

    o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

    o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

    o "Tax Event Upon Merger" (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.

    In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Trust should terminate or if, pursuant to the terms of the pooling and servicing agreement, the Master Servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

    Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

    Upon any Swap Early Termination, the trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Swap Account on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

    Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Securities Administrator will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Securities Administrator will apply all or a portion of such amount received from a replacement Swap Provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

    Each of the following is a "Swap Provider Trigger Event": (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement);
(ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement); and (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

    If the Swap Provider's long-term unsecured and unsubordinated debt rating falls below AA- from Standard & Poor's, Aa3 by Moody's or, if rated by Fitch Ratings, A by Fitch Ratings, in each case, as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Swap Provider's obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions").

    On each Distribution Date, to the extent required following, with respect to any Net Swap Payment made by the Swap Provider only, the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in "--Overcollateralization and Excess Cash Flow Provisions" in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Swap Account and distribute such amounts in the following order of priority:

    first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

    second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

    third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

    fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount and Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

    fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under "--Overcollateralization and Excess Cash Flow Provisions;" provided that this amount, together with all other amounts paid to the certificateholders on all prior Distribution Dates pursuant to this item fifth, may not exceed the cumulative amount of Realized Losses incurred on the Mortgage Pool from and after the Cut-off Date.

    sixth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

    seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

    eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

    ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

    tenth, to the Class CE Certificates, any remaining amounts.

    In the event that the Securities Administrator receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Swap Account (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling Agreement.

    The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.

    The Swap Provider is Bear Stearns Financial Products Inc.

    Bear Stearns Financial Products Inc. or BSFP, will be the Swap Provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investor Service. Requests for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

Calculation of One-Month LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Class A and Mezzanine Certificates (each such date, a "LIBOR Determination Date"), the Securities Administrator will determine the Certificate Index for such Accrual Period for the Class A and Mezzanine Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein). With respect only to the first LIBOR Determination Date, One-Month LIBOR will be calculated on an interpolated basis.

    As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor Servicer, the Master Servicer or any successor Master Servicer or the Originator; and "Reserve Interest Rate" will be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

    The establishment of the Certificate Index on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Class A and Mezzanine Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Residual Interests

    Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments unless the aggregate amount received by the Issuing Entity with respect to the Mortgage Loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the Sponsor or any other party.

Reports to Certificateholders

    On each Distribution Date, the Securities Administrator will provide or make available to each holder of a Certificate and the Rating Agencies a statement (based on information received from the Master Servicer) setting forth

o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and liquidation proceeds in that distribution;

o the amount of the distribution allocable to interest, any Interest Carry Forward Amounts included in such distribution and any remaining Interest Carry Forward Amounts after giving effect to such distribution, any Net WAC Rate Carryover Amount for such distribution date and the amount of all Net WAC Rate Carryover Amounts covered by withdrawals from the Reserve Fund on such distribution date;

o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any unpaid Net WAC Rate Carryover Amount not covered by amounts in the Reserve Fund;

o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

o the aggregate stated principal balance of the mortgage loans for the following distribution date;

o the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the Securities Administrator with respect to such distribution date, in each case, identifying the general purpose of such fees;

o the Pass-Through Rate for each such class of certificates with respect to such distribution date;

o the amount of advances included in the distribution on such distribution date;

o the number and aggregate outstanding principal balances of mortgage loans (except those Mortgage Loans that are liquidated as of the end of the related Prepayment Period) (1) as to which the scheduled payment is delinquent 30 to 59 days, 60 to 89 days and 90+ days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month determined in accordance with the OTS method;

o with respect to all Mortgage Loans that became REO properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate stated principal balance of such Mortgage Loans as of the close of business on the Determination Date preceding such distribution date of the REO properties;

o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such distribution date;

o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

o the amount on deposit in the Reserve Fund (after giving effect to distributions on such distribution date);

o in the aggregate and for each class of certificates, the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses through such distribution date;

o the amount of any Net Monthly Excess Cashflow on such distribution date and the allocation of it to the certificateholders with respect to Interest Carry Forward Amounts;

o   the Overcollateralization Amount and Required Overcollateralization Amount;

o   prepayment premiums collected by the Servicer;

o the percentage equal to the aggregate realized losses divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date;

o   the amount distributed on the Class CE Certificates;

o   the amount of any Subsequent Recoveries for such distribution date;

o   the Record Date for such distribution date; and

o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

    The Securities Administrator will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator's internet website (www.ctslink.com). Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the Issuing Entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the Issuing Entity's annual report on Form 10-K, distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports will be made available on such website promptly after such materials are electronically filed with, or furnished to, the Commission under file number 333-125307. See also "Description of the Securities--Reports to Securityholders" in the prospectus for a more detailed description of certificateholder reports. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

    In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General Prepayment and Default Considerations

    The rate of principal payments on the Class A and Mezzanine Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the adjustable rate Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Servicer or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 61.10% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

    Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Class A and Mezzanine Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Class A and Mezzanine Certificates may vary from the anticipated yield will depend upon the degree to which the Class A and Mezzanine Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Class A and Mezzanine Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Class A and Mezzanine Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Class A and Mezzanine Certificates. As a result, the effect on an investors' yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Mezzanine Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Class A and Mezzanine Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates.

    Because principal distributions are paid to certain classes of Class A and Mezzanine Certificates before other classes, holders of classes of Class A and Mezzanine Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

    In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Special Yield Considerations

    The Mortgage Rates on approximately 13.65% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, are fixed and will not vary with any index. The Mortgage Rates on approximately 86.35% of the Mortgage Loans, by aggregate principal balance as of the Statistical Calculation Date, adjust semi annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of two, three or five years with respect to Delayed First Adjustment Mortgage Loans. The Pass Through Rate on the Class A and Mezzanine Certificates adjusts monthly based upon One Month LIBOR, subject to the applicable Net WAC Pass Through Rate, with the result that increases in the Pass Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at the applicable Formula Rates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement. In addition, Six-Month LIBOR and One Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One Month LIBOR and Six-Month LIBOR rise during the same period, one month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on one or more classes of Class A and Mezzanine Certificates, which would adversely affect the yield to maturity on such certificates.

    If the pass through rates on one or more classes of Class A and Mezzanine Certificates are limited by the applicable Net WAC Pass Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to in this prospectus supplement "Net WAC Rate Carryover Amounts," may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event). The ratings on the Class A and Mezzanine Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates from amounts received or advanced on the Mortgage Loans. In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans.

    As described under "Description of the Certificates--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by PI Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates. See "Description of the Certificates--Principal Distributions" in this prospectus supplement.

Weighted Average Lives

    The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Mezzanine Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

    The weighted average life of a Class A or Mezzanine Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

    The Final Scheduled Distribution Date for the Class A and Mezzanine Certificates is as set forth herein under "Description of the Certificates--General" and was determined by taking the latest maturity date of the Mortgage Loans and adding one month. The weighted average lives of the Class A and Mezzanine Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the assumptions that were used to determine the Final Scheduled Distribution Date, and the final Distribution Date with respect to any class of the Class A and Mezzanine Certificates could occur significantly earlier than the Final Scheduled Distribution Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of such Certificates as described herein and (iii) the Master Servicer may cause a termination of the Trust as provided herein.

    Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes a prepayment rate for the Fixed Rate Mortgage Loans of 100% of the Fixed Rate Prepayment Vector and a prepayment rate for the Adjustable Rate Mortgage Loans of 100% of the Adjustable Rate Prepayment Vector. The "Fixed-Rate Prepayment Vector" assumes a constant prepayment rate ("CPR") of 4% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.90909% (precisely 21%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 25%. The "Adjustable Rate Prepayment Vector" assumes (a) a CPR of 4% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.81818% (precisely 31%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35.00% per annum.

    CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

    Each of the Prepayment Scenarios in the table below assumes the respective percentages of the related Prepayment Vector described thereunder.

    The tables entitled "Percent of Original Certificate Principal Balance Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the mortgage loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in those tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

    The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" below were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex IV to this prospectus supplement, (ii) the Closing Date for the Class A and Mezzanine Certificates occurs on July 13, 2006 and the Class A and Mezzanine Certificates are sold to investors on such date,
(iii) distributions on the Class A and Mezzanine Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in August 2006, (iv) prepayments include thirty days' interest thereon, (v) neither the Originator nor the Sponsor is required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below, (vi) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in August 2006, the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans,
(vii) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (viii) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (ix) the Certificate Index is at all times equal to 5.32250%, (x) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xi) with respect to the Adjustable Rate Mortgage Loans, Six-Month LIBOR is equal to 5.57188%, (xii) the Administration Fee Rate is equal to 0.513% per annum and (xiii) no Swap Termination Payment is made. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             Prepayment Scenarios(1)


                                        Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
                                        ----------   -----------   ------------   -----------   ----------   -----------
Fixed Rate Mortgage Loans..........            50%           75%           100%          125%         150%          175%
Adjustable Rate Mortgage Loans.....            50%           75%           100%          125%         150%          175%

------------------
(1) Percentage of the Fixed Rate Prepayment Vector or the Adjustable Rate Prepayment Vector, as applicable.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                               Class A-1 Prepayment Scenario
                                      --------------------------------------------------------------------------------
        Distribution Date             Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................           84            77             69            61           54            45
July 25, 2008......................           65            51             37            25           14             4
July 25, 2009......................           50            31             16             4            0             0
July 25, 2010......................           37            25             16             4            0             0
July 25, 2011......................           31            19             11             4            0             0
July 25, 2012......................           25            14              7             3            0             0
July 25, 2013......................           21            10              5             2            0             0
July 25, 2014......................           17             8              3             1            0             0
July 25, 2015......................           14             6              2             1            0             0
July 25, 2016......................           12             4              1             *            0             0
July 25, 2017......................           10             3              1             0            0             0
July 25, 2018......................            8             2              *             0            0             0
July 25, 2019......................            7             2              *             0            0             0
July 25, 2020......................            5             1              0             0            0             0
July 25, 2021......................            4             1              0             0            0             0
July 25, 2022......................            4             1              0             0            0             0
July 25, 2023......................            3             *              0             0            0             0
July 25, 2024......................            2             *              0             0            0             0
July 25, 2025......................            2             0              0             0            0             0
July 25, 2026......................            1             0              0             0            0             0
July 25, 2027......................            1             0              0             0            0             0
July 25, 2028......................            1             0              0             0            0             0
July 25, 2029......................            1             0              0             0            0             0
July 25, 2030......................            *             0              0             0            0             0
July 25, 2031......................            *             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         4.63          3.13           2.27          1.63         1.23          1.07
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         4.31          2.91           2.11          1.52         1.23          1.07

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

*   Indicates a number that is greater than zero but less than 0.5%.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                               Class A-2A Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................           72            58             44            30           16             1
July 25, 2008......................           38            11              0             0            0             0
July 25, 2009......................            9             0              0             0            0             0
July 25, 2010......................            0             0              0             0            0             0
July 25, 2011......................            0             0              0             0            0             0
July 25, 2012......................            0             0              0             0            0             0
July 25, 2013......................            0             0              0             0            0             0
July 25, 2014......................            0             0              0             0            0             0
July 25, 2015......................            0             0              0             0            0             0
July 25, 2016......................            0             0              0             0            0             0
July 25, 2017......................            0             0              0             0            0             0
July 25, 2018......................            0             0              0             0            0             0
July 25, 2019......................            0             0              0             0            0             0
July 25, 2020......................            0             0              0             0            0             0
July 25, 2021......................            0             0              0             0            0             0
July 25, 2022......................            0             0              0             0            0             0
July 25, 2023......................            0             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         1.75          1.25           1.00          0.85         0.74          0.67
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         1.75          1.25           1.00          0.85         0.74          0.67

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                               Class A-2B Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100             32             0            0             0
July 25, 2009......................          100             0              0             0            0             0
July 25, 2010......................           32             0              0             0            0             0
July 25, 2011......................            0             0              0             0            0             0
July 25, 2012......................            0             0              0             0            0             0
July 25, 2013......................            0             0              0             0            0             0
July 25, 2014......................            0             0              0             0            0             0
July 25, 2015......................            0             0              0             0            0             0
July 25, 2016......................            0             0              0             0            0             0
July 25, 2017......................            0             0              0             0            0             0
July 25, 2018......................            0             0              0             0            0             0
July 25, 2019......................            0             0              0             0            0             0
July 25, 2020......................            0             0              0             0            0             0
July 25, 2021......................            0             0              0             0            0             0
July 25, 2022......................            0             0              0             0            0             0
July 25, 2023......................            0             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         3.94          2.64           2.00          1.62         1.36          1.18
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         3.94          2.64           2.00          1.62         1.36          1.18

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                               Class A-2C Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100            60            9             0
July 25, 2009......................          100            90             20             0            0             0
July 25, 2010......................          100            62             20             0            0             0
July 25, 2011......................           87            33              0             0            0             0
July 25, 2012......................           63            11              0             0            0             0
July 25, 2013......................           43             0              0             0            0             0
July 25, 2014......................           27             0              0             0            0             0
July 25, 2015......................           13             0              0             0            0             0
July 25, 2016......................            1             0              0             0            0             0
July 25, 2017......................            0             0              0             0            0             0
July 25, 2018......................            0             0              0             0            0             0
July 25, 2019......................            0             0              0             0            0             0
July 25, 2020......................            0             0              0             0            0             0
July 25, 2021......................            0             0              0             0            0             0
July 25, 2022......................            0             0              0             0            0             0
July 25, 2023......................            0             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         6.93          4.57           3.00          2.17         1.80          1.52
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         6.93          4.57           3.00          2.17         1.80          1.52

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                               Class A-2D Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100            34
July 25, 2009......................          100           100            100            33            0             0
July 25, 2010......................          100           100            100            33            0             0
July 25, 2011......................          100           100             94            33            0             0
July 25, 2012......................          100           100             63            31            0             0
July 25, 2013......................          100            90             42            19            0             0
July 25, 2014......................          100            68             29            12            0             0
July 25, 2015......................          100            51             20             7            0             0
July 25, 2016......................          100            38             13             2            0             0
July 25, 2017......................           85            29              9             0            0             0
July 25, 2018......................           70            22              5             0            0             0
July 25, 2019......................           58            16              2             0            0             0
July 25, 2020......................           48            12              0             0            0             0
July 25, 2021......................           39             9              0             0            0             0
July 25, 2022......................           32             6              0             0            0             0
July 25, 2023......................           27             4              0             0            0             0
July 25, 2024......................           22             1              0             0            0             0
July 25, 2025......................           18             0              0             0            0             0
July 25, 2026......................           15             0              0             0            0             0
July 25, 2027......................           12             0              0             0            0             0
July 25, 2028......................           10             0              0             0            0             0
July 25, 2029......................            7             0              0             0            0             0
July 25, 2030......................            5             0              0             0            0             0
July 25, 2031......................            2             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................        15.06         10.05           7.34          4.46         2.41          2.01
   Weighted Average Life (years) to
     Optional Termination(2)(3)....        12.09          7.98           5.82          3.46         2.41          2.01

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-1 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100           85            99
July 25, 2010......................          100            68             51           100           85            76
July 25, 2011......................           83            51             29            62           73            34
July 25, 2012......................           68            38             20            10           38            11
July 25, 2013......................           57            28             13             6           17             0
July 25, 2014......................           47            21              9             3            3             0
July 25, 2015......................           39            16              6             0            0             0
July 25, 2016......................           32            12              4             0            0             0
July 25, 2017......................           26             9              1             0            0             0
July 25, 2018......................           22             7              0             0            0             0
July 25, 2019......................           18             5              0             0            0             0
July 25, 2020......................           15             4              0             0            0             0
July 25, 2021......................           12             2              0             0            0             0
July 25, 2022......................           10             0              0             0            0             0
July 25, 2023......................            8             0              0             0            0             0
July 25, 2024......................            7             0              0             0            0             0
July 25, 2025......................            5             0              0             0            0             0
July 25, 2026......................            4             0              0             0            0             0
July 25, 2027......................            3             0              0             0            0             0
July 25, 2028......................            2             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         9.14          6.12           5.04          5.42         5.61          4.80
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.53           4.60          4.70         3.55          3.02

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-2 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100          100           100
July 25, 2010......................          100            68             44           100           83             9
July 25, 2011......................           83            51             29            16            8             4
July 25, 2012......................           68            38             20            10            4             0
July 25, 2013......................           57            28             13             6            0             0
July 25, 2014......................           47            21              9             2            0             0
July 25, 2015......................           39            16              6             0            0             0
July 25, 2016......................           32            12              4             0            0             0
July 25, 2017......................           26             9              0             0            0             0
July 25, 2018......................           22             7              0             0            0             0
July 25, 2019......................           18             5              0             0            0             0
July 25, 2020......................           15             4              0             0            0             0
July 25, 2021......................           12             0              0             0            0             0
July 25, 2022......................           10             0              0             0            0             0
July 25, 2023......................            8             0              0             0            0             0
July 25, 2024......................            7             0              0             0            0             0
July 25, 2025......................            5             0              0             0            0             0
July 25, 2026......................            4             0              0             0            0             0
July 25, 2027......................            2             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         9.11          6.09           4.89          4.73         4.49          3.55
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.52           4.47          4.41         3.70          3.03

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-3 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100          100            40
July 25, 2010......................          100            68             44            28           16             9
July 25, 2011......................           83            51             29            16            8             1
July 25, 2012......................           68            38             20            10            4             0
July 25, 2013......................           57            28             13             6            0             0
July 25, 2014......................           47            21              9             0            0             0
July 25, 2015......................           39            16              6             0            0             0
July 25, 2016......................           32            12              2             0            0             0
July 25, 2017......................           26             9              0             0            0             0
July 25, 2018......................           22             7              0             0            0             0
July 25, 2019......................           18             5              0             0            0             0
July 25, 2020......................           15             0              0             0            0             0
July 25, 2021......................           12             0              0             0            0             0
July 25, 2022......................           10             0              0             0            0             0
July 25, 2023......................            8             0              0             0            0             0
July 25, 2024......................            7             0              0             0            0             0
July 25, 2025......................            5             0              0             0            0             0
July 25, 2026......................            4             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         9.08          6.07           4.80          4.44         4.02          3.23
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.52           4.39          4.14         3.70          3.01

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-4 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100          100            20
July 25, 2010......................          100            68             44            27           16             9
July 25, 2011......................           83            51             29            16            8             0
July 25, 2012......................           68            38             20            10            0             0
July 25, 2013......................           57            28             13             6            0             0
July 25, 2014......................           47            21              9             0            0             0
July 25, 2015......................           39            16              6             0            0             0
July 25, 2016......................           32            12              0             0            0             0
July 25, 2017......................           26             9              0             0            0             0
July 25, 2018......................           22             7              0             0            0             0
July 25, 2019......................           18             4              0             0            0             0
July 25, 2020......................           15             0              0             0            0             0
July 25, 2021......................           12             0              0             0            0             0
July 25, 2022......................           10             0              0             0            0             0
July 25, 2023......................            8             0              0             0            0             0
July 25, 2024......................            7             0              0             0            0             0
July 25, 2025......................            5             0              0             0            0             0
July 25, 2026......................            *             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         9.05          6.04           4.74          4.29         3.81          3.07
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.52           4.36          4.00         3.57          2.88

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

*   Indicates a number that is greater than zero but less than 0.5%.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-5 Prepayment Scenario
                                     --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100          100            20
July 25, 2010......................          100            68             44            27           16             9
July 25, 2011......................           83            51             29            16            8             0
July 25, 2012......................           68            38             20            10            0             0
July 25, 2013......................           57            28             13             4            0             0
July 25, 2014......................           47            21              9             0            0             0
July 25, 2015......................           39            16              6             0            0             0
July 25, 2016......................           32            12              0             0            0             0
July 25, 2017......................           26             9              0             0            0             0
July 25, 2018......................           22             7              0             0            0             0
July 25, 2019......................           18             0              0             0            0             0
July 25, 2020......................           15             0              0             0            0             0
July 25, 2021......................           12             0              0             0            0             0
July 25, 2022......................           10             0              0             0            0             0
July 25, 2023......................            8             0              0             0            0             0
July 25, 2024......................            7             0              0             0            0             0
July 25, 2025......................            2             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         9.01          6.01           4.69          4.18         3.66          2.96
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.51           4.33          3.91         3.43          2.78

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-6 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100          100            20
July 25, 2010......................          100            68             44            27           16             9
July 25, 2011......................           83            51             29            16            8             0
July 25, 2012......................           68            38             20            10            0             0
July 25, 2013......................           57            28             13             0            0             0
July 25, 2014......................           47            21              9             0            0             0
July 25, 2015......................           39            16              0             0            0             0
July 25, 2016......................           32            12              0             0            0             0
July 25, 2017......................           26             9              0             0            0             0
July 25, 2018......................           22             3              0             0            0             0
July 25, 2019......................           18             0              0             0            0             0
July 25, 2020......................           15             0              0             0            0             0
July 25, 2021......................           12             0              0             0            0             0
July 25, 2022......................           10             0              0             0            0             0
July 25, 2023......................            8             0              0             0            0             0
July 25, 2024......................            3             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         8.96          5.97           4.63          4.08         3.54          2.87
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.51           4.30          3.83         3.33          2.70

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-7 Prepayment Scenario
                                     --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100           79            20
July 25, 2010......................          100            68             44            27           16             7
July 25, 2011......................           83            51             29            16            4             0
July 25, 2012......................           68            38             20            10            0             0
July 25, 2013......................           57            28             13             0            0             0
July 25, 2014......................           47            21              8             0            0             0
July 25, 2015......................           39            16              0             0            0             0
July 25, 2016......................           32            12              0             0            0             0
July 25, 2017......................           26             8              0             0            0             0
July 25, 2018......................           22             0              0             0            0             0
July 25, 2019......................           18             0              0             0            0             0
July 25, 2020......................           15             0              0             0            0             0
July 25, 2021......................           12             0              0             0            0             0
July 25, 2022......................           10             0              0             0            0             0
July 25, 2023......................            4             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         8.88          5.91           4.58          3.99         3.43          2.79
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.51           4.29          3.77         3.25          2.65

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-8 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100           31            20
July 25, 2010......................          100            68             44            27           16             0
July 25, 2011......................           83            51             29            16            0             0
July 25, 2012......................           68            38             20             2            0             0
July 25, 2013......................           57            28             13             0            0             0
July 25, 2014......................           47            21              0             0            0             0
July 25, 2015......................           39            16              0             0            0             0
July 25, 2016......................           32            12              0             0            0             0
July 25, 2017......................           26             0              0             0            0             0
July 25, 2018......................           22             0              0             0            0             0
July 25, 2019......................           18             0              0             0            0             0
July 25, 2020......................           15             0              0             0            0             0
July 25, 2021......................           12             0              0             0            0             0
July 25, 2022......................            4             0              0             0            0             0
July 25, 2023......................            0             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         8.78          5.84           4.50          3.90         3.34          2.73
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.51           4.26          3.72         3.19          2.61

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                                Class M-9 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100           31            20
July 25, 2010......................          100            68             44            27           16             0
July 25, 2011......................           83            51             29            16            0             0
July 25, 2012......................           68            38             20             0            0             0
July 25, 2013......................           57            28              7             0            0             0
July 25, 2014......................           47            21              0             0            0             0
July 25, 2015......................           39            16              0             0            0             0
July 25, 2016......................           32             1              0             0            0             0
July 25, 2017......................           26             0              0             0            0             0
July 25, 2018......................           22             0              0             0            0             0
July 25, 2019......................           18             0              0             0            0             0
July 25, 2020......................           14             0              0             0            0             0
July 25, 2021......................            2             0              0             0            0             0
July 25, 2022......................            0             0              0             0            0             0
July 25, 2023......................            0             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         8.64          5.74           4.43          3.82         3.26          2.65
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.51           4.26          3.69         3.15          2.56

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                               Class M-10 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100           31            20
July 25, 2010......................          100            68             44            27            6             0
July 25, 2011......................           83            51             29             7            0             0
July 25, 2012......................           68            38             20             0            0             0
July 25, 2013......................           57            28              0             0            0             0
July 25, 2014......................           47            21              0             0            0             0
July 25, 2015......................           39             5              0             0            0             0
July 25, 2016......................           32             0              0             0            0             0
July 25, 2017......................           26             0              0             0            0             0
July 25, 2018......................           22             0              0             0            0             0
July 25, 2019......................           17             0              0             0            0             0
July 25, 2020......................            0             0              0             0            0             0
July 25, 2021......................            0             0              0             0            0             0
July 25, 2022......................            0             0              0             0            0             0
July 25, 2023......................            0             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         8.47          5.63           4.33          3.71         3.16          2.60
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.29          5.51           4.24          3.65         3.10          2.55

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

        Percent of Original Certificate Principal Balance Outstanding(1)

                                                               Class M-11 Prepayment Scenario
                                      --------------------------------------------------------------------------------
       Distribution Date              Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V   Scenario VI
-----------------------------------   ----------   -----------   ------------   -----------   ----------   -----------
Initial Percentage.................          100           100            100           100          100           100
July 25, 2007......................          100           100            100           100          100           100
July 25, 2008......................          100           100            100           100          100           100
July 25, 2009......................          100           100            100           100           31             5
July 25, 2010......................          100            68             44            27            0             0
July 25, 2011......................           83            51             29             0            0             0
July 25, 2012......................           68            38              5             0            0             0
July 25, 2013......................           57            28              0             0            0             0
July 25, 2014......................           47             9              0             0            0             0
July 25, 2015......................           39             0              0             0            0             0
July 25, 2016......................           32             0              0             0            0             0
July 25, 2017......................           25             0              0             0            0             0
July 25, 2018......................           11             0              0             0            0             0
July 25, 2019......................            0             0              0             0            0             0
July 25, 2020......................            0             0              0             0            0             0
July 25, 2021......................            0             0              0             0            0             0
July 25, 2022......................            0             0              0             0            0             0
July 25, 2023......................            0             0              0             0            0             0
July 25, 2024......................            0             0              0             0            0             0
July 25, 2025......................            0             0              0             0            0             0
July 25, 2026......................            0             0              0             0            0             0
July 25, 2027......................            0             0              0             0            0             0
July 25, 2028......................            0             0              0             0            0             0
July 25, 2029......................            0             0              0             0            0             0
July 25, 2030......................            0             0              0             0            0             0
July 25, 2031......................            0             0              0             0            0             0
July 25, 2032......................            0             0              0             0            0             0
July 25, 2033......................            0             0              0             0            0             0
July 25, 2034......................            0             0              0             0            0             0
July 25, 2035......................            0             0              0             0            0             0
   Weighted Average Life (years)
     to Maturity(2)................         8.18          5.43           4.18          3.61         3.07          2.51
   Weighted Average Life (years) to
     Optional Termination(2)(3)....         8.17          5.43           4.17          3.60         3.07          2.50

------------------
(1) Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.

(3) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Yield Sensitivity of the Mezzanine Certificates

    If the Certificate Principal Balances of the Class CE and each class of Mezzanine Certificates having a lower distribution priority than the subject class has been reduced to zero, the yield to maturity on that Class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to that class of Mezzanine Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class CE Certificates are approximately 3.80%, approximately 3.15%, approximately 1.85%, approximately 1.65%, approximately 1.60%, approximately 1.45%, approximately 1.35%, approximately 1.15%, approximately 0.95%, approximately 0.60%, approximately 0.90% and approximately 1.85%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination," once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under "Description of the Certificates--Overcollateralization and Excess Cash Flow Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

    Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and will only be made during periods in which a Trigger Event is not in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Class A and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" in the prospectus.

                                LEGAL PROCEEDINGS

    There are no material pending legal or other proceedings involving the Mortgage Loans or SG Mortgage Finance Corp., as Sponsor, Wells Fargo Bank, N.A., as Servicer, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator, or Custodian, U.S. Bank, National Association, as Trustee, Fremont Investment & Loan, as Originator and as Interim Servicer, SG Mortgage Securities, LLC, as Depositor, SG Mortgage Securities Trust 2006-FRE2, as the Issuing Entity or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The discussion in this section and in the section "Material Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "Certain ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

    The Pooling Agreement provides that the trust (exclusive of the assets held in the Reserve Fund, the Swap Account and the right of each class of Class A and Mezzanine Certificates to receive Net WAC Rate Carryover Amounts and the obligation to make payments to the Swap Account), will comprise multiple REMICs organized in a tiered REMIC structure (each a "Trust REMIC"). Each class of Class A and Mezzanine Certificates (exclusive of the right to receive Net WAC Rate Carryover Amounts and the obligation to make payments to the Swap Account) represents ownership of a regular interest in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of Class A and Mezzanine Certificates will represent a beneficial interest in the right to receive payments of Net WAC Rate Carryover Amounts from the Reserve Fund and the Swap Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

    Upon the issuance of the Class A and Mezzanine Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC, within the meaning of Section 860D of the Code.

Taxation of Regular Interests

    A holder of a Class A or Mezzanine Certificate will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests (each, a "Regular Interest") in a Trust REMIC. In addition, the Pooling Agreement provides that each holder of a Class A or Mezzanine Certificate will be treated as owning an interest in a notional principal contract (each, a "Basis Risk Contract"), representing the right to receive Net WAC Rate Carryover Amounts from the Reserve Fund and the Swap Account and the obligation to make payments to the Swap Account. The Regular Interest component of a Class A or Mezzanine Certificate generally will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class A or Mezzanine Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the WAC Cap computed for this purpose without regard to any Net Swap Payment or Swap Termination Payment, (ii) Net WAC Rate Carryover Amounts will be payable from both the Reserve Fund and the Swap Account, and (iii) Net Swap Payments and any Swap Termination Payment (other than a Senior Defaulted Swap Termination Payment) payable to the Swap Provider will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

    A holder of a Class A or Mezzanine Certificate must allocate its purchase price for the Class A or Mezzanine Certificate between its components - the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has more than a de minimis value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

    Upon the sale, exchange, or other disposition of a Class A or Mezzanine Certificate, the holder must allocate the amount realized between the components of the Class A or Mezzanine Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Class A or Mezzanine Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Material Federal Income Tax Consequences--Sale or Exchange."

    Interest on the Regular Interest component of a Class A or Mezzanine Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Class A or Mezzanine Certificates could be considered to have been issued with OID. See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

    The Regular Interest components of the Class A and Mezzanine Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Reserve Fund and the Swap Account, would be so treated. In addition, to the extent the Regular Interest component of a Class A or Mezzanine Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Class A and Mezzanine Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

    Each holder of a Class A or Mezzanine Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component or its obligation to make payments to the Swap Account on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the Class A and Mezzanine Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

    As indicated above, holders of the Class A and Mezzanine Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the Class A and Mezzanine Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

    Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

     In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Class A and Mezzanine Certificates to which it relates as a result of Net Swap Payments and certain Swap Termination Payments payable to the Swap Provider and not paid from amounts distributed on the Class CE Certificate will be treated as having been received by the beneficial owners of the applicable Class A and Mezzanine Certificates and then paid by such owners to the Swap Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction.

    Any amount of proceeds from the sale, redemption or retirement of a Class A or Mezzanine Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Class A or Mezzanine Certificate. A holder of such Class A or Mezzanine Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

    Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

    A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of an Offered Certificate may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non publicly principal regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly principal regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Class A or Mezzanine Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract but may not be able to deduct that amount from income, a beneficial owner of a Class A or Mezzanine Certificate may have income that exceeds cash distributions on the Class A or Mezzanine Certificate, in any period and over the term of the Class A or Mezzanine Certificate. As a result, the Class A and Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

    For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax Consequences--REMIC--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

                              STATE AND LOCAL TAXES

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                          CERTAIN ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "Certain ERISA Considerations" in the prospectus.

    The U.S. Department of Labor (the "DOL") has granted to Bear Stearns & Co. Inc., an administrative exemption (Prohibited Transaction Exemption ("PTE") 90.30, Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000)) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002)) to extend exemptive relief to certificates, including Subordinate Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

                    (A) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                    (B) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

                    (C) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

                    (D) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

                    (E) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the Depositor, the underwriters, the Trustee, the Servicers, the Master Servicer, the Securities Administrator, the Swap Provider, the Credit Risk Manager, any obligor with respect to Mortgage Loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

    Except as provided below with respect to the interest rate swap agreement, the Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to Mortgage Loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

    Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

    The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

    The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of Offered Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

    Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) its acquisition and holding of such offered certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

     Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor Based Exemptions will apply and exempt all potential prohibited transactions.

                         LEGAL INVESTMENT CONSIDERATIONS

    None of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

    No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

    All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

    See "Legal Investment Matters" in the prospectus.

                                  LEGAL MATTERS

    Certain legal matters with respect to the Class A and Mezzanine Certificates will be passed upon for the Sponsor, the Depositor and SG Americas Securities, LLC by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                     RATINGS

    It is a condition to the issuance of the Offered Certificates that the Offered Certificates receive the following ratings from Moody's Investor Service, Inc ("Moody's"), Fitch Ratings ("Fitch"), Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Dominion Bond Rating Services ("DBRS"); and together with Fitch, Moody's and S&P, the "Rating Agencies"):

                Offered Certificates       Moody's/S&P/Fitch/DBRS
             ------------------------       ----------------------
             Class A-1...............          Aaa/AAA/AAA/AAA
             Class A-2A..............          Aaa/AAA/AAA/AAA
             Class A-2B..............          Aaa/AAA/AAA/AAA
             Class A-2C..............          Aaa/AAA/AAA/AAA
             Class A-2D..............          Aaa/AAA/AAA/AAA
             Class M-1...............       Aa1/AA+/AA+/AA (High)
             Class M-2...............           Aa2/AA/AA+/AA
             Class M-3...............        Aa3/AA/AA/AA (Low)
             Class M-4...............        A1/A+/AA-/A (High)
             Class M-5...............            A2/A+/A+/A
             Class M-6...............             A3/A/A/A
             Class M-7...............        Baa1/BBB+/A/A (Low)
             Class M-8...............      Baa2/BBB/A-/BBB (High)
             Class M-9...............        Baa3/BBB-/BBB+/BBB
             Class M-10..............         Ba1/BBB-/BBB/BBB
             Class M-11..............      Ba2/BB+/BBB-/BBB (Low)

    A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount to the Offered Certificates or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

    The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

    The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Offered Certificates.

                INDEX OF DEFINED TERMS

40/30 Loans......................................S-40

A

Additional Termination Events....................S-79
Adjustable-Rate Prepayment Vector................S-86
Adjusted Net Maximum Mortgage Rate...............S-77
Adjustment Date..................................S-33
Administration Costs.............................S-67
Administration Fee Rate..........................S-67
Advance..........................................S-52
Advances.........................................S-52
Allocated Realized Loss Amount...................S-67
ARM Loans........................................S-33
Available Distribution Amount....................S-67

B

Bankruptcy.......................................S-79
Bankruptcy Loss..................................S-66
Basic Risk Contract.............................S-105
Book-Entry Certificates..........................S-58

C

Cap Premium.....................................S-106
Certificate Index................................S-76
Certificate Margin...............................S-76
Certificate Principal Balance....................S-67
Certificates.....................................S-58
Class A Certificates.............................S-58
Class A Principal Distribution Amount............S-68
Class A-1 Allocation Percentage..................S-68
Class A-2 Allocation Percentage..................S-68
Class A-2 Certificates...........................S-58
Class M-1 Principal Distribution Amount..........S-68
Class M-10 Principal Distribution Amount.........S-71
Class M-2 Principal Distribution Amount..........S-68
Class M-3 Principal Distribution Amount..........S-68
Class M-4 Principal Distribution Amount..........S-69
Class M-5 Principal Distribution Amount..........S-69
Class M-6 Principal Distribution Amount..........S-69
Class M-7 Principal Distribution Amount..........S-70
Class M-8 Principal Distribution Amount..........S-70
Class M-9 Principal Distribution Amount..........S-70
Closing Date.....................................S-32
Collection Account...............................S-52
Compensating Interest............................S-53
CPR..............................................S-86
Credit Enhancement Percentage....................S-72
Credit Risk Manager..............................S-49
Credit Risk Manager Fee..........................S-49
Credit Risk Manager Fee Rate.....................S-49

D

DBRS............................................S-110
Debt Service Reduction...........................S-66
Delayed First Adjustment Mortgage Loan...........S-33
Deleted Mortgage Loans...........................S-51
Determination Date...............................S-72
Distribution Account.............................S-52
Distribution Date................................S-58
Downgrade Provisions.............................S-80
Due Date.........................................S-33
Due Period.......................................S-72

E

Early Termination Date...........................S-79
Easy Documentation...............................S-39
Events of Default................................S-79

F

Facility Trust.............................S-31, S-42
Failure to Pay or Deliver........................S-79
Final Scheduled Distribution Date................S-58
First Lien Mortgage Loans........................S-33
Fitch...........................................S-110
Fixed-Rate Prepayment Vector.....................S-86
Formula Rate.....................................S-76
Full Documentation...............................S-39

G

Gross Margin.....................................S-33
Group I Allocation Percentage....................S-72
Group I ARM Loans................................S-35
Group I Interest Remittance Amount...............S-72
Group I Mortgage Loans......................S-9, S-32
Group I Principal Distribution Amount............S-72
Group I Principal Remittance Amount..............S-73
Group II Allocation Percentage...................S-73
Group II ARM Loans...............................S-36
Group II Interest Remittance Amount..............S-73
Group II Mortgage Loans.....................S-9, S-32
Group II Principal Distribution Amount...........S-73
Group II Principal Remittance Amount.............S-73

H

Homeownership Act................................S-27

I

Illegality.......................................S-79
Index............................................S-34
Initial Periodic Rate Cap........................S-33
Insurance Proceeds...............................S-73
Interest Accrual Period..........................S-73
Interest Carry Forward Amount....................S-73
Interest Distribution Amount.....................S-74
Interest Only Loans..............................S-33
Interest Remittance Amount.......................S-74
IRS.............................................S-106

L

LIBOR Business Day...............................S-81
LIBOR Determination Date.........................S-81

M

Master Servicer Event of Default.................S-43
Maximum Cap Rate.................................S-77
Maximum Mortgage Rate............................S-33
Merger without Assumption........................S-79
Mezzanine Certificates...........................S-58
Minimum Mortgage Rate............................S-33
Moody's.........................................S-110
Mortgage Loan Purchase Agreement.................S-32
Mortgage Loan Schedule...........................S-50
Mortgage Loans..............................S-9, S-32
Mortgage Pool....................................S-32
Mortgage Rate....................................S-33
Mortgaged Properties.............................S-32

N

Net Monthly Excess Cashflow......................S-74
Net Swap Payment.................................S-77
Net WAC Pass-Through Rate........................S-74
Net WAC Rate Carryover Amount....................S-74
NIMS..............................................S-8
NIMS insurer......................................S-8
Notional Principal Contract Regulations.........S-106

O

Offered Certificates.............................S-58
OID.............................................S-105
Optional Termination Date........................S-57
Overcollateralization Amount.....................S-75
Overcollateralization Increase Amount............S-75
Overcollateralization Reduction Amount...........S-75

P

Parity Act.......................................S-34
Pass-Through Rate................................S-76
Percent of Original Certificate Principal
  Balance Outstanding............................S-87
Pooling Agreement................................S-31
Prepayment Assumption............................S-86
Prepayment Charge................................S-34
Prepayment Interest Shortfall....................S-53
Prepayment Period................................S-75
Principal Distribution Amount....................S-75
Principal Remittance Amount......................S-75
Purchase Price...................................S-50

Q

Qualified Substitute Mortgage Loan...............S-51

R

Rating Agencies.................................S-110
Realized Losses..................................S-66
Record Date......................................S-58
Reference Banks..................................S-81
Regular Interest................................S-105
REIT............................................S-106
Related Documents................................S-50
Required Overcollateralization Amount............S-75
Reserve Fund.....................................S-64
Reserve Interest Rate............................S-82

S

S&P.............................................S-110
Scheduled Principal Balance......................S-75
Scored Programs..................................S-38
Second Lien Mortgage Loans.......................S-33
Securities Administrator Swap Payment............S-77
Senior Interest Distribution Amount..............S-75
servicer event of default........................S-54
Servicer Remittance Date.........................S-75
Servicing Advance................................S-53
Servicing Fee....................................S-53
Servicing Fee Rate...............................S-53
Six-Month LIBOR..................................S-34
Stated Income....................................S-39
Statistical Calculation Date.....................S-32
Stepdown Date....................................S-75
Structuring Assumptions..........................S-87
Subordinate Certificates.........................S-58
Subsequent Periodic Rate Cap.....................S-33
Subsequent Recoveries............................S-76
Substitution Adjustment..........................S-51
Swap Account.....................................S-77
Swap Default.....................................S-79
Swap Early Termination...........................S-79
Swap Notional Amount.............................S-77
Swap Provider....................................S-77
Swap Provider Payment............................S-77
Swap Provider Trigger Event......................S-80

Swap Termination Payment.........................S-79

T

Tax Event........................................S-79
Tax Event Upon Merger............................S-79
Telerate Page 3750...............................S-81
Termination Event................................S-79
Termination Events...............................S-79
Termination Price................................S-57
The Murrayhill Company...........................S-49
Trigger Event....................................S-76
Trust............................................S-31
Trust REMIC.....................................S-105

U

U.S. Bank........................................S-55

V

VRU..............................................S-48

W

Wells Fargo Bank...........................S-42, S-47

                      (This page intentionally left blank)

                                     ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                                 Collateral Type

                                                                             % of
                                                                           Principal
                                                                          Balance as
                                                      Principal Balance     of the
                                                          as of the       Statistical
                                       Number of         Statistical      Calculation    Mortgage
Collateral Type                      Mortgage Loans   Calculation Date       Date         Rates      FICO   Original CLTV%
----------------------------------   --------------   -----------------   -----------    --------    ----   --------------
Fixed - 10 Year ..................                9   $         498,136          0.03%     11.550%    667            99.80%
Fixed - 15 Year ..................               79           2,733,027          0.15      10.483     640            89.89
Fixed - 20 Year ..................               10           1,303,824          0.07       8.410     636            86.55
Fixed - 25 Year ..................                1             260,300          0.01       8.450     625            95.00
Fixed - 30 Year ..................            1,951         208,335,051         11.45       9.432     652            89.21
Balloon - 30/40 ..................              112          35,322,933          1.94       7.404     656            81.30
ARM - 2 Year/6 Month .............            3,394         773,159,830         42.48       8.581     609            78.65
ARM - 2 Year/6 Month IO ..........              450         148,271,469          8.15       7.576     650            80.85
ARM - 2 Year/6 Month 30/40 Balloon            2,059         631,821,778         34.71       8.189     636            81.95
ARM - 3 Year/6 Month .............               31           5,528,192          0.30       8.330     617            80.32
ARM - 3 Year/6 Month IO ..........               10           2,550,799          0.14       7.166     673            76.05
ARM - 3 Year/6 Month 30/40 Balloon               20           5,533,874          0.30       7.739     639            81.51
ARM - 5 Year/6 Month .............                9           2,710,946          0.15       8.664     587            81.14
ARM - 5 Year/6 Month 30/40 Balloon               10           2,173,650          0.12       8.255     622            75.82
----------------------------------   --------------   -----------------   -----------    --------    ----   --------------
         Total: ..................            8,145   $   1,820,203,808        100.00%      8.436%    628            81.28%
==================================   ==============   =================   ===========    ========    ====   ==============

                                     A-I-1

                                     ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                        Principal Balances at Origination

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                   Number of      Principal Balance       of        Mortgage
Range of Principal Balances at Origination ($)   Mortgage Loans   as of Origination   Origination    Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 50,000.00 .............................              666   $      24,051,959          1.32%    11.091%   644           98.85%
50,000.01 - 100,000.00 .......................            1,278          97,682,592          5.37     10.044    630           88.64
100,000.01 - 150,000.00 ......................            1,305         163,042,620          8.96      9.083    618           81.90
150,000.01 - 200,000.00 ......................            1,289         225,722,038         12.40      8.561    612           79.64
200,000.01 - 250,000.00 ......................              837         188,096,187         10.33      8.398    614           78.99
250,000.01 - 300,000.00 ......................              669         184,082,398         10.11      8.414    623           80.06
300,000.01 - 350,000.00 ......................              575         186,174,308         10.23      8.188    625           80.69
350,000.01 - 400,000.00 ......................              437         163,829,352          9.00      8.127    634           81.12
400,000.01 - 450,000.00 ......................              295         125,495,740          6.89      8.129    633           80.60
450,000.01 - 500,000.00 ......................              238         112,795,522          6.20      7.994    643           80.47
500,000.01 - 550,000.00 ......................              156          82,070,466          4.51      7.934    648           81.84
550,000.01 - 600,000.00 ......................              133          76,737,999          4.21      8.062    644           81.54
600,000.01 - 650,000.00 ......................               74          46,431,228          2.55      8.141    634           81.26
650,000.01 - 700,000.00 ......................               74          50,029,580          2.75      8.019    649           82.53
700,000.01 - 750,000.00 ......................               43          31,307,600          1.72      8.120    631           80.97
750,000.01 - 800,000.00 ......................               50          39,188,969          2.15      8.133    631           80.89
800,000.01 - 850,000.00 ......................                8           6,643,000          0.36      7.041    657           82.44
850,000.01 - 900,000.00 ......................                5           4,376,000          0.24      7.242    648           79.40
900,000.01 - 950,000.00 ......................                2           1,876,000          0.10      7.219    654           80.00
950,000.01 - 1,000,000.00 ....................                9           8,814,000          0.48      7.237    651           80.06
1,00,000.01 and Greater ......................                2           2,200,000          0.12      6.069    693           80.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            8,145   $   1,820,647,558        100.00%     8.436%   628           81.28%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-2

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

            Principal Balance as of the Statistical Calculation Date

                                                                                  % of
                                                                                Principal
                                                                               Balance as
                                                           Principal Balance     of the
                                                                   as of the   Statistical
Range of Principal Balances as              Number of            Statistical   Calculation   Mortgage
of the Statistical Calculation Date ($)   Mortgage Loans    Calculation Date      Date        Rates     FICO   Original CLTV
---------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 50,000.00 ......................              666   $      24,043,380          1.32%    11.091%   644           98.85%
50,000.01 - 100,000.00 ................            1,278          97,657,511          5.37     10.044    630           88.64
100,000.01 - 150,000.00 ...............            1,306         163,150,739          8.96      9.084    618           81.91
150,000.01 - 200,000.00 ...............            1,288         225,514,203         12.39      8.560    612           79.63
200,000.01 - 250,000.00 ...............              837         188,046,687         10.33      8.398    614           78.99
250,000.01 - 300,000.00 ...............              671         184,637,287         10.14      8.415    623           80.07
300,000.01 - 350,000.00 ...............              573         185,520,604         10.19      8.187    625           80.68
350,000.01 - 400,000.00 ...............              437         163,792,572          9.00      8.127    634           81.12
400,000.01 - 450,000.00 ...............              295         125,467,699          6.89      8.129    633           80.60
450,000.01 - 500,000.00 ...............              238         112,773,346          6.20      7.994    643           80.47
500,000.01 - 550,000.00 ...............              156          82,054,621          4.51      7.934    648           81.84
550,000.01 - 600,000.00 ...............              133          76,722,413          4.22      8.062    644           81.54
600,000.01 - 650,000.00 ...............               74          46,422,578          2.55      8.141    634           81.26
650,000.01 - 700,000.00 ...............               74          50,017,771          2.75      8.019    649           82.53
700,000.01 - 750,000.00 ...............               43          31,300,105          1.72      8.120    631           80.97
750,000.01 - 800,000.00 ...............               50          39,181,536          2.15      8.133    631           80.89
800,000.01 - 850,000.00 ...............                8           6,640,496          0.36      7.041    657           82.44
850,000.01 - 900,000.00 ...............                5           4,375,182          0.24      7.242    648           79.40
900,000.01 - 950,000.00 ...............                2           1,875,686          0.10      7.219    654           80.00
950,000.01 - 1,000,000.00 .............                9           8,811,633          0.48      7.237    651           80.06
1,00,000.01 and Greater ...............                2           2,197,760          0.12      6.069    693           80.00
---------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: .......................            8,145   $   1,820,203,808        100.00%     8.436%   628           81.28%
=======================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-3

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                           Remaining Term to Maturity

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Range of Months Remaining                         Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
61-120 ........................................                9   $         498,136          0.03%    11.550%   667          99.80%
121-180 .......................................               79           2,733,027          0.15     10.483    640          89.89
181-240 .......................................               10           1,303,824          0.07      8.410    636          86.55
241-300 .......................................                1             260,300          0.01      8.450    625          95.00
301-360 .......................................            8,046       1,815,408,521         99.74      8.432    628          81.25
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628         81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-4

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                                 Mortgage Rates

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Range of Current Mortgage Rates (%)               Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
5.500 - 5.999 .................................               25   $       8,739,517          0.48%     5.916%   703          74.50%
6.000 - 6.499 .................................               79          26,790,555          1.47      6.273    671          78.54
6.500 - 6.999 .................................              427         144,837,335          7.96      6.810    660          80.04
7.000 - 7.499 .................................              605         175,859,223          9.66      7.273    647          79.54
7.500 - 7.999 .................................            1,307         382,580,121         21.02      7.778    640          80.37
8.000 - 8.499 .................................            1,060         287,805,966         15.81      8.258    631          80.45
8.500 - 8.999 .................................            1,418         356,316,766         19.58      8.743    618          81.37
9.000 - 9.499 .................................              663         142,620,422          7.84      9.236    600          81.22
9.500 - 9.999 .................................              847         131,207,830          7.21      9.731    593          82.93
10.000 - 10.499 ...............................              312          41,015,922          2.25     10.233    589          83.37
10.500 - 10.999 ...............................              532          53,825,879          2.96     10.737    625          88.43
11.000 - 11.499 ...............................              295          25,007,640          1.37     11.199    613          88.26
11.500 - 11.999 ...............................              215          20,712,076          1.14     11.747    578          79.71
12.000 - 12.499 ...............................              143           9,558,188          0.53     12.247    604          92.42
12.500 - 12.999 ...............................              188          11,627,000          0.64     12.686    622          99.74
13.000 - 13.499 ...............................               26           1,452,080          0.08     13.094    615          95.28
13.500 - 13.999 ...............................                3             247,287          0.01     13.648    641          99.47
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-5

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

           Combined Original Loan-to-Value Ratios w/o Silent Seconds

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
Range of Combined Original                          Number of         Statistical      Calculation   Mortgage
Loan-to-Value Ratios (%)                          Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Less than or equal to 50.00 ...................              101   $      16,938,324          0.93%     8.450%   599          43.46%
50.01 - 55.00 .................................               74          14,361,644          0.79      8.530    596          52.89
55.01 - 60.00 .................................              135          26,706,212          1.47      8.804    584          58.06
60.01 - 65.00 .................................              228          49,102,543          2.70      9.266    563          63.72
65.01 - 70.00 .................................              295          68,211,069          3.75      8.989    572          68.93
70.01 - 75.00 .................................              403          97,846,168          5.38      8.629    575          74.16
75.01 - 80.00 .................................            3,674       1,000,208,340         54.95      8.063    641          79.88
80.01 - 85.00 .................................              495         134,456,109          7.39      8.164    608          84.61
85.01 - 90.00 .................................              908         243,230,081         13.36      8.429    625          89.77
90.01 - 95.00 .................................              176          39,409,074          2.17      8.711    627          94.75
95.01 - 100.00 ................................            1,656         129,734,245          7.13     10.681    660          99.95
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-6

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

            Combined Original Loan-to-Value Ratios w/ Silent Seconds

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Range of Combined Original Loan-to-Value Ratios   Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Less than or equal to 50.00 ...................              101   $      16,938,324          0.93%     8.450%   599          43.46%
50.01 - 55.00 .................................               74          14,361,644          0.79      8.530    596          52.89
55.01 - 60.00 .................................              134          26,635,212          1.46      8.807    583          58.05
60.01 - 65.00 .................................              227          48,652,780          2.67      9.264    563          63.72
65.01 - 70.00 .................................              287          66,048,981          3.63      9.001    571          68.94
70.01 - 75.00 .................................              397          96,213,516          5.29      8.636    574          74.15
75.01 - 80.00 .................................              945         243,663,628         13.39      8.506    592          79.56
80.01 - 85.00 .................................              405         115,205,520          6.33      8.197    607          84.54
85.01 - 90.00 .................................              744         206,203,529         11.33      8.411    624          89.71
90.01 - 95.00 .................................              332          94,278,229          5.18      8.275    641          94.66
95.01 - 100.00 ................................            4,499         892,002,444         49.01      8.349    655          99.95
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          89.84%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-7

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                           FICO Score at Origination

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Range of FICO Scores                              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
500 - 524 .....................................              381   $      84,247,024          4.63%     9.780%   513          72.68%
525 - 549 .....................................              410          93,277,513          5.12      9.214    537          75.32
550 - 574 .....................................              692         162,756,525          8.94      8.862    562          77.80
575 - 599 .....................................              981         202,579,509         11.13      8.492    588          80.53
600 - 624 .....................................            1,395         296,478,538         16.29      8.356    613          82.24
625 - 649 .....................................            1,701         362,228,641         19.90      8.358    637          83.15
650 - 674 .....................................            1,184         266,787,528         14.66      8.118    661          82.63
675 - 699 .....................................              687         165,745,369          9.11      8.071    686          83.24
700 - 724 .....................................              365          95,119,488          5.23      8.082    712          82.99
725 - 749 .....................................              192          47,460,454          2.61      7.990    736          83.18
750 - 774 .....................................               94          26,486,691          1.46      8.017    761          84.25
775 - 799 .....................................               55          14,761,067          0.81      8.238    786          82.40
800 - 824 .....................................                8           2,275,462          0.13      8.119    803          78.62
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-8

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                            Geographic Distribution

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Geographic Location                               Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
California ....................................            1,448   $     464,936,210         25.54%     8.183%   636          81.31%
Florida .......................................            1,524         288,809,278         15.87      8.563    619          80.68
New York ......................................              597         182,571,232         10.03      8.246    644          80.65
Maryland ......................................              552         128,357,103          7.05      8.412    623          81.69
New Jersey ....................................              481         123,895,537          6.81      8.725    621          80.26
Illinois ......................................              463          77,663,172          4.27      8.806    630          82.70
Virginia ......................................              313          75,331,892          4.14      8.492    627          81.29
Massachusetts .................................              223          52,639,641          2.89      8.469    633          81.18
Arizona .......................................              213          42,047,811          2.31      8.588    603          80.06
Georgia .......................................              299          40,572,973          2.23      8.574    627          83.96
Connecticut ...................................              149          32,663,677          1.79      8.749    606          78.80
Hawaii ........................................               90          31,151,046          1.71      7.937    663          80.66
Nevada ........................................              114          28,290,781          1.55      8.258    626          80.56
Texas .........................................              188          25,638,761          1.41      8.545    636          82.19
Minnesota .....................................              143          22,932,252          1.26      8.467    627          83.49
Colorado ......................................              141          20,748,941          1.14      8.127    625          83.27
Pennsylvania ..................................              140          19,858,115          1.09      9.129    600          80.71
Washington ....................................               93          19,440,858          1.07      8.307    618          82.20
Michigan ......................................              144          16,905,998          0.93      9.053    615          83.29
District of Columbia ..........................               53          16,312,723          0.90      8.579    635          81.16
North Carolina ................................              110          12,554,536          0.69      8.852    606          82.28
Ohio ..........................................               90          11,273,650          0.62      8.475    610          85.79
South Carolina ................................               64           9,741,282          0.54      8.469    615          82.15
Oregon ........................................               56           9,620,499          0.53      8.321    624          81.68
Wisconsin .....................................               77           9,515,514          0.52      8.838    618          86.19
Delaware ......................................               45           7,245,020          0.40      8.812    600          81.35
Rhode Island ..................................               32           6,832,929          0.38      8.830    599          76.79
Missouri ......................................               49           6,814,778          0.37      9.081    605          83.05
New Hampshire .................................               33           5,487,271          0.30      8.707    599          78.52

                                     A-I-9

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Geographic Location                               Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Utah ..........................................               28           5,204,896          0.29      8.362    615          83.78
Tennessee .....................................               38           4,574,963          0.25      8.793    592          82.52
Idaho .........................................               27           4,567,518          0.25      8.414    608          81.50
New Mexico ....................................               21           3,502,248          0.19      8.657    608          83.16
Indiana .......................................               39           3,366,922          0.18      8.885    612          85.45
Maine .........................................               11           2,029,625          0.11      8.671    614          80.68
West Virginia .................................               13           1,383,344          0.08      8.119    612          80.16
Vermont .......................................                7           1,279,094          0.07      8.805    629          83.59
Oklahoma ......................................                9           1,202,471          0.07      8.859    589          82.62
Arkansas ......................................                4             899,792          0.05      7.760    638          82.59
Kansas ........................................                8             739,568          0.04      8.751    616          86.52
Alaska ........................................                3             523,216          0.03      9.058    542          78.48
Kentucky ......................................                4             332,462          0.02      9.905    593          87.91
Nebraska ......................................                4             312,554          0.02      9.358    572          88.13
Wyoming .......................................                2             230,000          0.01      7.680    650          84.00
Iowa ..........................................                3             201,656          0.01     10.125    578          89.58
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-10

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                                Occupancy Status

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Occupancy Status                                  Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Primary .......................................            7,518   $   1,687,235,648         92.69%     8.413%   627          81.26%
Investment ....................................              554         112,690,852          6.19      8.863    639          81.91
Second Home ...................................               73          20,277,308          1.11      7.967    637          79.29
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                               Documentation Type

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Income Documentation                              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Full Documentation ............................            4,379   $     907,220,098         49.84%     8.079%   619          82.27%
Stated Documentation ..........................            3,731         901,901,601         49.55      8.794    636          80.24
Limited Documentation .........................               35          11,082,108          0.61      8.460    605          84.51
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-11

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                                  Loan Purpose

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Purpose                                           Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Purchase ......................................            4,416   $     899,569,523         49.42%     8.416%   652          83.55%
Refinance - Cashout ...........................            3,645         898,627,664         49.37      8.464    603          79.01
Refinance - Rate Term .........................               84          22,006,620          1.21      8.089    626          80.73
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                                 Property Type

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Property Type                                     Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Single Family Residence .......................            6,862   $   1,537,475,807         84.47%     8.425%   624          81.19%
2-4 Family ....................................              639         171,697,453          9.43      8.396    652          81.44
Condominium ...................................              644         111,030,547          6.10      8.643    635          82.18
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============


                                     A-I-12

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                     Prepayment Charge Term at Origination

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Prepayment Charge Term at Origination (Months)    Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0 .............................................            3,189   $     707,995,434         38.90%     8.593%   631          81.73%
12 ............................................              379         115,966,744          6.37      8.495    632          80.86
24 ............................................            3,767         826,493,496         45.41      8.408    623          81.03
30 ............................................                1             256,308          0.01      7.450    636          90.00
36 ............................................              809         169,491,826          9.31      7.875    634          80.87
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============


                                     A-I-13

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

              Maximum Mortgage Rates of the Adjustable-Rate Loans

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Range of Maximum Mortgage Rates (%)               Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
11.500 - 11.999 ...............................               14   $       4,048,416          0.26%     5.831%   673          79.89%
12.000 - 12.499 ...............................               49          16,501,034          1.05      6.293    666          79.14
12.500 - 12.999 ...............................              339         113,206,276          7.20      6.815    659          80.39
13.000 - 13.499 ...............................              518         151,882,302          9.66      7.277    644          79.50
13.500 - 13.999 ...............................            1,207         357,421,646         22.74      7.780    640          80.52
14.000 - 14.499 ...............................            1,004         277,310,790         17.64      8.258    631          80.58
14.500 - 14.999 ...............................            1,343         341,596,698         21.73      8.742    617          81.36
15.000 - 15.499 ...............................              603         134,795,178          8.58      9.234    599          81.15
15.500 - 15.999 ...............................              507         103,868,174          6.61      9.719    575          79.51
16.000 - 16.499 ...............................              156          28,994,160          1.84     10.245    561          77.37
16.500 - 16.999 ...............................              123          20,836,701          1.33     10.686    544          72.19
17.000 - 17.499 ...............................               53           8,838,361          0.56     11.220    549          67.72
17.500 - 17.999 ...............................               53          10,145,130          0.65     11.669    545          62.91
18.000 - 18.499 ...............................               11           1,840,100          0.12     12.181    559          61.51
18.500 - 18.999 ...............................                1             290,723          0.02     11.800    518          60.00
19.000 - 19.499 ...............................                2             174,850          0.01     13.237    514          65.00
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            5,983   $   1,571,750,537        100.00%     8.322%   624          80.20%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-14

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

              Minimum Mortgage Rates of the Adjustable-Rate Loans

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Range of Minimum Mortgage Rates (%)               Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
5.500 - 5.999 .................................               14   $       4,048,416          0.26%     5.831%   673          79.89%
6.000 - 6.499 .................................               49          16,501,034          1.05      6.293    666          79.14
6.500 - 6.999 .................................              339         113,206,276          7.20      6.815    659          80.39
7.000 - 7.499 .................................              518         151,882,302          9.66      7.277    644          79.50
7.500 - 7.999 .................................            1,207         357,421,646         22.74      7.780    640          80.52
8.000 - 8.499 .................................            1,004         277,310,790         17.64      8.258    631          80.58
8.500 - 8.999 .................................            1,343         341,596,698         21.73      8.742    617          81.36
9.000 - 9.499 .................................              603         134,795,178          8.58      9.234    599          81.15
9.500 - 9.999 .................................              507         103,868,174          6.61      9.719    575          79.51
10.000 - 10.499 ...............................              156          28,994,160          1.84     10.245    561          77.37
10.500 - 10.999 ...............................              123          20,836,701          1.33     10.686    544          72.19
11.000 - 11.499 ...............................               53           8,838,361          0.56     11.220    549          67.72
11.500 - 11.999 ...............................               54          10,435,853          0.66     11.672    544          62.82
12.000 - 12.499 ...............................               11           1,840,100          0.12     12.181    559          61.51
13.000 - 13.499 ...............................                2             174,850          0.01     13.237    514          65.00
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            5,983   $   1,571,750,537        100.00%     8.322%   624          80.20%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-15

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                      Margins of the Adjustable-Rate Loans

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Range of Gross Margins (%)                        Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
3.000 - 3.499 .................................                2   $         487,804          0.03%     5.613%   640          80.00%
3.500 - 3.999 .................................               19           5,476,275          0.35      5.968    678          79.79
4.000 - 4.499 .................................               72          26,551,267          1.69      6.473    662          79.44
4.500 - 4.999 .................................              327         103,837,202          6.61      6.871    657          80.13
5.000 - 5.499 .................................              693         198,899,896         12.65      7.431    640          79.95
5.500 - 5.999 .................................            1,132         332,341,625         21.14      7.876    636          80.29
6.000 - 6.499 .................................            1,162         316,389,967         20.13      8.311    631          80.91
6.500 - 6.999 .................................            2,576         587,766,501         37.40      9.247    599          79.89
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            5,983   $   1,571,750,537        100.00%     8.322%   624          80.20%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-16

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

             Next Rate Adjustment Date of the Adjustable-Rate Loans

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Next Rate Adjustment Date                         Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
March 2008 ....................................               76   $      22,177,467          1.41%     8.242%   637          81.67%
April 2008 ....................................            1,544         429,416,796         27.32      8.288    625          80.53
May 2008 ......................................            3,550         914,638,211         58.19      8.320    624          80.04
May 2008 ......................................                1             404,000          0.03      7.550    641          80.00
June 2008 .....................................              732         186,616,603         11.87      8.451    618          80.08
April 2009 ....................................               16           4,540,866          0.29      7.890    636          84.80
May 2009 ......................................               37           7,134,479          0.45      7.984    643          78.54
June 2009 .....................................                8           1,937,520          0.12      7.413    613          74.13
April 2011 ....................................                9           2,084,018          0.13      9.052    583          79.15
May 2011 ......................................                8           2,079,577          0.13      8.307    620          79.24
June 2011 .....................................                2             721,000          0.05      7.337    610          76.35
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            5,983   $   1,571,750,537        100.00%     8.322%   624          80.20%
===============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

             Initial Periodic Rate Cap of the Adjustable-Rate Loans

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Initial Periodic Rate Cap (%)                     Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
2.000 .........................................            5,079   $   1,332,824,548         84.80%     8.324%   623          80.10%
3.000 .........................................              904         238,925,989         15.20      8.316    626          80.75
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            5,983   $   1,571,750,537        100.00%     8.322%   624          80.20%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-17

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

           Subsequent Periodic Rate Cap of the Adjustable-Rate Loans

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Subsequent Periodic Rate Cap (%)                  Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
1.500 .........................................            5,983   $   1,571,750,537        100.00%     8.322%   624          80.20%
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            5,983   $   1,571,750,537        100.00%     8.322%   624          80.20%
===============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                             Debt-to-Income Ratios

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Debt-to-Income Ratio (%)                          Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 10.00 ..................................               29   $      10,590,625          0.58%     7.637%   636          82.60%
10.01 - 20.00 .................................              152          34,827,090          1.91      8.221    628          82.51
20.01 - 30.00 .................................              560         111,661,436          6.13      8.337    625          80.02
30.01 - 40.00 .................................            1,627         328,616,700         18.05      8.428    626          80.42
40.01 - 50.00 .................................            4,672       1,049,532,170         57.66      8.434    637          81.98
50.01 - 60.00 .................................            1,105         284,975,786         15.66      8.544    595          79.97
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-18

                                    ANNEX I

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

                                 Credit Grades

                                                                                          % of
                                                                                        Principal
                                                                                       Balance as
                                                                   Principal Balance     of the
                                                                       as of the       Statistical
                                                    Number of         Statistical      Calculation   Mortgage
Credit Grades                                     Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
A+ ............................................            6,397   $   1,400,034,828         76.92%     8.284%   643          82.84%
A .............................................              621         167,874,915          9.22      8.589    590          80.47
A- ............................................              283          65,048,157          3.57      8.941    575          76.46
B .............................................              464         113,621,842          6.24      8.713    568          74.44
C .............................................              261          52,198,316          2.87      9.566    557          70.52
C- ............................................              103          19,055,230          1.05     11.378    556          63.46
D .............................................               16           2,370,520          0.13     11.576    572          55.30
-----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ...............................            8,145   $   1,820,203,808        100.00%     8.436%   628          81.28%
===============================================   ==============   =================   ===========   ========   ====   =============

                                     A-I-19

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                                 Collateral Type

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Collateral Type                                  Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Fixed - 10 Year ..............................                3   $         100,756          0.01%    11.872%   624          100.00%
Fixed - 15 Year ..............................               55           1,664,453          0.22     10.385    646           91.67
Fixed - 20 Year ..............................                9           1,227,893          0.16      8.140    637           85.71
Fixed - 25 Year ..............................                1             260,300          0.03      8.450    625           95.00
Fixed - 30 Year ..............................              756          78,898,342         10.59      8.691    634           81.95
Balloon - 30/40 ..............................               67          15,639,919          2.10      7.327    645           81.18
ARM - 2 Year/6 Month .........................            2,213         420,641,586         56.47      8.771    588           76.74
ARM - 2 Year/6 Month IO ......................               80          17,728,048          2.38      7.346    662           80.31
ARM - 2 Year/6 Month 30/40 Balloon ...........              901         200,543,455         26.92      8.297    614           81.44
ARM - 3 Year/6 Month .........................               19           3,050,997          0.41      8.328    603           81.81
ARM - 3 Year/6 Month IO ......................                4             795,199          0.11      7.325    648           80.00
ARM - 3 Year/6 Month 30/40 Balloon ...........               12           2,137,218          0.29      8.193    616           77.89
ARM - 5 Year/6 Month .........................                6           1,091,678          0.15      9.621    557           84.00
ARM - 5 Year/6 Month 30/40 Balloon ...........                6           1,104,894          0.15      8.593    615           71.78
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-1

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                        Principal Balances at Origination

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                   Number of      Principal Balance       of        Mortgage
Range of Principal Balances at Origination ($)   Mortgage Loans   as of Origination   Origination    Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 50,000.00 .............................              389   $      13,295,090          1.78%    11.027%   642           98.69%
50,000.01 - 100,000.00 .......................              593          46,848,520          6.29      9.394    608           81.02
100,000.01 - 150,000.00 ......................              821         103,027,230         13.83      8.730    601           77.02
150,000.01 - 200,000.00 ......................              845         147,304,675         19.77      8.538    597           77.38
200,000.01 - 250,000.00 ......................              513         114,949,017         15.43      8.505    598           77.44
250,000.01 - 300,000.00 ......................              366         100,116,953         13.44      8.556    598           78.71
300,000.01 - 350,000.00 ......................              294          95,217,885         12.78      8.345    598           79.51
350,000.01 - 400,000.00 ......................              204          76,722,198         10.30      8.234    611           80.14
400,000.01 - 450,000.00 ......................               71          29,435,450          3.95      8.098    615           79.82
450,000.01 - 500,000.00 ......................               21          10,030,950          1.35      8.156    647           77.84
500,000.01 - 550,000.00 ......................               12           6,292,500          0.84      7.337    667           81.69
550,000.01 - 600,000.00 ......................                1             600,000          0.08      7.350    621           47.62
600,000.01 - 650,000.00 ......................                2           1,237,500          0.17      8.013    670           92.41
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     745,077,968        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-2

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

            Principal Balance as of the Statistical Calculation Date

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
Range of Principal Balances as of the              Number of         Statistical      Calculation   Mortgage
Statistical Calculation Date ($)                 Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 50,000.00 .............................              389   $      13,290,774          1.78%    11.027%   642           98.69%
50,000.01 - 100,000.00 .......................              593          46,836,218          6.29      9.394    608           81.02
100,000.01 - 150,000.00 ......................              821         103,000,166         13.83      8.730    601           77.02
150,000.01 - 200,000.00 ......................              845         147,266,678         19.77      8.538    597           77.38
200,000.01 - 250,000.00 ......................              513         114,918,904         15.43      8.505    598           77.44
250,000.01 - 300,000.00 ......................              366         100,092,135         13.44      8.556    598           78.71
300,000.01 - 350,000.00 ......................              294          95,193,260         12.78      8.345    598           79.51
350,000.01 - 400,000.00 ......................              204          76,703,402         10.30      8.234    611           80.14
400,000.01 - 450,000.00 ......................               71          29,427,201          3.95      8.098    615           79.82
450,000.01 - 500,000.00 ......................               21          10,027,775          1.35      8.156    647           77.84
500,000.01 - 550,000.00 ......................               12           6,290,724          0.84      7.337    667           81.69
550,000.01 - 600,000.00 ......................                1             600,000          0.08      7.350    621           47.62
600,000.01 - 650,000.00 ......................                2           1,237,500          0.17      8.013    670           92.41
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-3

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                           Remaining Term to Maturity

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Months Remaining                        Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
61 - 120 .....................................                3   $         100,756          0.01%    11.872%   624          100.00%
121 - 180 ....................................               55           1,664,453          0.22     10.385    646           91.67
181 - 240 ....................................                9           1,227,893          0.16      8.140    637           85.71
241 - 300 ....................................                1             260,300          0.03      8.450    625           95.00
301 - 360 ....................................            4,064         741,631,336         99.56      8.566    603           78.78
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-4

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                                 Mortgage Rates

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Current Mortgage Rates (%)              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
5.500 - 5.999 ................................               18   $       4,944,338          0.66%     5.899%   678           75.84%
6.000 - 6.499 ................................               43          11,821,746          1.59      6.272    668           77.18
6.500 - 6.999 ................................              187          46,184,751          6.20      6.810    647           77.94
7.000 - 7.499 ................................              309          65,522,911          8.80      7.267    637           78.59
7.500 - 7.999 ................................              605         130,413,370         17.51      7.773    622           79.18
8.000 - 8.499 ................................              530         106,412,434         14.29      8.267    611           79.03
8.500 - 8.999 ................................              806         155,922,252         20.93      8.753    596           79.71
9.000 - 9.499 ................................              404          75,345,585         10.12      9.236    574           79.52
9.500 - 9.999 ................................              486          73,935,727          9.93      9.731    565           78.81
10.000 - 10.499 ..............................              167          21,663,961          2.91     10.244    557           77.22
10.500 - 10.999 ..............................              208          22,656,505          3.04     10.717    568           76.52
11.000 - 11.499 ..............................              125          11,772,144          1.58     11.219    572           76.07
11.500 - 11.999 ..............................              115          11,701,321          1.57     11.730    558           69.05
12.000 - 12.499 ..............................               65           3,867,573          0.52     12.187    590           82.71
12.500 - 12.999 ..............................               62           2,545,270          0.34     12.687    619           99.95
13.000 - 13.499 ..............................                2             174,850          0.02     13.237    514           65.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-5

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

           Combined Original Loan-to-Value Ratios w/o Silent Seconds

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
Range of Combined Original                         Number of         Statistical      Calculation   Mortgage
Loan-to-Value Ratios (%)                         Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Less than or equal to 50.00 ..................               90   $      15,151,551          2.03%     8.456%   600           43.45%
50.01 - 55.00 ................................               67          11,583,208          1.56      8.793    582           52.91
55.01 - 60.00 ................................              126          23,046,191          3.09      8.868    579           58.01
60.01 - 65.00 ................................              202          38,635,456          5.19      9.483    561           63.76
65.01 - 70.00 ................................              248          49,197,413          6.60      9.108    566           69.03
70.01 - 75.00 ................................              339          72,278,416          9.70      8.773    567           74.11
75.01 - 80.00 ................................            1,611         313,737,459         42.12      8.251    615           79.79
80.01 - 85.00 ................................              334          74,113,108          9.95      8.177    603           84.55
85.01 - 90.00 ................................              472          99,265,227         13.33      8.461    617           89.65
90.01 - 95.00 ................................               89          17,525,821          2.35      8.560    626           94.76
95.01 - 100.00 ...............................              554          30,350,887          4.07     10.407    647           99.94
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-6

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

            Combined Original Loan-to-Value Ratios w/ Silent Seconds

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
Range of Combined Original                         Number of         Statistical      Calculation   Mortgage
Loan-to-Value Ratios (%)                         Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Less than or equal to 50.00 ..................               90   $      15,151,551          2.03%     8.456%   600           43.45%
50.01 - 55.00 ................................               67          11,583,208          1.56      8.793    582           52.91
55.01 - 60.00 ................................              125          22,975,191          3.08      8.872    578           58.01
60.01 - 65.00 ................................              202          38,635,456          5.19      9.483    561           63.76
65.01 - 70.00 ................................              244          48,236,363          6.48      9.096    566           69.03
70.01 - 75.00 ................................              335          71,506,470          9.60      8.773    567           74.10
75.01 - 80.00 ................................              721         154,460,436         20.74      8.600    582           79.59
80.01 - 85.00 ................................              299          67,890,029          9.11      8.221    601           84.51
85.01 - 90.00 ................................              419          90,821,151         12.19      8.426    618           89.64
90.01 - 95.00 ................................              140          30,528,496          4.10      8.240    634           94.60
95.01 - 100.00 ...............................            1,490         193,096,387         25.92      8.357    644           99.91
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           83.30%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-7

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                           FICO Score at Origination

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of FICO Scores                             Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
500 - 524 ....................................              352   $      71,565,918          9.61%     9.786%   513           72.71%
525 - 549 ....................................              351          69,507,127          9.33      9.256    536           74.17
550 - 574 ....................................              552         109,715,972         14.73      8.940    561           75.83
575 - 599 ....................................              588         102,122,460         13.71      8.581    587           78.99
600 - 624 ....................................              709         121,837,179         16.36      8.290    612           80.77
625 - 649 ....................................              694         111,634,140         14.99      8.206    636           82.15
650 - 674 ....................................              470          83,130,934         11.16      7.982    661           81.48
675 - 699 ....................................              233          42,772,895          5.74      7.840    686           82.07
700 - 724 ....................................               95          16,788,887          2.25      8.043    711           82.83
725 - 749 ....................................               57          10,129,729          1.36      7.612    737           83.31
750 - 774 ....................................               19           2,996,471          0.40      7.958    761           81.24
775 - 799 ....................................               10           2,255,825          0.30      7.853    783           72.23
800 - 824 ....................................                2             427,200          0.06      8.850    801           80.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                     A-II-8

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                            Geographic Distribution

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Geographic Location                              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Florida ......................................              737   $     126,185,185         16.94%     8.666%   593           77.75%
California ...................................              414         108,850,894         14.61      8.272    601           76.70
Maryland .....................................              343          66,394,467          8.91      8.492    605           79.08
New Jersey ...................................              271          62,334,424          8.37      8.852    597           77.88
New York .....................................              203          56,903,898          7.64      8.269    607           76.80
Illinois .....................................              293          43,606,357          5.85      8.720    617           81.70
Virginia .....................................              165          30,564,690          4.10      8.656    607           78.26
Georgia ......................................              198          22,388,770          3.01      8.572    621           84.13
Massachusetts ................................              113          21,771,168          2.92      8.676    615           78.14
Arizona ......................................              133          20,660,785          2.77      8.584    590           77.66
Connecticut ..................................               99          19,289,303          2.59      8.923    588           77.75
Minnesota ....................................              102          14,807,380          1.99      8.428    623           81.99
Pennsylvania .................................              108          14,451,067          1.94      9.122    589           79.48
Hawaii .......................................               42          12,730,749          1.71      7.792    655           76.83
Michigan .....................................              101          10,679,760          1.43      9.114    595           82.27
Colorado .....................................               83          10,336,246          1.39      8.496    611           83.41
Nevada .......................................               50          10,129,719          1.36      8.709    590           77.61
Texas ........................................               83           9,854,898          1.32      8.331    615           80.45
Washington ...................................               52           9,308,660          1.25      8.453    589           80.33
North Carolina ...............................               70           7,419,584          1.00      8.864    613           82.59
Ohio .........................................               62           7,007,119          0.94      8.514    604           86.75
District of Columbia .........................               29           6,959,842          0.93      8.588    599           77.79
Wisconsin ....................................               55           6,292,618          0.84      8.866    611           85.73
Oregon .......................................               34           5,589,785          0.75      8.313    615           82.72
South Carolina ...............................               42           5,457,076          0.73      8.462    599           81.77
Delaware .....................................               33           4,928,924          0.66      8.775    588           79.66
Rhode Island .................................               23           4,683,879          0.63      8.446    589           76.82
New Hampshire ................................               21           3,784,532          0.51      8.878    579           76.22
Tennessee ....................................               32           3,558,150          0.48      8.879    593           82.94

                                     A-II-9

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Geographic Location                              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Missouri .....................................               27           3,133,829          0.42      9.221    588           82.63
Indiana ......................................               23           2,251,851          0.30      8.722    607           84.52
Utah .........................................               14           2,169,514          0.29      8.056    626           83.68
Idaho ........................................               16           2,062,665          0.28      8.452    626           82.37
New Mexico ...................................               11           1,691,010          0.23      8.728    588           80.41
Maine ........................................                7           1,619,884          0.22      8.716    588           79.99
West Virginia ................................               11           1,258,985          0.17      8.000    615           80.44
Vermont ......................................                5             941,189          0.13      8.795    611           83.45
Oklahoma .....................................                7             711,927          0.10      9.379    593           84.42
Alaska .......................................                3             523,216          0.07      9.058    542           78.48
Kansas .......................................                5             462,465          0.06      9.006    601           89.22
Kentucky .....................................                4             332,462          0.04      9.905    593           87.91
Wyoming ......................................                2             230,000          0.03      7.680    650           84.00
Arkansas .....................................                2             218,500          0.03      9.119    596           70.90
Nebraska .....................................                2             209,645          0.03      9.417    560           90.15
Iowa .........................................                2             137,665          0.02      9.908    558           84.74
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-10

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                                Occupancy Status

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Occupancy Status                                 Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Primary ......................................            3,850   $     692,397,510         92.95%     8.547%   601           78.87%
Investment ...................................              248          45,516,091          6.11      8.939    624           78.52
Second Home ..................................               34           6,971,136          0.94      8.407    611           76.56
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                               Documentation Type

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Income Documentation                             Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Full Documentation ...........................            2,454   $     411,438,607         55.24%     8.237%   604           80.49%
Stated Documentation .........................            1,660         329,944,051         44.29      8.981    602           76.71
Limited Documentation ........................               18           3,502,079          0.47      8.808    580           82.49
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-11

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                                  Loan Purpose

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Purpose                                          Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Refinance - Cashout ..........................            2,994   $     613,253,866         82.33%     8.573%   597           77.84%
Purchase .....................................            1,073         119,561,641         16.05      8.557    634           83.91
Refinance - Rate Term ........................               65          12,069,229          1.62      8.535    602           78.75
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                                 Property Type

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Property Type                                    Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Single Family Residence ......................            3,534   $     628,166,804         84.33%     8.575%   600           78.76%
2-4 Family ...................................              250          65,614,587          8.81      8.422    618           78.10
Condominium ..................................              348          51,103,347          6.86      8.692    621           80.54
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-12

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                     Prepayment Charge Term at Origination

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Prepayment Charge Term at Origination (Months)   Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0 ............................................            1,714   $     308,506,733         41.42%     8.671%   608           79.48%
12 ...........................................              137          35,091,894          4.71      8.496    602           78.02
24 ...........................................            1,830         320,564,084         43.04      8.641    594           78.23
30 ...........................................                1             256,308          0.03      7.450    636           90.00
36 ...........................................              450          80,465,718         10.80      7.932    618           78.99
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-13

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

              Maximum Mortgage Rates of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Maximum Mortgage Rates (%)              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
11.500 - 11.999 ..............................               11   $       2,825,894          0.44%     5.832%   660           79.85%
12.000 - 12.499 ..............................               23           6,573,772          1.02      6.289    666           78.02
12.500 - 12.999 ..............................              132          31,435,773          4.86      6.831    644           78.82
13.000 - 13.499 ..............................              246          51,806,896          8.01      7.267    632           78.54
13.500 - 13.999 ..............................              539         116,997,233         18.08      7.781    621           79.32
14.000 - 14.499 ..............................              487          98,369,308         15.20      8.268    610           79.26
14.500 - 14.999 ..............................              753         147,592,869         22.81      8.750    596           79.78
15.000 - 15.499 ..............................              371          71,241,353         11.01      9.235    574           79.59
15.500 - 15.999 ..............................              357          65,901,843         10.18      9.727    558           77.47
16.000 - 16.499 ..............................              106          18,415,336          2.85     10.250    543           73.83
16.500 - 16.999 ..............................              105          16,794,942          2.60     10.698    542           70.36
17.000 - 17.499 ..............................               50           8,476,561          1.31     11.226    548           67.55
17.500 - 17.999 ..............................               48           8,475,522          1.31     11.683    546           62.26
18.000 - 18.499 ..............................               10           1,720,200          0.27     12.169    562           61.62
18.500 - 18.999 ..............................                1             290,723          0.04     11.800    518           60.00
19.000 - 19.499 ..............................                2             174,850          0.03     13.237    514           65.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            3,241   $     647,093,075        100.00%     8.581%   598           78.33%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-14

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

              Minimum Mortgage Rates of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Minimum Mortgage Rates                  Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
5.500 - 5.999 ................................               11   $       2,825,894          0.44%     5.832%   660           79.85%
6.000 - 6.499 ................................               23           6,573,772          1.02      6.289    666           78.02
6.500 - 6.999 ................................              132          31,435,773          4.86      6.831    644           78.82
7.000 - 7.499 ................................              246          51,806,896          8.01      7.267    632           78.54
7.500 - 7.999 ................................              539         116,997,233         18.08      7.781    621           79.32
8.000 - 8.499 ................................              487          98,369,308         15.20      8.268    610           79.26
8.500 - 8.999 ................................              753         147,592,869         22.81      8.750    596           79.78
9.000 - 9.499 ................................              371          71,241,353         11.01      9.235    574           79.59
9.500 - 9.999 ................................              357          65,901,843         10.18      9.727    558           77.47
10.000 - 10.499 ..............................              106          18,415,336          2.85     10.250    543           73.83
10.500 - 10.999 ..............................              105          16,794,942          2.60     10.698    542           70.36
11.000 - 11.499 ..............................               50           8,476,561          1.31     11.226    548           67.55
11.500 - 11.999 ..............................               49           8,766,245          1.35     11.687    545           62.18
12.000 - 12.499 ..............................               10           1,720,200          0.27     12.169    562           61.62
13.000 - 13.499 ..............................                2             174,850          0.03     13.237    514           65.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            3,241   $     647,093,075        100.00%     8.581%   598           78.33%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-15

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                      Margins of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Gross Margins (%)                       Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
3.000 - 3.499 ................................                2   $         487,804          0.08%     5.613%   640           80.00%
3.500 - 3.999 ................................               13           3,225,424          0.50      6.001    655           79.64
4.000 - 4.499 ................................               27           7,851,493          1.21      6.404    658           77.91
4.500 - 4.999 ................................              135          29,912,244          4.62      6.901    644           78.36
5.000 - 5.499 ................................              354          75,785,811         11.71      7.530    625           78.98
5.500 - 5.999 ................................              547         117,612,332         18.18      7.979    615           78.93
6.000 - 6.499 ................................              554         110,498,074         17.08      8.386    608           79.70
6.500 - 6.999 ................................            1,609         301,719,893         46.63      9.405    574           77.42
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            3,241   $     647,093,075        100.00%     8.581%   598           78.33%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-16

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

             Next Rate Adjustment Date of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Next Rate Adjustment Date                        Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
March 2008 ...................................               35   $       7,973,792          1.23%     8.333%   613           79.65%
April 2008 ...................................              768         158,075,990         24.43      8.617    596           78.61
May 2008 .....................................            1,935         380,768,431         58.84      8.562    599           78.14
June 2008 ....................................              456          92,094,877         14.23      8.634    597           78.44
April 2009 ...................................               10           1,994,279          0.31      8.436    606           84.49
May 2009 .....................................               21           3,080,135          0.48      8.287    618           80.59
June 2009 ....................................                4             909,000          0.14      7.037    616           69.29
April 2011 ...................................                7           1,301,995          0.20      9.651    579           76.18
May 2011 .....................................                4             685,577          0.11      8.540    597           84.21
June 2011 ....................................                1             209,000          0.03      7.550    589           67.42
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            3,241   $     647,093,075        100.00%     8.581%   598           78.33%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-17

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

             Initial Periodic Rate Cap of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Initial Periodic Rate Cap (%) ................   Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
2.000 ........................................            2,758   $     550,585,489         85.09%     8.597%   597           78.13%
3.000 ........................................              483          96,507,587         14.91      8.487    606           79.47
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            3,241   $     647,093,075        100.00%     8.581%   598           78.33%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

           Subsequent Periodic Rate Cap of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Subsequent Periodic Rate Cap (%)                 Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
1.500 ........................................            3,241   $     647,093,075        100.00%     8.581%   598           78.33%
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            3,241   $     647,093,075        100.00%     8.581%   598           78.33%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-18

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                             Debt-to-Income Ratios

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Debt-to-Income Ratio                             Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
20.01 - 30.00 ................................              304   $      49,685,207          6.67%     8.542%   606           75.89%
30.01 - 40.00 ................................              877         148,466,156         19.93      8.631    601           77.49
40.01 - 50.00 ................................            2,161         375,669,789         50.43      8.537    612           79.95
50.01 - 60.00 ................................              790         171,063,585         22.97      8.596    585           78.36
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX II

                      GROUP I MORTGAGE LOAN CHARACTERISTICS

                                 Credit Grades

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Credit Grades                                    Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
A+ ...........................................            2,724   $     459,634,932         61.71%     8.254%   624           81.53%
A ............................................              447          96,384,012         12.94      8.680    582           79.34
A- ...........................................              225          44,138,328          5.93      9.063    566           75.36
B ............................................              388          80,069,623         10.75      8.717    568           73.49
C ............................................              234          44,481,330          5.97      9.553    555           70.38
C- ...........................................               98          17,805,993          2.39     11.382    555           63.14
D ............................................               16           2,370,520          0.32     11.576    572           55.30
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,132   $     744,884,737        100.00%     8.570%   603           78.83%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-II-19

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                                 Collateral Type

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Collateral Type                                  Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Fixed - 10 Year ..............................                6   $         397,380          0.04%    11.468%   678           99.75%
Fixed - 15 Year ..............................               24           1,068,574          0.10     10.636    630           87.11
Fixed - 20 Year ..............................                1              75,931          0.01     12.775    628          100.00
Fixed - 30 Year ..............................            1,195         129,436,710         12.04      9.883    663           93.63
Balloon - 30/40 ..............................               45          19,683,014          1.83      7.465    665           81.40
ARM - 2 Year/6 Month .........................            1,181         352,518,244         32.78      8.355    634           80.92
ARM - 2 Year/6 Month IO ......................              370         130,543,420         12.14      7.607    648           80.92
ARM - 2 Year/6 Month 30/40 Balloon ...........            1,158         431,278,324         40.11      8.139    647           82.19
ARM - 3 Year/6 Month .........................               12           2,477,194          0.23      8.331    634           78.48
ARM - 3 Year/6 Month IO ......................                6           1,755,600          0.16      7.093    684           74.26
ARM - 3 Year/6 Month 30/40 Balloon ...........                8           3,396,656          0.32      7.453    653           83.79
ARM - 5 Year/6 Month .........................                3           1,619,268          0.15      8.018    607           79.22
ARM - 5 Year/6 Month 30/40 Balloon ...........                4           1,068,755          0.10      7.905    629           80.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-1

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                        Principal Balances at Origination

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                   Number of      Principal Balance       of        Mortgage
Range of Principal Balances at Origination ($)   Mortgage Loans   as of Origination   Origination    Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 50,000.00 .............................              277   $      10,756,869          1.00%    11.170%   646           99.06%
50,000.01 - 100,000.00 .......................              685          50,834,072          4.73     10.643    650           95.67
100,000.01 - 150,000.00 ......................              484          60,015,390          5.58      9.689    647           90.27
150,000.01 - 200,000.00 ......................              444          78,417,363          7.29      8.604    641           83.89
200,000.01 - 250,000.00 ......................              324          73,147,170          6.80      8.230    640           81.43
250,000.01 - 300,000.00 ......................              303          83,965,445          7.81      8.245    652           81.67
300,000.01 - 350,000.00 ......................              281          90,956,423          8.46      8.025    653           81.92
350,000.01 - 400,000.00 ......................              233          87,107,154          8.10      8.033    654           81.99
400,000.01 - 450,000.00 ......................              224          96,060,290          8.93      8.139    638           80.84
450,000.01 - 500,000.00 ......................              217         102,764,572          9.55      7.979    642           80.73
500,000.01 - 550,000.00 ......................              144          75,777,966          7.05      7.983    646           81.85
550,000.01 - 600,000.00 ......................              132          76,137,999          7.08      8.068    644           81.81
600,000.01 - 650,000.00 ......................               72          45,193,728          4.20      8.144    633           80.95
650,000.01 - 700,000.00 ......................               74          50,029,580          4.65      8.019    649           82.53
700,000.01 - 750,000.00 ......................               43          31,307,600          2.91      8.120    631           80.97
750,000.01 - 800,000.00 ......................               50          39,188,969          3.64      8.133    631           80.89
800,000.01 - 850,000.00 ......................                8           6,643,000          0.62      7.041    657           82.44
850,000.01 - 900,000.00 ......................                5           4,376,000          0.41      7.242    648           79.40
900,000.01 - 950,000.00 ......................                2           1,876,000          0.17      7.219    654           80.00
950,000.01 - 1,000,000.00 ....................                9           8,814,000          0.82      7.237    651           80.06
1,00,000.01 and Greater ......................                2           2,200,000          0.20      6.069    693           80.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,569,590        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-2

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

            Principal Balance as of the Statistical Calculation Date

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
Range of Principal Balances as of                  Number of         Statistical      Calculation   Mortgage
the Statistical Calculation Date ($)             Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 50,000.00 .............................              277   $      10,752,606          1.00%    11.170%   646           99.06%
50,000.01 - 100,000.00 .......................              685          50,821,293          4.73     10.643    650           95.67
100,000.01 - 150,000.00 ......................              485          60,150,573          5.59      9.689    646           90.28
150,000.01 - 200,000.00 ......................              443          78,247,525          7.28      8.601    641           83.86
200,000.01 - 250,000.00 ......................              324          73,127,783          6.80      8.230    640           81.43
250,000.01 - 300,000.00 ......................              305          84,545,151          7.86      8.248    652           81.68
300,000.01 - 350,000.00 ......................              279          90,327,344          8.40      8.020    653           81.92
350,000.01 - 400,000.00 ......................              233          87,089,170          8.10      8.033    654           81.99
400,000.01 - 450,000.00 ......................              224          96,040,499          8.93      8.139    638           80.84
450,000.01 - 500,000.00 ......................              217         102,745,570          9.55      7.979    642           80.73
500,000.01 - 550,000.00 ......................              144          75,763,897          7.05      7.983    646           81.85
550,000.01 - 600,000.00 ......................              132          76,122,413          7.08      8.068    644           81.81
600,000.01 - 650,000.00 ......................               72          45,185,078          4.20      8.144    633           80.95
650,000.01 - 700,000.00 ......................               74          50,017,771          4.65      8.019    649           82.53
700,000.01 - 750,000.00 ......................               43          31,300,105          2.91      8.120    631           80.97
750,000.01 - 800,000.00 ......................               50          39,181,536          3.64      8.133    631           80.89
800,000.01 - 850,000.00 ......................                8           6,640,496          0.62      7.041    657           82.44
850,000.01 - 900,000.00 ......................                5           4,375,182          0.41      7.242    648           79.40
900,000.01 - 950,000.00 ......................                2           1,875,686          0.17      7.219    654           80.00
950,000.01 - 1,000,000.00 ....................                9           8,811,633          0.82      7.237    651           80.06
1,00,000.01 and Greater ......................                2           2,197,760          0.20      6.069    693           80.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-3

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                           Remaining Term to Maturity

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Months Remaining                        Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
61 - 120 .....................................                6   $         397,380          0.04%    11.468%   678           99.75%
121 - 180 ....................................               24           1,068,574          0.10     10.636    630           87.11
181 - 240 ....................................                1              75,931          0.01     12.775    628          100.00
301 - 360 ....................................            3,982       1,073,777,185         99.86      8.339    645           82.96
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-4

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                                 Mortgage Rates

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Current Mortgage Rates (%)              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
5.500 - 5.999 ................................                7   $       3,795,180          0.35%     5.938%   735           72.75%
6.000 - 6.499 ................................               36          14,968,809          1.39      6.274    673           79.61
6.500 - 6.999 ................................              240          98,652,583          9.17      6.809    666           81.02
7.000 - 7.499 ................................              296         110,336,312         10.26      7.277    653           80.11
7.500 - 7.999 ................................              702         252,166,751         23.45      7.780    649           80.98
8.000 - 8.499 ................................              530         181,393,533         16.87      8.253    643           81.28
8.500 - 8.999 ................................              612         200,394,514         18.64      8.736    634           82.66
9.000 - 9.499 ................................              259          67,274,836          6.26      9.237    628           83.12
9.500 - 9.999 ................................              361          57,272,104          5.33      9.731    629           88.24
10.000 - 10.499 ..............................              145          19,351,961          1.80     10.221    624           90.25
10.500 - 10.999 ..............................              324          31,169,374          2.90     10.751    667           97.08
11.000 - 11.499 ..............................              170          13,235,496          1.23     11.182    649           99.10
11.500 - 11.999 ..............................              100           9,010,755          0.84     11.768    604           93.54
12.000 - 12.499 ..............................               78           5,690,615          0.53     12.288    614           99.03
12.500 - 12.999 ..............................              126           9,081,730          0.84     12.685    623           99.69
13.000 - 13.499 ..............................               24           1,277,230          0.12     13.074    629           99.42
13.500 - 13.999 ..............................                3             247,287          0.02     13.648    641           99.47
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-5

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

           Combined Original Loan-to-Value Ratios w/o Silent Seconds

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
Range of Combined Original                         Number of         Statistical      Calculation   Mortgage
Loan-to-Value Ratios (%)                         Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Less than or equal to 50.00 ..................               11   $       1,786,773          0.17%     8.399%   594           43.61%
50.01 - 55.00 ................................                7           2,778,436          0.26      7.431    655           52.82
55.01 - 60.00 ................................                9           3,660,021          0.34      8.400    613           58.34
60.01 - 65.00 ................................               26          10,467,086          0.97      8.464    571           63.60
65.01 - 70.00 ................................               47          19,013,656          1.77      8.683    589           68.65
70.01 - 75.00 ................................               64          25,567,752          2.38      8.223    599           74.29
75.01 - 80.00 ................................            2,063         686,470,881         63.84      7.977    653           79.92
80.01 - 85.00 ................................              161          60,343,000          5.61      8.148    615           84.68
85.01 - 90.00 ................................              436         143,964,854         13.39      8.407    631           89.85
90.01 - 95.00 ................................               87          21,883,253          2.04      8.833    628           94.74
95.01 - 100.00 ...............................            1,102          99,383,359          9.24     10.765    664           99.96
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-6

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

            Combined Original Loan-to-Value Ratios w/ Silent Seconds

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
Range of Combined Original                         Number of         Statistical      Calculation   Mortgage
Loan-to-Value Ratios (%)                         Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Less than or equal to 50.00 ..................               11   $       1,786,773          0.17%     8.399%   594           43.61%
50.01 - 55.00 ................................                7           2,778,436          0.26      7.431    655           52.82
55.01 - 60.00 ................................                9           3,660,021          0.34      8.400    613           58.34
60.01 - 65.00 ................................               25          10,017,324          0.93      8.417    572           63.57
65.01 - 70.00 ................................               43          17,812,618          1.66      8.744    582           68.68
70.01 - 75.00 ................................               62          24,707,046          2.30      8.239    597           74.29
75.01 - 80.00 ................................              224          89,203,192          8.30      8.342    610           79.50
80.01 - 85.00 ................................              106          47,315,492          4.40      8.161    615           84.58
85.01 - 90.00 ................................              325         115,382,378         10.73      8.399    629           89.77
90.01 - 95.00 ................................              192          63,749,733          5.93      8.292    645           94.69
95.01 - 100.00 ...............................            3,009         698,906,057         65.00      8.346    658           99.96
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           94.38%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-7

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                           FICO Score at Origination

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of FICO Scores                             Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
500 - 524 ....................................               29   $      12,681,105          1.18%     9.746%   511           72.54%
525 - 549 ....................................               59          23,770,386          2.21      9.091    539           78.67
550 - 574 ....................................              140          53,040,554          4.93      8.699    562           81.87
575 - 599 ....................................              393         100,457,049          9.34      8.401    588           82.11
600 - 624 ....................................              686         174,641,359         16.24      8.402    613           83.27
625 - 649 ....................................            1,007         250,594,500         23.30      8.426    637           83.59
650 - 674 ....................................              714         183,656,593         17.08      8.179    661           83.16
675 - 699 ....................................              454         122,972,474         11.44      8.152    687           83.64
700 - 724 ....................................              270          78,330,602          7.28      8.090    712           83.03
725 - 749 ....................................              135          37,330,724          3.47      8.093    736           83.15
750 - 774 ....................................               75          23,490,221          2.18      8.025    761           84.63
775 - 799 ....................................               45          12,505,242          1.16      8.307    786           84.23
800 - 824 ....................................                6           1,848,262          0.17      7.949    803           78.30
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-8

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                            Geographic Distribution

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Geographic Location                              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
California ...................................            1,034   $     356,085,316         33.11%     8.156%   646           82.72%
Florida ......................................              787         162,624,093         15.12      8.483    639           82.95
New York .....................................              394         125,667,334         11.69      8.236    661           82.40
Maryland .....................................              209          61,962,636          5.76      8.326    643           84.49
New Jersey ...................................              210          61,561,113          5.72      8.596    644           82.66
Virginia .....................................              148          44,767,202          4.16      8.380    641           83.37
Illinois .....................................              170          34,056,815          3.17      8.916    646           83.98
Massachusetts ................................              110          30,868,473          2.87      8.323    645           83.33
Arizona ......................................               80          21,387,026          1.99      8.592    616           82.37
Hawaii .......................................               48          18,420,297          1.71      8.037    669           83.30
Georgia ......................................              101          18,184,203          1.69      8.576    634           83.74
Nevada .......................................               64          18,161,062          1.69      8.006    645           82.21
Texas ........................................              105          15,783,863          1.47      8.678    650           83.28
Connecticut ..................................               50          13,374,375          1.24      8.497    631           80.33
Colorado .....................................               58          10,412,695          0.97      7.760    639           83.14
Washington ...................................               41          10,132,198          0.94      8.173    643           83.92
District of Columbia .........................               24           9,352,881          0.87      8.572    661           83.67
Minnesota ....................................               41           8,124,872          0.76      8.538    634           86.22
Michigan .....................................               43           6,226,238          0.58      8.947    648           85.04
Pennsylvania .................................               32           5,407,048          0.50      9.147    631           84.00
North Carolina ...............................               40           5,134,953          0.48      8.834    596           81.83
South Carolina ...............................               22           4,284,206          0.40      8.479    635           82.63
Ohio .........................................               28           4,266,531          0.40      8.411    620           84.21
Oregon .......................................               22           4,030,714          0.37      8.332    636           80.24
Missouri .....................................               22           3,680,949          0.34      8.961    619           83.41
Wisconsin ....................................               22           3,222,895          0.30      8.783    632           87.10
Utah .........................................               14           3,035,382          0.28      8.580    607           83.86
Idaho ........................................               11           2,504,853          0.23      8.382    593           80.79
Delaware .....................................               12           2,316,096          0.22      8.889    626           84.93

                                    A-III-9

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Geographic Location                              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Rhode Island .................................                9           2,149,050          0.20      9.667    620           76.73
New Mexico ...................................               10           1,811,238          0.17      8.591    626           85.73
New Hampshire ................................               12           1,702,739          0.16      8.326    643           83.63
Indiana ......................................               16           1,115,070          0.10      9.215    621           87.34
Tennessee ....................................                6           1,016,813          0.09      8.495    588           81.01
Arkansas .....................................                2             681,292          0.06      7.324    651           86.34
Oklahoma .....................................                2             490,544          0.05      8.104    584           80.00
Maine ........................................                4             409,741          0.04      8.491    716           83.44
Vermont ......................................                2             337,905          0.03      8.835    680           84.00
Kansas .......................................                3             277,103          0.03      8.325    642           82.02
West Virginia ................................                2             124,359          0.01      9.329    580           77.37
Nebraska .....................................                2             102,909          0.01      9.237    597           84.00
Iowa .........................................                1              63,992          0.01     10.590    620          100.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-10

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                                Occupancy Status

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Occupancy Status                                 Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Primary ......................................            3,668   $     994,838,138         92.52%     8.320%   644           82.92%
Investment ...................................              306          67,174,761          6.25      8.811    648           84.21
Second Home ..................................               39          13,306,172          1.24      7.737    651           80.72
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                               Documentation Type

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Income Documentation                             Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Stated Documentation .........................            2,071   $     571,957,550         53.19%     8.686%   656           82.27%
Full Documentation ...........................            1,925         495,781,490         46.11      7.948    632           83.75
Limited Documentation ........................               17           7,580,030          0.70      8.299    617           85.45
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-11

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                                  Loan Purpose

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Purpose                                          Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Purchase .....................................            3,343   $     780,007,882         72.54%     8.394%   655           83.50%
Refinance - Cash out .........................              651         285,373,798         26.54      8.231    617           81.53
Refinance - Rate Term ........................               19           9,937,391          0.92      7.548    654           83.13
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                                 Property Type

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Property Type                                    Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
Single Family Residence ......................            3,328   $     909,309,004         84.56%     8.322%   641           82.87%
2-4 Family ...................................              389         106,082,866          9.87      8.381    673           83.51
Condominium ..................................              296          59,927,201          5.57      8.601    647           83.57
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-12

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                     Prepayment Charge Term at Origination

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Prepayment Charge Term at Origination (Months)   Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0 ............................................            1,475   $     399,488,702         37.15%     8.533%   648           83.46%
12 ...........................................              242          80,874,849          7.52      8.495    645           82.10
24 ...........................................            1,937         505,929,412         47.05      8.260    641           82.80
36 ...........................................              359          89,026,108          8.28      7.823    649           82.56
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-13

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

              Maximum Mortgage Rates of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Maximum Mortgage Rates (%)              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
11.500 - 11.999 ..............................                3   $       1,222,522          0.13%     5.830%   705           80.00%
12.000 - 12.499 ..............................               26           9,927,262          1.07      6.295    666           79.87
12.500 - 12.999 ..............................              207          81,770,503          8.84      6.809    665           80.99
13.000 - 13.499 ..............................              272         100,075,406         10.82      7.282    650           80.00
13.500 - 13.999 ..............................              668         240,424,412         26.00      7.780    649           81.11
14.000 - 14.499 ..............................              517         178,941,481         19.35      8.252    643           81.31
14.500 - 14.999 ..............................              590         194,003,829         20.98      8.736    633           82.57
15.000 - 15.499 ..............................              232          63,553,825          6.87      9.232    628           82.90
15.500 - 15.999 ..............................              150          37,966,331          4.11      9.704    606           83.06
16.000 - 16.499 ..............................               50          10,578,824          1.14     10.236    593           83.54
16.500 - 16.999 ..............................               18           4,041,760          0.44     10.640    555           79.79
17.000 - 17.499 ..............................                3             361,800          0.04     11.068    590           71.72
17.500 - 17.999 ..............................                5           1,669,607          0.18     11.596    537           66.19
18.000 - 18.499 ..............................                1             119,900          0.01     12.350    516           59.98
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            2,742   $     924,657,462        100.00%     8.142%   642           81.50%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-14

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

              Minimum Mortgage Rates of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Minimum Mortgage Rates (%)              Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
5.500 - 5.999 ................................                3   $       1,222,522          0.13%     5.830%   705           80.00%
6.000 - 6.499 ................................               26           9,927,262          1.07      6.295    666           79.87
6.500 - 6.999 ................................              207          81,770,503          8.84      6.809    665           80.99
7.000 - 7.499 ................................              272         100,075,406         10.82      7.282    650           80.00
7.500 - 7.999 ................................              668         240,424,412         26.00      7.780    649           81.11
8.000 - 8.499 ................................              517         178,941,481         19.35      8.252    643           81.31
8.500 - 8.999 ................................              590         194,003,829         20.98      8.736    633           82.57
9.000 - 9.499 ................................              232          63,553,825          6.87      9.232    628           82.90
9.500 - 9.999 ................................              150          37,966,331          4.11      9.704    606           83.06
10.000 - 10.499 ..............................               50          10,578,824          1.14     10.236    593           83.54
10.500 - 10.999 ..............................               18           4,041,760          0.44     10.640    555           79.79
11.000 - 11.499 ..............................                3             361,800          0.04     11.068    590           71.72
11.500 - 11.999 ..............................                5           1,669,607          0.18     11.596    537           66.19
12.000 - 12.499 ..............................                1             119,900          0.01     12.350    516           59.98
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            2,742   $     924,657,462        100.00%     8.142%   642           81.50%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-15

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                      Margins of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Range of Gross Margins (%)                       Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
3.500 - 3.999 ................................                6   $       2,250,851          0.24%     5.921%   711           80.00%
4.000 - 4.499 ................................               45          18,699,774          2.02      6.501    664           80.09
4.500 - 4.999 ................................              192          73,924,959          7.99      6.859    663           80.85
5.000 - 5.499 ................................              339         123,114,084         13.31      7.369    649           80.55
5.500 - 5.999 ................................              585         214,729,293         23.22      7.820    648           81.03
6.000 - 6.499 ................................              608         205,891,894         22.27      8.270    644           81.57
6.500 - 6.999 ................................              967         286,046,608         30.94      9.080    626           82.49
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            2,742   $     924,657,462        100.00%     8.142%   642           81.50%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-16

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

             Next Rate Adjustment Date of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Next Rate Adjustment Date                        Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
March 2008 ...................................               41   $      14,203,675          1.54%     8.191%   650           82.81%
April 2008 ...................................              776         271,340,806         29.35      8.097    643           81.66
May 2008 .....................................            1,615         533,869,780         57.74      8.149    642           81.39
May 2008 .....................................                1             404,000          0.04      7.550    641           80.00
June 2008 ....................................              276          94,521,726         10.22      8.272    637           81.67
April 2009 ...................................                6           2,546,587          0.28      7.463    659           85.05
May 2009 .....................................               16           4,054,343          0.44      7.753    663           76.99
June 2009 ....................................                4           1,028,520          0.11      7.746    610           78.40
April 2011 ...................................                2             782,023          0.08      8.055    588           84.09
May 2011 .....................................                4           1,394,000          0.15      8.193    631           76.80
June 2011 ....................................                1             512,000          0.06      7.250    619           80.00
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            2,742   $     924,657,462        100.00%     8.142%   642           81.50%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-17

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

             Initial Periodic Rate Cap of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Initial Periodic Rate Cap (%)                    Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
2.000 ........................................            2,321   $     782,239,060         84.60%     8.131%   642           81.48%
3.000 ........................................              421         142,418,402         15.40      8.200    639           81.62
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            2,742   $     924,657,462        100.00%     8.142%   642           81.50%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

           Subsequent Periodic Rate Cap of the Adjustable-Rate Loans

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Subsequent Periodic Rate Cap (%)                 Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
1.500 ........................................            2,742   $     924,657,462        100.00%     8.142%   642           81.50%
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            2,742   $     924,657,462        100.00%     8.142%   642           81.50%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-18

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                             Debt-to-Income Ratios

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Debt-to-Income Ratio (%)                         Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
0.01 - 10.00 .................................               29   $      10,590,625          0.98%     7.637%   636           82.60%
10.01 - 20.00 ................................              152          34,827,090          3.24      8.221    628           82.51
20.01 - 30.00 ................................              256          61,976,229          5.76      8.173    640           83.32
30.01 - 40.00 ................................              750         180,150,544         16.75      8.262    647           82.84
40.01 - 50.00 ................................            2,511         673,862,381         62.67      8.377    651           83.11
50.01 - 60.00 ................................              315         113,912,201         10.59      8.466    611           82.38
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-19

                                    ANNEX III

                     GROUP II MORTGAGE LOAN CHARACTERISTICS

                                 Credit Grades

                                                                                         % of
                                                                                       Principal
                                                                                      Balance as
                                                                  Principal Balance     of the
                                                                      as of the       Statistical
                                                   Number of         Statistical      Calculation   Mortgage
Grades                                           Mortgage Loans   Calculation Date       Date        Rates     FICO   Original CLTV
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
A+ ...........................................            3,673   $     940,399,896         87.45%     8.299%   653           83.48%
A ............................................              174          71,490,904          6.65      8.467    601           82.00
A- ...........................................               58          20,909,829          1.94      8.684    593           78.79
B ............................................               76          33,552,219          3.12      8.701    567           76.70
C ............................................               27           7,716,986          0.72      9.638    566           71.37
C- ...........................................                5           1,249,237          0.12     11.318    564           68.01
----------------------------------------------   --------------   -----------------   -----------   --------   ----   -------------
         Total: ..............................            4,013   $   1,075,319,071        100.00%     8.343%   645           82.97%
==============================================   ==============   =================   ===========   ========   ====   =============

                                    A-III-20

                                    ANNEX IV

                  GROUP I ASSUMED MORTGAGE LOAN CHARACTERISTICS


                 Remaining    Remaining                                                                            Initial
                  Term To    Amortization                                           Gross    Maximum    Minimum    Periodic
  Principal      Maturity        Term         Age      Mortgage                     Margin   Mortgage   Mortgage   Rate Cap
 Balance ($)     (Months)      (Months)     (Months)   Rate (%)     Index Type       (%)     Rate (%)   Rate (%)     (%)
--------------   ---------   ------------   --------   --------   ---------------   ------   --------   --------   --------
    398,549.33         359            359          1      9.123   Six-Month LIBOR    5.862     15.123      9.123      2.000
    177,318.12         358            358          2      7.300   Six-Month LIBOR    5.229     13.300      7.300      2.000
  2,404,328.63         358            358          2      8.622   Six-Month LIBOR    6.167     14.622      8.622      2.280
    110,747.93         358            358          2      7.900   Six-Month LIBOR    5.470     13.900      7.900      2.000
    726,732.16         358            358          2      7.274   Six-Month LIBOR    5.232     13.274      7.274      2.453
 11,459,512.48         358            358          2      9.059   Six-Month LIBOR    6.638     15.059      9.059      2.208
  3,263,754.80         358            358          2      8.478   Six-Month LIBOR    5.881     14.478      8.478      2.394
    179,212.29         358            358          2     11.092   Six-Month LIBOR    6.990     17.092     11.092      2.000
    366,195.63         358            358          2      8.034   Six-Month LIBOR    5.699     14.034      8.034      2.000
  9,212,323.11         358            358          2      9.241   Six-Month LIBOR    6.652     15.241      9.241      2.156
    621,325.86         357            357          3      7.055   Six-Month LIBOR    5.060     13.055      7.055      2.459
 20,674,492.43         358            358          2      8.892   Six-Month LIBOR    6.445     14.906      8.892      2.182
    105,338.80         358            358          2     10.400   Six-Month LIBOR    6.990     16.400     10.400      2.000
  7,058,054.55         358            358          2      7.434   Six-Month LIBOR    5.358     13.434      7.434      2.203
167,925,346.75         358            358          2      8.771   Six-Month LIBOR    6.389     14.771      8.771      2.138
    181,812.44         358            358          2      7.800   Six-Month LIBOR    5.729     13.800      7.800      2.000
    148,523.71         358            358          2      6.700   Six-Month LIBOR    4.629     12.700      6.700      2.000
  2,647,463.95         358            358          2      8.753   Six-Month LIBOR    6.480     14.753      8.753      2.199
    556,493.92         358            358          2      6.841   Six-Month LIBOR    4.866     12.841      6.841      2.000
  3,125,611.52         358            358          2      8.301   Six-Month LIBOR    5.938     14.301      8.301      2.137
  1,222,822.15         358            358          2      6.386   Six-Month LIBOR    4.389     12.386      6.386      2.476
 10,815,216.03         358            358          2      8.393   Six-Month LIBOR    6.133     14.393      8.393      2.156
  6,664,409.79         358            358          2      7.482   Six-Month LIBOR    5.430     13.482      7.482      2.109
183,390,691.99         358            358          2      8.752   Six-Month LIBOR    6.299     14.752      8.752      2.134
    241,437.62         358            358          2      6.750   Six-Month LIBOR    4.679     12.750      6.750      2.000
    155,718.88         358            358          2     10.400   Six-Month LIBOR    6.990     16.400     10.400      2.000
    131,405.39         358            358          2      7.800   Six-Month LIBOR    5.729     13.800      7.800      2.000
     84,017.97         358            358          2      9.150   Six-Month LIBOR    6.990     15.150      9.150      2.000
    339,212.43         358            358          2      8.870   Six-Month LIBOR    6.799     14.870      8.870      2.500
    414,005.17         358            358          2      7.510   Six-Month LIBOR    5.491     13.510      7.510      2.631
  1,895,535.80         358            358          2      7.976   Six-Month LIBOR    5.748     13.976      7.976      2.277
    541,901.06         358            358          2      8.500   Six-Month LIBOR    6.188     14.500      8.500      2.000
    205,865.86         358            358          2      9.650   Six-Month LIBOR    6.990     15.650      9.650      2.000
    511,539.28         357            357          3      9.416   Six-Month LIBOR    6.607     15.416      9.416      2.000
    362,023.61         357            357          3      9.896   Six-Month LIBOR    6.990     15.896      9.896      2.000
  1,322,819.00         358            478          2      8.280   Six-Month LIBOR    6.191     14.280      8.280      2.214
  8,297,558.97         358            478          2      8.821   Six-Month LIBOR    6.498     14.821      8.821      2.141
  1,455,538.84         358            478          2      8.470   Six-Month LIBOR    5.483     14.470      8.470      2.269
  2,434,476.87         358            478          2      8.599   Six-Month LIBOR    6.253     14.599      8.599      2.092
 10,491,053.97         358            478          2      8.214   Six-Month LIBOR    6.154     14.214      8.214      2.187
 79,633,980.53         358            478          2      8.263   Six-Month LIBOR    6.133     14.263      8.263      2.162
  2,034,128.97         358            478          2      8.127   Six-Month LIBOR    6.087     14.127      8.127      2.091
  3,714,171.06         358            478          2      8.091   Six-Month LIBOR    5.909     14.091      8.091      2.298
 12,962,912.23         358            478          2      7.735   Six-Month LIBOR    5.712     13.735      7.735      2.100
 76,017,171.64         358            478          2      8.384   Six-Month LIBOR    6.093     14.384      8.384      2.144

                                                          Remaining
                                                Rate      Interest
                  Subsequent    Months to    Adjustment     Only
  Principal        Periodic     Next Rate    Frequency      Term
 Balance ($)     Rate Cap (%)   Adjustment    (Months)    (Months)
--------------   ------------   ----------   ----------   ---------
    398,549.33          1.500           23            6      N/A
    177,318.12          1.500           22            6          58
  2,404,328.63          1.500           22            6      N/A
    110,747.93          1.500           22            6      N/A
    726,732.16          1.500           22            6          58
 11,459,512.48          1.500           22            6      N/A
  3,263,754.80          1.500           22            6      N/A
    179,212.29          1.500           22            6      N/A
    366,195.63          1.500           22            6          58
  9,212,323.11          1.500           22            6      N/A
    621,325.86          1.500           21            6          57
 20,674,492.43          1.500           22            6      N/A
    105,338.80          1.500           22            6      N/A
  7,058,054.55          1.500           22            6          58
167,925,346.75          1.500           22            6      N/A
    181,812.44          1.500           22            6      N/A
    148,523.71          1.500           22            6          58
  2,647,463.95          1.500           22            6      N/A
    556,493.92          1.500           22            6          58
  3,125,611.52          1.500           22            6      N/A
  1,222,822.15          1.500           22            6          58
 10,815,216.03          1.500           22            6      N/A
  6,664,409.79          1.500           22            6          58
183,390,691.99          1.500           22            6      N/A
    241,437.62          1.500           34            6          58
    155,718.88          1.500           34            6      N/A
    131,405.39          1.500           34            6          58
     84,017.97          1.500           34            6      N/A
    339,212.43          1.500           34            6      N/A
    414,005.17          1.500           34            6          58
  1,895,535.80          1.500           34            6      N/A
    541,901.06          1.500           34            6      N/A
    205,865.86          1.500           58            6      N/A
    511,539.28          1.500           57            6      N/A
    362,023.61          1.500           57            6      N/A
  1,322,819.00          1.500           22            6      N/A
  8,297,558.97          1.500           22            6      N/A
  1,455,538.84          1.500           22            6      N/A
  2,434,476.87          1.500           22            6      N/A
 10,491,053.97          1.500           22            6      N/A
 79,633,980.53          1.500           22            6      N/A
  2,034,128.97          1.500           22            6      N/A
  3,714,171.06          1.500           22            6      N/A
 12,962,912.23          1.500           22            6      N/A
 76,017,171.64          1.500           22            6      N/A


                                     A-IV-1

                                    ANNEX IV

                  GROUP I ASSUMED MORTGAGE LOAN CHARACTERISTICS


                 Remaining    Remaining                                                                            Initial
                  Term To    Amortization                                           Gross    Maximum    Minimum    Periodic
  Principal      Maturity        Term         Age      Mortgage                     Margin   Mortgage   Mortgage   Rate Cap
 Balance ($)     (Months)      (Months)     (Months)   Rate (%)     Index Type       (%)     Rate (%)   Rate (%)     (%)
--------------   ---------   ------------   --------   --------   ---------------   ------   --------   --------   --------
    332,252.38         357            477          3      7.541   Six-Month LIBOR    5.555     13.541      7.541      2.393
    681,878.71         357            477          3      8.705   Six-Month LIBOR    6.568     14.705      8.705      2.000
  1,099,922.42         358            478          2      8.072   Six-Month LIBOR    5.990     14.072      8.072      2.189
    207,691.40         357            477          3      8.500   Six-Month LIBOR    6.570     14.500      8.500      2.000
    211,619.96         358            478          2      7.700   Six-Month LIBOR    5.629     13.700      7.700      2.000
    673,668.43         358            478          2      8.903   Six-Month LIBOR    6.260     14.903      8.903      2.307
    135,751.91         178            178          2      7.900        FIXED         N/A       N/A        N/A        N/A
    305,655.47         224            224          3      9.475        FIXED         N/A       N/A        N/A        N/A
    745,151.21         223            223          2      7.792        FIXED         N/A       N/A        N/A        N/A
    462,295.48         219            219          3      7.957        FIXED         N/A       N/A        N/A        N/A
    387,830.49         358            358          2      8.255        FIXED         N/A       N/A        N/A        N/A
  6,757,188.90         358            358          2      7.743        FIXED         N/A       N/A        N/A        N/A
    456,440.09         358            358          2      7.869        FIXED         N/A       N/A        N/A        N/A
    227,210.45         357            357          3      7.000        FIXED         N/A       N/A        N/A        N/A
  3,270,402.28         358            358          2      8.328        FIXED         N/A       N/A        N/A        N/A
    253,424.64         358            358          2      7.450        FIXED         N/A       N/A        N/A        N/A
  1,543,988.95         358            358          2      8.887        FIXED         N/A       N/A        N/A        N/A
    544,530.72         358            358          2      8.250        FIXED         N/A       N/A        N/A        N/A
    760,808.15         358            358          2      8.818        FIXED         N/A       N/A        N/A        N/A
  2,157,878.56         358            358          2      7.590        FIXED         N/A       N/A        N/A        N/A
 20,709,542.94         358            358          2      7.528        FIXED         N/A       N/A        N/A        N/A
 21,416,339.41         357            357          2      8.187        FIXED         N/A       N/A        N/A        N/A
  2,160,143.11         357            477          3      6.814        FIXED         N/A       N/A        N/A        N/A
  1,581,367.34         358            478          2      7.344        FIXED         N/A       N/A        N/A        N/A
     98,837.03         358            478          2      7.400        FIXED         N/A       N/A        N/A        N/A
  1,153,174.25         358            478          2      7.658        FIXED         N/A       N/A        N/A        N/A
  7,486,540.49         358            478          2      7.257        FIXED         N/A       N/A        N/A        N/A
  2,988,727.32         358            478          2      7.733        FIXED         N/A       N/A        N/A        N/A
     87,214.85         177            177          3     12.200        FIXED         N/A       N/A        N/A        N/A
     88,583.43         178            178          2     11.632        FIXED         N/A       N/A        N/A        N/A
    203,149.13         198            198          2     11.102        FIXED         N/A       N/A        N/A        N/A
     94,819.36         178            178          2     10.484        FIXED         N/A       N/A        N/A        N/A
     46,338.55         178            178          2     11.728        FIXED         N/A       N/A        N/A        N/A
    784,283.94         172            172          2     11.168        FIXED         N/A       N/A        N/A        N/A
     44,288.86         358            358          2      9.850        FIXED         N/A       N/A        N/A        N/A
    318,575.43         358            358          2     10.346        FIXED         N/A       N/A        N/A        N/A
     81,104.85         358            358          2     10.250        FIXED         N/A       N/A        N/A        N/A
    266,980.42         358            358          2     11.213        FIXED         N/A       N/A        N/A        N/A
  1,344,179.89         358            358          2     11.036        FIXED         N/A       N/A        N/A        N/A
  4,725,353.85         358            358          2     10.984        FIXED         N/A       N/A        N/A        N/A
     32,636.92         358            358          2     12.575        FIXED         N/A       N/A        N/A        N/A
    131,440.57         358            358          2     10.717        FIXED         N/A       N/A        N/A        N/A
    581,582.08         358            358          2     10.572        FIXED         N/A       N/A        N/A        N/A
  1,591,287.56         358            358          2     10.392        FIXED         N/A       N/A        N/A        N/A
 10,663,586.34         358            358          2     11.159        FIXED         N/A       N/A        N/A        N/A

                                                          Remaining
                                                Rate      Interest
                  Subsequent    Months to    Adjustment     Only
  Principal        Periodic     Next Rate    Frequency      Term
 Balance ($)     Rate Cap (%)   Adjustment    (Months)    (Months)
--------------   ------------   ----------   ----------   ---------
    332,252.38          1.500           33            6      N/A
    681,878.71          1.500           33            6      N/A
  1,099,922.42          1.500           34            6      N/A
    207,691.40          1.500           57            6      N/A
    211,619.96          1.500           58            6      N/A
    673,668.43          1.500           58            6      N/A
    135,751.91       N/A           N/A          N/A          N/A
    305,655.47       N/A           N/A          N/A          N/A
    745,151.21       N/A           N/A          N/A          N/A
    462,295.48       N/A           N/A          N/A          N/A
    387,830.49       N/A           N/A          N/A          N/A
  6,757,188.90       N/A           N/A          N/A          N/A
    456,440.09       N/A           N/A          N/A          N/A
    227,210.45       N/A           N/A          N/A          N/A
  3,270,402.28       N/A           N/A          N/A          N/A
    253,424.64       N/A           N/A          N/A          N/A
  1,543,988.95       N/A           N/A          N/A          N/A
    544,530.72       N/A           N/A          N/A          N/A
    760,808.15       N/A           N/A          N/A          N/A
  2,157,878.56       N/A           N/A          N/A          N/A
 20,709,542.94       N/A           N/A          N/A          N/A
 21,416,339.41       N/A           N/A          N/A          N/A
  2,160,143.11       N/A           N/A          N/A          N/A
  1,581,367.34       N/A           N/A          N/A          N/A
     98,837.03       N/A           N/A          N/A          N/A
  1,153,174.25       N/A           N/A          N/A          N/A
  7,486,540.49       N/A           N/A          N/A          N/A
  2,988,727.32       N/A           N/A          N/A          N/A
     87,214.85       N/A           N/A          N/A          N/A
     88,583.43       N/A           N/A          N/A          N/A
    203,149.13       N/A           N/A          N/A          N/A
     94,819.36       N/A           N/A          N/A          N/A
     46,338.55       N/A           N/A          N/A          N/A
    784,283.94       N/A           N/A          N/A          N/A
     44,288.86       N/A           N/A          N/A          N/A
    318,575.43       N/A           N/A          N/A          N/A
     81,104.85       N/A           N/A          N/A          N/A
    266,980.42       N/A           N/A          N/A          N/A
  1,344,179.89       N/A           N/A          N/A          N/A
  4,725,353.85       N/A           N/A          N/A          N/A
     32,636.92       N/A           N/A          N/A          N/A
    131,440.57       N/A           N/A          N/A          N/A
    581,582.08       N/A           N/A          N/A          N/A
  1,591,287.56       N/A           N/A          N/A          N/A
 10,663,586.34       N/A           N/A          N/A          N/A

                                     A-IV-2

                                    ANNEX IV

                 GROUP II ASSUMED MORTGAGE LOAN CHARACTERISTICS


                 Remaining    Remaining                                                                            Initial
                  Term To    Amortization                                           Gross    Maximum    Minimum    Periodic
  Principal      Maturity        Term         Age      Mortgage                     Margin   Mortgage   Mortgage   Rate Cap
 Balance ($)     (Months)      (Months)     (Months)   Rate (%)     Index Type       (%)     Rate (%)   Rate (%)     (%)
--------------   ---------   ------------   --------   --------   ---------------   ------   --------   --------   --------
  1,566,176.48         358            358          2      8.877   Six-Month LIBOR    6.647     14.877      8.877      2.000
    255,802.69         358            358          2      9.985   Six-Month LIBOR    6.961     15.985      9.985      2.000
    506,013.48         358            358          2      8.550   Six-Month LIBOR    6.479     14.550      8.550      3.000
  1,464,457.18         357            357          3      7.297   Six-Month LIBOR    5.317     13.297      7.297      2.000
  1,350,172.37         358            358          2      8.568   Six-Month LIBOR    6.232     14.568      8.568      2.174
  8,771,273.93         358            358          2      7.644   Six-Month LIBOR    5.630     13.644      7.644      2.062
 14,185,296.09         358            358          2      8.654   Six-Month LIBOR    6.423     14.654      8.654      2.204
  2,997,518.74         358            358          2      7.940   Six-Month LIBOR    5.810     13.940      7.940      2.000
    137,883.67         358            358          2      9.000   Six-Month LIBOR    6.929     15.000      9.000      2.000
    798,723.14         358            358          2      9.059   Six-Month LIBOR    6.536     15.059      9.059      2.367
  4,299,790.65         358            358          2      8.795   Six-Month LIBOR    6.505     14.795      8.795      2.393
  4,754,007.14         358            358          2      7.923   Six-Month LIBOR    5.838     13.923      7.923      2.126
 15,802,434.14         358            358          2      8.329   Six-Month LIBOR    6.186     14.329      8.329      2.238
    527,003.35         359            359          1      7.400   Six-Month LIBOR    5.359     13.400      7.400      3.000
 71,374,192.93         358            358          2      7.463   Six-Month LIBOR    5.425     13.463      7.463      2.153
135,297,571.65         358            358          2      8.235   Six-Month LIBOR    6.100     14.235      8.235      2.179
    465,758.88         358            358          2      7.816   Six-Month LIBOR    5.745     13.816      7.816      2.397
    995,527.66         358            358          2      7.790   Six-Month LIBOR    5.406     13.790      7.790      2.000
  1,524,121.46         358            358          2      7.764   Six-Month LIBOR    5.735     13.764      7.764      2.228
    276,520.48         357            357          3      6.950   Six-Month LIBOR    5.020     12.950      6.950      2.000
  9,418,368.62         358            358          2      7.317   Six-Month LIBOR    5.305     13.317      7.317      2.201
  6,616,223.18         358            358          2      7.899   Six-Month LIBOR    5.852     13.899      7.899      2.097
 30,601,605.90         358            358          2      7.940   Six-Month LIBOR    5.871     13.940      7.940      2.204
163,676,921.00         358            358          2      8.443   Six-Month LIBOR    6.263     14.443      8.443      2.099
    222,908.29         358            358          2      7.650   Six-Month LIBOR    5.579     13.650      7.650      2.000
    828,803.89         358            358          2      6.985   Six-Month LIBOR    4.859     12.985      6.985      2.000
    958,594.01         358            358          2      7.941   Six-Month LIBOR    5.724     13.941      7.941      2.336
    908,359.56         358            358          2      7.192   Six-Month LIBOR    5.170     13.192      7.192      2.187
  1,267,344.96         358            358          2      8.746   Six-Month LIBOR    6.551     14.746      8.746      2.339
    176,843.88         358            358          2      9.990   Six-Month LIBOR    6.990     15.990      9.990      2.000
  1,423,756.41         358            358          2      7.773   Six-Month LIBOR    5.765     13.773      7.773      2.000
    146,861.95         358            478          2      8.250   Six-Month LIBOR    6.179     14.250      8.250      2.000
    149,458.45         358            478          2      8.490   Six-Month LIBOR    6.419     14.490      8.490      3.000
  2,269,256.64         358            478          2      8.793   Six-Month LIBOR    6.715     14.793      8.793      2.082
 30,956,329.01         358            478          2      8.481   Six-Month LIBOR    6.316     14.481      8.481      2.084
  3,025,694.50         358            478          2      8.571   Six-Month LIBOR    6.375     14.571      8.571      2.384
  1,798,926.68         358            478          2      8.418   Six-Month LIBOR    6.359     14.418      8.418      2.112
 17,904,682.98         358            478          2      8.081   Six-Month LIBOR    6.003     14.081      8.081      2.209
196,763,774.23         358            478          2      8.022   Six-Month LIBOR    5.955     14.022      8.022      2.129
    797,982.01         358            478          2      8.244   Six-Month LIBOR    6.147     14.244      8.244      2.552
  1,589,814.31         358            478          2      7.924   Six-Month LIBOR    5.932     13.924      7.924      2.091
 21,255,048.66         358            478          2      7.565   Six-Month LIBOR    5.455     13.565      7.565      2.138
149,919,958.71         358            478          2      8.290   Six-Month LIBOR    6.158     14.290      8.290      2.203
    158,253.84         358            478          2      9.100   Six-Month LIBOR    6.990     15.100      9.100      2.000
  1,612,422.97         358            478          2      7.586   Six-Month LIBOR    5.561     13.586      7.586      2.000

                                                          Remaining
                                                Rate      Interest
                  Subsequent    Months to    Adjustment     Only
  Principal        Periodic     Next Rate    Frequency      Term
 Balance ($)     Rate Cap (%)   Adjustment    (Months)    (Months)
--------------   ------------   ----------   ----------   ---------
  1,566,176.48          1.500           22            6      N/A
    255,802.69          1.500           22            6      N/A
    506,013.48          1.500           22            6      N/A
  1,464,457.18          1.500           21            6          57
  1,350,172.37          1.500           22            6      N/A
  8,771,273.93          1.500           22            6          58
 14,185,296.09          1.500           22            6      N/A
  2,997,518.74          1.500           22            6      N/A
    137,883.67          1.500           22            6      N/A
    798,723.14          1.500           22            6          58
  4,299,790.65          1.500           22            6      N/A
  4,754,007.14          1.500           22            6          58
 15,802,434.14          1.500           22            6      N/A
    527,003.35          1.500           23            6      N/A
 71,374,192.93          1.500           22            6          58
135,297,571.65          1.500           22            6      N/A
    465,758.88          1.500           22            6          58
    995,527.66          1.500           22            6      N/A
  1,524,121.46          1.500           22            6          58
    276,520.48          1.500           21            6      N/A
  9,418,368.62          1.500           22            6          58
  6,616,223.18          1.500           22            6      N/A
 30,601,605.90          1.500           22            6          58
163,676,921.00          1.500           22            6      N/A
    222,908.29          1.500           34            6      N/A
    828,803.89          1.500           34            6          58
    958,594.01          1.500           34            6      N/A
    908,359.56          1.500           34            6          58
  1,267,344.96          1.500           34            6      N/A
    176,843.88          1.500           58            6      N/A
  1,423,756.41          1.500           58            6      N/A
    146,861.95          1.500           22            6      N/A
    149,458.45          1.500           22            6      N/A
  2,269,256.64          1.500           22            6      N/A
 30,956,329.01          1.500           22            6      N/A
  3,025,694.50          1.500           22            6      N/A
  1,798,926.68          1.500           22            6      N/A
 17,904,682.98          1.500           22            6      N/A
196,763,774.23          1.500           22            6      N/A
    797,982.01          1.500           22            6      N/A
  1,589,814.31          1.500           22            6      N/A
 21,255,048.66          1.500           22            6      N/A
149,919,958.71          1.500           22            6      N/A
    158,253.84          1.500           34            6      N/A
  1,612,422.97          1.500           34            6      N/A

                                     A-IV-3

                                    ANNEX IV

                 GROUP II ASSUMED MORTGAGE LOAN CHARACTERISTICS


                 Remaining    Remaining                                                                            Initial
                  Term To    Amortization                                           Gross    Maximum    Minimum    Periodic
  Principal      Maturity        Term         Age      Mortgage                     Margin   Mortgage   Mortgage   Rate Cap
 Balance ($)     (Months)      (Months)     (Months)   Rate (%)     Index Type       (%)     Rate (%)   Rate (%)     (%)
--------------   ---------   ------------   --------   --------   ---------------   ------   --------   --------   --------
  1,588,550.74         357            477          3      7.155   Six-Month LIBOR    5.197     13.155      7.155      2.199
    272,250.92         358            478          2      8.950   Six-Month LIBOR    6.879     14.950      8.950      2.000
    784,921.03         358            478          2      7.543   Six-Month LIBOR    5.497     13.543      7.543      2.645
    218,389.18         178            178          2      7.950        FIXED         N/A       N/A        N/A        N/A
  8,792,126.01         358            358          2      7.835        FIXED         N/A       N/A        N/A        N/A
    299,836.03         358            358          2      8.550        FIXED         N/A       N/A        N/A        N/A
     83,080.70         359            359          1      9.950        FIXED         N/A       N/A        N/A        N/A
  1,446,248.62         358            358          2      7.715        FIXED         N/A       N/A        N/A        N/A
    319,945.76         357            357          3      8.775        FIXED         N/A       N/A        N/A        N/A
    418,939.59         358            358          2      7.210        FIXED         N/A       N/A        N/A        N/A
    146,495.80         358            358          2      7.050        FIXED         N/A       N/A        N/A        N/A
 19,278,929.39         358            358          2      7.132        FIXED         N/A       N/A        N/A        N/A
  9,776,162.37         358            358          2      7.909        FIXED         N/A       N/A        N/A        N/A
  3,046,876.67         357            477          3      7.523        FIXED         N/A       N/A        N/A        N/A
  1,808,515.95         358            478          2      7.653        FIXED         N/A       N/A        N/A        N/A
    424,620.18         359            479          1      7.990        FIXED         N/A       N/A        N/A        N/A
    164,590.68         358            478          2      7.050        FIXED         N/A       N/A        N/A        N/A
 10,296,573.54         358            478          2      7.339        FIXED         N/A       N/A        N/A        N/A
  3,726,080.97         358            478          2      7.634        FIXED         N/A       N/A        N/A        N/A
     98,934.06         178            178          2     11.434        FIXED         N/A       N/A        N/A        N/A
     23,659.31         178            178          2     12.775        FIXED         N/A       N/A        N/A        N/A
    218,882.50         145            145          3     11.175        FIXED         N/A       N/A        N/A        N/A
     23,193.02         177            177          3     10.750        FIXED         N/A       N/A        N/A        N/A
    935,707.20         165            165          2     11.516        FIXED         N/A       N/A        N/A        N/A
    192,074.60         358            358          2     10.960        FIXED         N/A       N/A        N/A        N/A
  5,738,392.36         358            358          2     10.882        FIXED         N/A       N/A        N/A        N/A
    513,388.96         358            358          2     10.785        FIXED         N/A       N/A        N/A        N/A
    379,254.48         358            358          2     11.591        FIXED         N/A       N/A        N/A        N/A
  3,747,514.39         358            358          2     11.188        FIXED         N/A       N/A        N/A        N/A
 36,189,231.34         358            358          2     10.893        FIXED         N/A       N/A        N/A        N/A
    301,118.79         358            358          2     11.426        FIXED         N/A       N/A        N/A        N/A
    349,110.79         358            358          2     11.913        FIXED         N/A       N/A        N/A        N/A
  8,794,785.99         358            358          2     10.809        FIXED         N/A       N/A        N/A        N/A
 31,224,755.29         358            358          2     11.100        FIXED         N/A       N/A        N/A        N/A

                                                          Remaining
                                                Rate      Interest
                  Subsequent    Months to    Adjustment     Only
  Principal        Periodic     Next Rate    Frequency      Term
 Balance ($)     Rate Cap (%)   Adjustment    (Months)    (Months)
--------------   ------------   ----------   ----------   ---------
  1,588,550.74          1.500           33            6      N/A
    272,250.92          1.500           58            6      N/A
    784,921.03          1.500           58            6      N/A
    218,389.18       N/A           N/A          N/A          N/A
  8,792,126.01       N/A           N/A          N/A          N/A
    299,836.03       N/A           N/A          N/A          N/A
     83,080.70       N/A           N/A          N/A          N/A
  1,446,248.62       N/A           N/A          N/A          N/A
    319,945.76       N/A           N/A          N/A          N/A
    418,939.59       N/A           N/A          N/A          N/A
    146,495.80       N/A           N/A          N/A          N/A
 19,278,929.39       N/A           N/A          N/A          N/A
  9,776,162.37       N/A           N/A          N/A          N/A
  3,046,876.67       N/A           N/A          N/A          N/A
  1,808,515.95       N/A           N/A          N/A          N/A
    424,620.18       N/A           N/A          N/A          N/A
    164,590.68       N/A           N/A          N/A          N/A
 10,296,573.54       N/A           N/A          N/A          N/A
  3,726,080.97       N/A           N/A          N/A          N/A
     98,934.06       N/A           N/A          N/A          N/A
     23,659.31       N/A           N/A          N/A          N/A
    218,882.50       N/A           N/A          N/A          N/A
     23,193.02       N/A           N/A          N/A          N/A
    935,707.20       N/A           N/A          N/A          N/A
    192,074.60       N/A           N/A          N/A          N/A
  5,738,392.36       N/A           N/A          N/A          N/A
    513,388.96       N/A           N/A          N/A          N/A
    379,254.48       N/A           N/A          N/A          N/A
  3,747,514.39       N/A           N/A          N/A          N/A
 36,189,231.34       N/A           N/A          N/A          N/A
    301,118.79       N/A           N/A          N/A          N/A
    349,110.79       N/A           N/A          N/A          N/A
  8,794,785.99       N/A           N/A          N/A          N/A
 31,224,755.29       N/A           N/A          N/A          N/A

                                     A-IV-4

Prospectus
Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes

SG Mortgage Securities, LLC
Depositor

SG Mortgage Finance Corp.
Sponsor

The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.

Offered Securities      The securities in a series will consist of certificates
                        or notes representing interests in a trust and will be paid only from the assets of that trust. The securities will not represent interests in or obligations of SG
                        Mortgage Securities, LLC, SG Mortgage Finance Corp. or any of their affiliates. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Mortgage Collateral     Each trust will consist primarily of:

                        o mortgage loans, which may include home equity loans, or manufactured housing conditional sales contracts or installment loan agreements secured by first or junior liens on one- to four-family residential properties; and/or

                        o mortgage loans secured by first or junior liens on mixed-use properties, including cooperative loans; and/or

                        o mortgage securities and whole or partial participations in mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related trust.


                                  July 5, 2006

              Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to your series of securities; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference." You can request information incorporated by reference from SG Mortgage Securities, LLC by calling us at
(212) 278-6000 or writing to us at 1221 Avenue of the Americas, New York, NY 10020. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the accompanying prospectus supplement in their entirety.

                                TABLE OF CONTENTS

                                                                            Page

INTRODUCTION.................................................................1

THE TRUSTS...................................................................1

   General...................................................................1

   The Mortgage Loans........................................................4

   The Mortgaged Properties.................................................11

   Loan-to-Value Ratio......................................................13

   Underwriting Policies....................................................14

   The Contracts............................................................17

   Mortgage Collateral Sellers..............................................18

   Qualifications of Sellers................................................18

   Representations With Respect to Mortgage Collateral......................19

   Repurchases of Mortgage Collateral.......................................20

   Limited Right of Substitution............................................22

DESCRIPTION OF THE SECURITIES...............................................23

   General..................................................................23

   Form of Securities.......................................................27

   Assignment of Mortgage Loans.............................................30

   Assignment of the Contracts..............................................32

   Review of Mortgage Loan or Contract Documents............................32

   Assignment of Mortgage Securities........................................33

   Spread...................................................................33

   Payments on Mortgage Collateral..........................................33

   Withdrawals From the Custodial Account...................................38

   Distributions............................................................39

   Example of Distributions.................................................40

   Advances.................................................................43

   Prepayment Interest Shortfalls...........................................44

   Funding Account..........................................................44

   Revolving Period.........................................................44

   Reports to Securityholders...............................................45

   Servicing and Administration of Mortgage Collateral......................46

   Realization Upon Defaulted Mortgage Loans or Contracts...................50

DESCRIPTION OF CREDIT ENHANCEMENT...........................................52

   General..................................................................52

   Letters of Credit........................................................54

   Subordination............................................................55

   Overcollateralization and Excess Cash Flow...............................57

   Mortgage Pool Insurance Policies and Mortgage Insurance Policies.........57

   Special Hazard Insurance Policies........................................59

   Bankruptcy Bonds.........................................................60

   Reserve Funds............................................................61

   Financial Guaranty Insurance Policies; Surety Bonds......................61

   Maintenance of Credit Enhancement........................................62

   Reduction or Substitution of Credit Enhancement..........................63

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES.......................63

   Swaps and Yield Supplement Agreements....................................63

   Purchase Obligations.....................................................64

                                TABLE OF CONTENTS

                                   (continued)

                                                                            Page

INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS...........................64

   Primary Insurance Policies...............................................64

   Standard Hazard Insurance on Mortgaged Properties........................67

   Standard Hazard Insurance on Manufactured Homes..........................68

   FHA Mortgage Insurance...................................................69

   VA Mortgage Guaranty.....................................................69

THE DEPOSITOR...............................................................70

THE SERVICER................................................................70

THE SPONSOR.................................................................71

THE AGREEMENTS..............................................................71

   Servicing Compensation and Payment of Expenses...........................71

   Evidence as to Compliance................................................72

   Certain Other Matters Regarding Servicing................................73

   Events of Default........................................................74

   Amendment................................................................78

   Termination; Retirement of Securities....................................79

   The Trustee..............................................................81

   The Owner Trustee........................................................81

   The Indenture Trustee....................................................82

YIELD CONSIDERATIONS........................................................82

MATURITY AND PREPAYMENT CONSIDERATIONS......................................87

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS.......................92

   The Mortgage Loans.......................................................92

   The Contracts...........................................................105

   Environmental Legislation...............................................109

   Servicemembers Civil Relief Act.........................................110

   Default Interest and Limitations on Prepayments.........................111

   Forfeitures in Drug and RICO Proceedings................................112

   Negative Amortization Loans.............................................112

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................113

   General.................................................................113

   Opinions................................................................113

   REMICs..................................................................114

   Grantor Trust Securities................................................137

   Debt Securities.........................................................140

STATE AND OTHER TAX CONSEQUENCES...........................................149

CERTAIN ERISA CONSIDERATIONS...............................................149

   Plan Asset Regulation...................................................150

   Underwriter Exemption...................................................151

   Consultation With Counsel...............................................160

LEGAL INVESTMENT MATTERS...................................................160

USE OF PROCEEDS............................................................163

METHODS OF DISTRIBUTION....................................................163

LEGAL MATTERS..............................................................164

ADDITIONAL INFORMATION.....................................................164

STATEMENTS TO SECURITYHOLDERS..............................................165

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................165

GLOSSARY...................................................................166

                                  INTRODUCTION

      The securities offered may be sold from time to time in series. Each series of securities will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless otherwise specified, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

                                   THE TRUSTS

General

      The mortgage loans, contracts and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and "--The Contracts" and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of securities as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

      o  mortgages;

      o  deeds of trust;

      o manufactured housing conditional sales contracts and installment loan agreements;

      o other similar security instruments creating a first or junior lien on one- to four-family residential properties and Mixed-Use Properties; or

      o whole or partial participations in the mortgage loans, which may include mortgage pass-through certificates, known as mortgage securities, evidencing interests in mortgage loans or contracts.

Contracts include:

      o  manufactured housing conditional sales contracts; and

      o  installment loan agreements.

Mortgage collateral includes:

      o  mortgage loans; and

      o  contracts.

      As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

      o  attached or detached one-family dwelling units;

      o  two- to four-family dwelling units;

      o  condominiums;

      o  townhouses and row houses;

      o  individual units in planned-unit developments;

      o  modular pre-cut/panelized housing;

      o  Cooperatives;

      o  manufactured homes;

      o  Mixed-Use Properties; and

      o  the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states or the District of Columbia and may include vacation, second and non-owner-occupied homes.

      The accompanying prospectus supplement with respect to a series will describe the specific manner in which securities of that series issued under a particular pooling and servicing agreement, trust agreement or indenture will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

      o mortgage loans or contracts and the related mortgage documents or interests therein, including any mortgage securities, underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement, trust agreement or indenture, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

      o assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

      o property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure;

      o hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

      o any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, financial guaranty insurance policy, surety bond or other similar types of credit enhancement as described under "Description of Credit Enhancement."

      The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

      Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

      o either directly or through its affiliates, including SG Mortgage Finance Corp., any of which affiliates we sometimes refer to as an "Affiliated Seller";

      o  sellers who are affiliates of the depositor; or

      o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than SG Mortgage Finance Corp. or another Affiliated Seller, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

      The mortgage loans or contracts may also be delivered directly to the depositor by a seller other than an Affiliated Seller in a Designated Seller Transaction. A "Designated Seller Transaction" is a transaction in which the mortgage loans or contracts are provided to the depositor by an unaffiliated seller, as more fully described in the accompanying prospectus supplement. Securities issued in a Designated Seller Transaction may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans or contracts, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller about the seller, the mortgage loans or contracts and the underwriting standards applicable to the mortgage loans or contracts. All representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the Designated Seller. The depositor, SG Mortgage Finance Corp. and their affiliates will not be responsible for the accuracy or completeness of any such representations and warranties.

      The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. In the event mortgage loans or contracts are removed from or added to the mortgage pool after the date of the accompanying prospectus supplement and prior to the closing of the transaction and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in the accompanying prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing. Additions or deletions of this type, if any, will be made prior to the closing date.

      The Mortgage Loans

      The mortgage loans may include mortgage loans insured by the Federal Housing Administration, known as FHA, a division of HUD, mortgage loans partially guaranteed by the Veterans Administration, known as VA, and mortgage loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the mortgage loans may be of one or more of the following types, and may include one or more of the following characteristics:

      o GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing over the remainder of the original term of the mortgage loan;

      o  Buy-Down Mortgage Loans;

      o  adjustable-rate mortgage loans, or ARM loans;

      o  fixed-rate mortgage loans;

      o  simple interest mortgage loans;

      o  actuarial loans;

      o  Interest Only Loans;

      o  Cooperative Loans;

      o  Convertible Mortgage Loans;

      o  delinquent loans;

      o  seasoned mortgage loans;

      o  mortgage loans that have been modified;

      o mortgage loans that provide for payment every other week during the term of the mortgage loan;

      o mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

      o  mortgage loans that experience negative amortization; and

      o  Balloon Loans.

      The accompanying prospectus supplement will specify whether the mortgage loans include closed-end or revolving home equity loans or balances of these home equity loans, which may be secured by mortgages that are junior to other liens on the related mortgaged property.

      The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. The mortgage loans will have an original or modified term to maturity of not more than 40 years. If a mortgage loan is a modified mortgage loan, references to origination typically shall refer to the date of modification. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

      The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans."

      Cooperative Loans

      Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, mortgage loans include Cooperative Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing

Cooperative Notes; mortgage notes include Cooperative Notes; and mortgages include security agreements with respect to Cooperative Notes.

      Interest Only Loans

      As specified in the accompanying prospectus supplement, a pool may include Interest Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest only period, the related offered securities will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

      Modified Mortgage Loans

      The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

      Balloon Loans

      As specified in the accompanying prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Prepayment Charges on the Mortgage Loans

      In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The accompanying prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the accompanying prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments."

      "Equity Refinance" and "Rate and Term Refinance" Mortgage Loans

      Some of the mortgage loans, while they are secured by mortgaged properties, may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

      ARM Loans

      As described in the accompanying prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement under "The Mortgage Pool--The Index" and may include one of the following indexes:

      o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

      o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

      o the daily bank prime loan rate as quoted by financial industry news sources;

      o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

      o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

      o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

      ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

      Negatively Amortizing ARM Loans

      Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.

      Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. Investors should be aware that a junior mortgage loan may be subordinate to a negatively amortizing senior mortgage loan. An increase in the principal balance of such senior mortgage loan may cause the sum of the outstanding principal balance of the senior mortgage loan and the outstanding principal balance of the junior mortgage loan to exceed the sum of such principal balances at the time of origination of the junior mortgage loan. The related prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage of any junior mortgage loans that are subordinate to any related senior mortgage loan that allows for negative amortization.

      Other ARM loans may permit the borrower to select from various payment options on such payment date. These options may include a payment of accrued interest only, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

      Convertible Mortgage Loans

      On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or the master servicer or servicer, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, the master servicer or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

      Buy-Down Mortgage Loans

      In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

      o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

      o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

      o additional Buy-Down Funds to be contributed over time by the mortgagor's employer or another source.

      All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See "Description of the Securities--Payments on Mortgage Collateral--Buy-Down Mortgage Loans."

      Actuarial Loans

      Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

      Simple Interest Mortgage Loans

      If specified in the accompanying prospectus supplement, a portion of the mortgage loans underlying a series of securities may be simple interest mortgage loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled. However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Delinquent Loans

      Some mortgage pools may include mortgage loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of mortgage loans that are so delinquent. Delinquent mortgage loans are more likely to result in losses than mortgage loans that have a current payment status.

      Performance Mortgage Loans

      Some mortgage pools may include mortgage loans that provide that the mortgagor may qualify for one or more permanent reductions in the note margin on the mortgagor's mortgage note. If applicable, the accompanying prospectus supplement will set forth the requirements the mortgagor must satisfy to qualify to obtain a performance mortgage loan.

      Revolving Credit Line Loans and Home Equity Loans

      Generally, the mortgage loans may consist, in whole or in part, of Revolving Credit Line Loans. Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the accompanying prospectus supplement) or repaid. If specified in the accompanying prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust described in the accompanying prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the accompanying prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

      The full amount of a closed-end home equity loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the accompanying prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related accompany prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances and if specified in the accompanying prospectus supplement, under a closed-end loans, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The Mortgaged Properties

      The mortgaged properties may consist of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings, Mixed-Use Properties and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of Mortgage Loans and Contracts."

      Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. The mixed-use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Under an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the mortgagor defaults, the right of the mortgagor terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

      Mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use real estate lending typically involves larger loans to single mortgagors or groups of related mortgagors than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent on the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

      The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgaged properties that are owner-occupied will be one or more of the following:

      o the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

      o a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

      o the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information.

      Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

      In the case of most mortgage loans made to finance the purchase of the mortgaged property, the Loan-to-Value Ratio, or LTV ratio, is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

      In the case of certain other mortgage loans made to refinance non-purchase mortgage loans or modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal balance of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, to the lesser of (1) the appraised value or other valuation of the related mortgaged property determined at origination of the loan to be refinanced, modified or converted and (2) the sale price of the related mortgaged property. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

      o  a statistical analysis

      o  a broker's price opinion, and/or

      o an automated valuation, drive-by appraisal or other certification of value.

      Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

      With respect to any junior mortgage loan, the combined LTV ratio, or CLTV ratio, usually will be the ratio, expressed as a percentage, of the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any related mortgage loans that constitute liens senior or subordinate to the lien of the junior mortgage loan on the related mortgaged property, at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal subsequent to origination, to the lesser of (1) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the junior mortgage loan, or the value determined in an appraisal obtained subsequent to origination, and (2) in some cases, the sales price of the mortgaged property. With respect to each junior mortgage loan, the junior mortgage ratio in most cases will be the ratio, expressed as a percentage, of the cut-off date principal balance of the junior mortgage loan to the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any mortgage loans senior or subordinate to the junior mortgage loan at the time of the origination of the junior mortgage loan.

Underwriting Policies

      The mortgage loans will be acquired by the depositor, either directly or through affiliates, from affiliated or unaffiliated sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the accompanying prospectus supplement. Each mortgage collateral seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the mortgage collateral seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      General Standards

      In most cases, under a traditional "full documentation" program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the mortgagor from other sources.

      As described in the accompanying prospectus supplement, some mortgage loans may have been originated under "limited documentation," "stated documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

      The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under "--Loan-to-Value Ratio." Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or CLTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

      The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Contracts." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

      Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of junior mortgage loans, payments required to be made on any senior mortgage. The originator's guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The level of review by the Affiliated Seller, if any, will vary depending on several factors. The depositor or the Affiliated Seller will typically arrange for a review of a sample of the mortgage loans for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of securities. Such review, with respect to seasoned mortgage loans or mortgage loans that have been outstanding for more than 12 months, may also take into consideration the mortgagor's actual payment history in assessing a mortgagor's current ability to make payments on the mortgage loan. In addition, procedures may be conducted to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals, automated valuations and/or real estate broker's price opinions. The depositor or the Affiliated

Seller may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, the depositor or the Affiliated Seller may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor or the Affiliated Seller.

      The depositor anticipates that mortgage loans included in mortgage pools for certain series of securities will have been originated based on underwriting standards that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related mortgage loan. In addition, some mortgage loans with LTV ratios over 80% will not be required to have the benefit of primary mortgage insurance. Likewise, mortgage loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned mortgage loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated mortgage loans.

      The underwriting standards that may be applicable to any mortgage loans typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans, and will be described in the accompanying prospectus supplement.

      Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by the Affiliated Seller or the designated seller after the origination of a mortgage loan if the seller does not provide to the Affiliated Seller or the designated seller a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

      The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

The Contracts

General

      The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement. The contracts may be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

      The manufactured homes securing the contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. ss. 5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

      Some contract pools may include contracts that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will describe the percentage of contracts that are delinquent and whether such contracts have been so delinquent more than once during the preceding twelve months. Contract pools that contain delinquent contracts are more likely to sustain losses than are contract pools that contain contracts that have a current payment status.

Underwriting Policies

      Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement. With respect to FHA contracts and VA contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, that were in effect at the time of origination of the related contract will in most cases have been applied.

      With respect to a contract made in connection with the mortgagor's purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home. However, unless otherwise specified in the accompanying prospectus supplement, an appraisal of the manufactured home will not be required.

Mortgage Collateral Sellers

      The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through an Affiliated Seller, from mortgage collateral sellers that may be banks, savings and loan associations, credit unions, insurance companies, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may be affiliates of the depositor. Such purchases may occur by one or more of the following methods:

      o one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the securities or which may occur over an extended period of time; or

      o  one or more purchases from affiliated sellers.

      The depositor may issue one or more classes of securities to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of securities, if so described in the accompanying prospectus supplement.

Qualifications of Sellers

      Each unaffiliated seller of mortgage loans is selected by SG Mortgage Finance Corp. In determining whether to approve a mortgage collateral seller, SG Mortgage Finance Corp. generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. A mortgage collateral seller may be an affiliate of the depositor.

      There can be no assurance that any mortgage collateral seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of securities, or thereafter. If an mortgage collateral seller becomes subject to the direct or indirect control of the FDIC, or if a mortgage collateral seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as a mortgage collateral seller. Any event may adversely affect the ability of any such mortgage collateral seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See "--Repurchases of Mortgage Collateral" below.

Representations With Respect to Mortgage Collateral

      Each mortgage collateral seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans or contracts sold by such mortgage collateral seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

      o that any required hazard insurance was effective at the origination of each mortgage loan or contract, and that each such policy remained in effect on the date of purchase of the mortgage loan or contract from the mortgage collateral seller by or on behalf of the depositor;

      o that, in the case of single-family loans and multifamily loans, either
(i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan or contract and such policy remained in effect on the date of purchase of the mortgage loan or contract from the mortgage collateral seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

      o that the mortgage collateral seller had good title to each mortgage loan or contract and each mortgage loan or contract was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buy-down agreement may forgive certain indebtedness of a borrower;

      o that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair; and

      o that each mortgage loan or contract was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      If a person other than a mortgage collateral seller makes any of the foregoing representations and warranties on behalf of such mortgage collateral seller, the identity of such person will be specified in the accompanying prospectus supplement. Any person making representations and warranties on behalf of a mortgage collateral seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

      All of the representations and warranties made by or on behalf of a mortgage collateral seller in respect of a mortgage loan or contract will have been made as of the date on which such mortgage collateral seller sold the mortgage loan or contract to or on behalf of the depositor or to an Affiliated Seller. In the case of the sale of mortgage loans or contracts by a mortgage collateral seller to SG Mortgage Finance Corp. or another Affiliated Seller, some or all of such representations and warranties may be reconstituted by such mortgage collateral seller as of the date on which SG Mortgage Finance Corp. or the Affiliated Seller sold such mortgage loans or contracts to the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan or contract. Unless otherwise specified in the accompanying prospectus supplement, in the event of a breach of any such representation or warranty that materially adversely affects the interests of the securityholders in the mortgage loan or contract, a designated seller or the mortgage collateral seller will be obligated to cure such breach or repurchase or substitute for the affected mortgage loan or contract as described below. Since the representations and warranties made by or on behalf of such mortgage collateral seller do not address events that may occur following the sale and/or reconstitution, as applicable, of a mortgage loan or contract by such mortgage collateral seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale and/or reconstitution, as applicable. A mortgage collateral seller would have no such obligation if the relevant event that causes such breach occurs after the date of such sale and/or reconstitution, as applicable.

      The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan or contract relating to the period commencing on the date of sale of such mortgage loan by the mortgage collateral seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer or servicer described below under "Description of the Securities--Assignment of Mortgage Loans." If the master servicer or servicer is also a mortgage collateral seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer or servicer in its capacity as a mortgage collateral seller.

Repurchases of Mortgage Collateral

      If a designated seller or the mortgage collateral seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the securityholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Administrator or the trustee, and the breach materially and adversely affects the interests of the securityholders in the item of mortgage collateral, the designated seller or the mortgage collateral seller, as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under "Description of the Securities--Review of Mortgage Loan or Contract Documents," if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan or contract, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral. The purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the uncertificated interest allocable to interest in a trust asset, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

      Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither a designated seller nor any mortgage collateral seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

      The master servicer, the servicer or the Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or the mortgage collateral seller of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer or servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related securityholders.

      The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation with respect to a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the securityholders, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related securities.

      Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller or a mortgage collateral seller arising from any misrepresentation by the designated seller or mortgage collateral seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor's or the Affiliated Seller's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or the Affiliated Seller. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or SG Mortgage Finance Corp. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a seller, if applicable, or for any other event giving rise to the obligations.

      Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related securities.

      Notwithstanding the foregoing, if any seller requests that the master servicer or servicer consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above if the successor servicer assumes the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or Servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

Limited Right of Substitution

      In the case of a mortgage loan or contract required to be repurchased from the trust, the related mortgage collateral seller or a designated seller, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the securities with respect to a trust. With respect to a trust for which a REMIC election is to be made, generally the substitution must be effected within two years of the date of the issuance of the securities, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

      In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

      o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

      o have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

      o have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract; and

      o comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

      If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related securityholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A mortgage collateral seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                          DESCRIPTION OF THE SECURITIES

General

      The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Agreements" below, describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreement for each trust and the accompanying prospectus supplement.

      Each series of securities may consist of any one or a combination of the following types of securities:

Accretion Directed .................... A class that receives principal payments from the accreted interest from
                                        specified accrual classes. An accretion
                                        directed class also may receive
                                        principal payments from principal paid
                                        on the underlying pool of assets.

Accrual ..............................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion ............................  A class that receives principal payments on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned principal classes,
                                        targeted principal classes or scheduled
                                        principal classes.

Component ............................  A class consisting of "components." The components of a class of component
                                        certificates may have different
                                        principal and interest payment
                                        characteristics but together constitute
                                        a single class. Each component of a
                                        class of component certificates may be
                                        identified as falling into one or more
                                        of the categories in this chart.

Fixed Rate ...........................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate ........................  A class with an interest rate that resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in the index.

Interest Only ........................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate ................  A class with an interest rate that resets periodically based upon a
                                        designated index and that varies
                                        inversely with changes in the index.

Lockout ..............................  A class that, for the period of time specified in the accompanying prospectus supplement, generally will not receive (in other words, is locked out of) (1) Principal Prepayments on the underlying pool of assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the accompanying prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior securities.

Partial Accrual ......................  A class that accretes a portion of the amount of accrued interest on it, which
                                        amount will be added to the principal
                                        balance of the class on each applicable
                                        distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only .......................  A class that does not bear interest and is entitled to receive only
                                        distributions of principal.

Planned Principal or PACs ............  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal ..................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support .......................  A class that absorbs the realized losses other than excess losses that would
                                        otherwise be allocated to a senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay .......................  Classes that receive principal payments in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same series of securities may be identified as a sequential pay class.

Super Senior .........................  A class that will not bear its proportionate share of realized losses
                                        (other than excess losses) as its share
                                        is directed to another class, referred
                                        to as the "senior support class" until
                                        the class security balance of the
                                        support class is reduced to zero.

Targeted Principal or TACs ...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate ........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

      Credit support for each series of securities may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, financial guaranty insurance policy, surety bond, any uncertificated interest allocable to interest in the trust or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of securities as described under "Subordination" or by any combination of the foregoing.

Form of Securities

      As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical certificates or in book-entry form. If issued as physical securities, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the security registrar appointed under the related pooling and servicing agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder generally refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the security.

      If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for all purposes.

      The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

      Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective United States depositories, which in turn will hold those positions on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      The accompanying prospectus supplement will specify whether a beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry security agree to initiate a termination. Upon surrender by DTC of the certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer or servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement, in the case of certificates or the indenture, in the case of notes.

      Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Administrator as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, as applicable, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act for the securities, may be limited because of the lack of physical securities evidencing the securities and because DTC may act only on behalf of participants.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

      Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related pooling and servicing agreement or indenture, as applicable, only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Administrator, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Mortgage Loans

      At the time of issuance of a series of securities, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the last day of the month of the cut-off date, other than principal and interest due on or before such date and any uncertificated interest allocable to interest in a trust. The trustee will, concurrently with that assignment, deliver a series of securities to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or CLTV ratio and junior mortgage ratio, as applicable, at origination or modification, without regard to any secondary financing.

      If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      In addition, except as described in the accompanying prospectus supplement, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

      o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

      o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

      o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System, or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits; and

      o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

      The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

      If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

      Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

      Notwithstanding the preceding four paragraphs, the documents for home equity loans will be delivered to the trustee, or to the custodian, only to the extent specified in the accompanying prospectus supplement. Generally these documents will be retained by the servicer or the master servicer.

Assignment of the Contracts

      The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any uncertificated interest allocable to interest in a trust. Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

      In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

Review of Mortgage Loan or Contract Documents

      The trustee or the custodian will hold documents in trust for the benefit of the securityholders and, within 90 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller, a designated seller, or subservicer. If the mortgage collateral seller, the designated seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given to the mortgage collateral seller, the designated seller or the subservicer, as applicable, the mortgage collateral seller, the designated seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under "The Trust--Repurchases of Mortgage Collateral." Generally, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the securityholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

      The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any uncertificated interest allocable to interest in a trust asset. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

Spread

      The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral, which will be an uncertificated interest in the mortgage collateral. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of this uncertificated interest allocable to interest in a trust asset and the securityholders entitled to payments of interest.

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

      The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, except as otherwise provided, will include the following:

      o all payments on account of principal of the mortgage loans or contracts comprising a trust;

      o all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as its servicing or other compensation;

      o  Liquidation Proceeds;

      o to the extent specified in the accompanying prospectus supplement, Subsequent Recoveries;

      o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

      o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;

      o all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, the Affiliated Seller, any subservicer or mortgage collateral seller or any other person under the terms of the related agreement as described under "The Trusts--Representations With Respect to Mortgage Collateral" and "--Repurchases of Mortgage Collateral";

      o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

      o any amounts required to be transferred from the Payment Account to the Custodial Account.

      In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

      o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

      o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

      o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

      o in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

      o  any other Eligible Account.

      The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one series of securities as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

      Generally, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

      o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances";

      o any payments under any letter of credit or any financial guaranty insurance policy, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Description of Credit Enhancement" below;

      o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance Policies on Mortgage Loans or Contracts" below;

      o any distributions received on any mortgage securities included in the trust; and

      o  any other amounts as described in the related agreement.

      The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to an uncertificated interest allocable to interest not retained by the depositor or any of its affiliates with respect to any trust asset, will typically be deposited into the Custodial Account, but the portion of any such payment allocable to an uncertificated interest allocable to interest in a trust asset retained by the depositor or any of its affiliates will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

      Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. All income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

      For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Generally, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or
(ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the accompanying prospectus supplement will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

      Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

      If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

      Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

      Because Buy-Down Funds may have been provided by a third party such as the seller of the mortgaged property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

Collection of Payments on Mortgage Securities

      The trustee or the Administrator, as specified in the accompanying prospectus supplement, will deposit in the Payment Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

Withdrawals From the Custodial Account

      The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement or servicing agreement, which in most cases will include the following:

      o to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement and described above under "--Payments on Mortgage Collateral";

      o to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

      o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

      o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts, and, if so provided in the related agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

      o to pay to itself, a subservicer, the Affiliated Seller, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

      o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to any uncertificated interest allocable to interest in a trust asset, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

      o to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the related agreement;

      o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the securityholder, or against which it or the depositor is indemnified under the related agreement; is assigned to the trustee for the benefit of the securityholder, or against which it or the depositor is indemnified under the related agreement;

      o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

      o to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the related agreement, as described in "The
         Agreements--Termination; Retirement of Securities."

Distributions

      Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or the Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

      Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer, the Administrator or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. The final distribution in retirement of the securities of any class, other than a subordinate class, will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

      As a result of the provisions described below under "--Realization Upon Defaulted Mortgage Loans or Contracts," under which the security principal balance of a class of subordinate securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will generally be considered to remain outstanding until the termination of the related trust, even if the security principal balance thereof has been reduced to zero.

Principal and Interest on the Securities

      The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. The accompanying prospectus supplement will described the manner of interest accrual and payments. In general, interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the accompanying prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      On each distribution date for a series of securities, the trustee or the master servicer or the Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of securities, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

      In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class or as otherwise described in the accompanying prospectus supplement.

      On the day of the month specified in the accompanying prospectus supplement, the master servicer or the Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or the Administrator, as applicable, will furnish a statement to the trustee with information to be made available to securityholders by the master servicer or the Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

      The following chart provides an example of the flow of funds as it would relate to a hypothetical series of securities backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in August 2005:

           Date                 Note                   Description
-------------------------- ------------ ----------------------------------------
August 1                        (A)      Cut-off date.

August 2-31                     (B)      Servicers or subservicers, as
                                         applicable, receive
                                         any Principal Prepayments and
                                         applicable interest thereon.

August 2-September 1            (C)      The due dates for payments on a
                                         mortgage loan or contract.

September 15                    (D)      Determination date.

September 19                    (E)      Subservicers, if any, remit to the
                                         master servicer or servicer scheduled
                                         payments of principal and interest due
                                         during the related Due Period and
                                         received or advanced by them.

September 23                    (F)      Master servicer or servicer remits to
                                         trustee scheduled payments of
                                         principal and interest due during the
                                         related Due Period and received or
                                         advanced by the master servicer or
                                         servicer.

September 24                    (G)      Record date.

September 25                    (H)      Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of securities may have different prepayment periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described in this example.

(A) The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on August 1 after deducting principal payments due on or before that date or as described in the accompanying prospectus supplement. Those principal payments due on or before August 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on August 1 are not part of the mortgage pool or contract pool and will not be passed through to securityholders.

(B) Any Principal Prepayments may be received at any time during this period and will be remitted to the master servicer or servicer as described in
       (E) below or to the trustee as described in (F) below for distribution to securityholders as described in (G) below, as applicable. When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to securityholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)    Scheduled principal and interest payments are due from mortgagors.

(D) On September 15, the master servicer or servicer will determine the amounts of principal and interest that will be passed through on September 26 (because September 25, 2005 is not a business day) to the holders of each class of securities as described in (G) below. The subservicer, if applicable, will remit this amount to the master servicer or servicer.

(E) If a subservicing agreement is in place, payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts to the master servicer or servicer will be remitted on September 19, 2005 (because September 18, 2005 is not a business day) together with any required Advances by the subservicers, except that Principal Prepayments in full and Principal Prepayments in part received by subservicers during the month of August will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(F) If no subservicing agreement is in place, payments due from mortgagors during the related Due Period will be deposited by the servicer in the Custodial Account, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. The master servicer or servicer will be obligated to deposit into the Payment Account those payments due during the related Due Period that have been received prior to and including September 23, 2005 (because September 24, 2005 and September 25, 2005 are not business days) as well as all Principal Prepayments received on the mortgage loans in August, with interest adjusted to the pass-through rates applicable to the respective classes of securities and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior securities, if any, on September 26 (because September 25, 2005 is not a business day) may include amounts otherwise distributable to the holders of the related subordinate securities, amounts withdrawn from any reserve fund, amounts drawn against any financial guaranty insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in "Subordination" and "--Advances."

(G) Distributions on September 26 (because September 25, 2005 is not a business day) will be made to securityholders of record at the close of business on September 23 (because September 24, 2005 and September 25, 2005 are not business days).

(H) On September 26 (because September 25, 2005 is not a business day), the amounts determined on September 23 will be distributed to securityholders.

      If provided in the accompanying prospectus supplement, the distribution date for any series of securities as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

      As to each series of securities, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

      The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Mortgage Collateral," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, the Affiliated Seller, a subservicer, the designated seller or a mortgage collateral seller.

      Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to securityholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under "--Servicing and Administration of Mortgage Collateral." For any senior/subordinate series, so long as the related subordinate securities remain outstanding with a security principal balance greater than zero and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

      The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

Prepayment Interest Shortfalls

      When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

      If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid during the related prepayment period equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of securities of a series. See "Yield Considerations."

Funding Account

      If stated in the accompanying prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related securities. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. A Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will generally provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the accompanying prospectus supplement.

Revolving Period

      The accompanying prospectus supplement may provide that all or a portion of the principal collections may be applied to the acquisition of subsequent Revolving Credit Line

Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Reports to Securityholders

      On each distribution date, the master servicer or the Administrator, as applicable, will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. That information will include the following, as applicable:

      o  the applicable record date, determination date and distribution date;

      o the aggregate amount of payments received with respect to the mortgage loans or contracts, including prepayment amounts;

      o the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

      o  the amount, if any, of the distribution allocable to principal;

      o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

      o the outstanding principal balance or notional amount of each class of securities before and after giving effect to the distribution of principal on that distribution date;

      o updated pool composition information, including weighted average interest rate and weighted average remaining term;

      o the balance of the reserve fund, if any, at the close of business on that distribution date;

      o in the case of securities benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any alternative credit enhancement;

      o the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans and contracts at the beginning and end of the reporting period;

      o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

      o the amount of any losses on the mortgage loans and contracts during the reporting period;

      o information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

      o any material modifications, extensions or waivers to the terms of the mortgage loans and contracts during the reporting period or that have cumulatively become material over time;

      o any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement;

      o  the servicing fee payable to the master servicer and the subservicer;
         and

      o for any series of securities as to which the trust includes mortgage securities, any additional information as required under the related agreement.

      In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

      The master servicer, the Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of securities for which the trust includes mortgage securities, the master servicer's or Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

      Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

      The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For any series of securities as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

      In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications. Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

      In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

      The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of junior mortgage loans, the mortgagor is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

      Other duties and responsibilities of each servicer, the master servicer and the Administrator are described above under "--Payments on Mortgage Collateral."

Special Servicing

      The related agreement for a series of securities may name a Special Servicer, which may be an affiliate of the depositor. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the accompanying prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

      In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

      o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

      o instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the securityholders; or

      o become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or
         (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

      In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of "Due-on-Sale" Clauses

      When any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Enforceability of Certain Provisions" and "--The Contracts--`Due-on-Sale' Clauses."

      If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectibility of the mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectibility of, the related mortgage loan or contract.

Realization Upon Defaulted Mortgage Loans or Contracts

      For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt. In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. For any junior mortgage loan, following any default, if the senior mortgage holder commences a foreclosure action it is likely that such mortgage loan will be written off as bad debt with no foreclosure proceeding unless foreclosure proceeds for such mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs.

      Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

      For purposes of calculations of amounts distributable to securityholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

      For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Mortgage Loans and Contracts" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

      Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In some cases, the master servicer or servicer will treat a second lien loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related securityholders, or may be offset by any Subsequent Recovery related to the mortgage loan or contract. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

      For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

      If a final liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter the master servicer or servicer receives a Subsequent Recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such Subsequent Recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities. In addition, the security principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such Subsequent Recoveries are distributed as principal to any classes of securities. However, the security principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce the security principal balance of that class of securities. The amount of any remaining Subsequent Recoveries will be applied to increase the security principal balance of the class of securities with the next lower payment priority; however, the security principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the security principal balance of that class of securities, and so on. Holders of securities whose security principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the security principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

      In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, Subsequent Recoveries are received. For a description of the Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans or Contracts."

      The market value of any Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial and dwelling units. Since a default on a mortgage loan secured by Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

      For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of Mortgage Loans and Contracts."

      The master servicer or the Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

      As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

      o  a letter of credit;

      o subordination provided by any class of subordinated securities for the related series;

      o  overcollateralization;

      o a mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

      o  a reserve fund; or

      o  a financial guaranty insurance policy or surety bond.

      Credit support for each series of securities may be comprised of one or more of the above components. Each component may have a dollar limit and may provide coverage with respect to Realized Losses that are:

      o  Defaulted Mortgage Losses;

      o  Special Hazard Losses;

      o  Bankruptcy Losses; and

      o  Fraud Losses.

      Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

      As described in this prospectus and in the accompanying prospectus supplement,

      o coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

      o coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

      o coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

      o coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

      In addition, if stated in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of securities as described under "Subordination," or in the form of a financial guaranty insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the related agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

      In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.

      The accompanying prospectus supplement will describe the material terms of any credit enhancement arrangement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of securities, the accompanying prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond or letter of credit, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

      The related prospectus supplement will also provide information relating to any "cash flow agreements", including guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of securities. The prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any cash flow agreement. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) 20% or greater, the prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the prospectus supplement will contain a description of the operation and material terms of the cash flow agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the substitution of the cash flow agreement. Copies of any such cash flow agreement relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Letters of Credit

      If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account, with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

      A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

      For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

      If so provided in the related agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then-outstanding securities with a security principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of securities of the related series. See "Description of the Securities--Servicing and Administration of Mortgage Collateral--Special Servicing" above.

      In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of an uncertificated interest allocable to interest in a trust asset and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

      Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances. If described in the accompanying prospectus supplement, some classes of senior securities may be allocated Realized Losses before other classes of senior securities.

      The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities. In general, such losses will be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities in accordance with their respective security principal balances as described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

      In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

      The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of securities of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

      If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

      In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate securities to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the accompanying prospectus supplement may specify.

      The exact terms and provisions of the subordination of any subordinate securities will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

      If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the securityholders, as specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some Realized Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

      Protection against losses on all or a portion of the mortgage loans in a mortgage loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on mortgage loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the accompanying prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the mortgage loans that are subject to the policy. The insurer's payment obligations will be limited to the amount stated in the accompanying prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the accompanying prospectus supplement, if any, will cover Defaulted Mortgage Losses on mortgage loans in an amount specified in the accompanying prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer, servicer or Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

      As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price described in the accompanying prospectus supplement, or (b) to pay the portion of the loss specified in the accompanying prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

      Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of a representation made by a mortgage collateral seller may also have occurred. If the representation by a mortgage collateral seller has been assigned to the trustee for the benefit of the securityholders and that breach materially and adversely affects the interests of securityholders and cannot be cured, the breach may give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under "The Trusts--Representations With Respect to Mortgage Collateral." However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or the Affiliated Seller.

      The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See "Certain Legal Aspects of Mortgage Loans and Contracts." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Advances." If specified in the accompanying prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

      Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans or Contracts--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

      Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

      Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

      In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

      If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

Bankruptcy Bonds

      In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

      In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

      If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from an uncertificated interest allocable to interest in a trust asset or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, an uncertificated interest allocable to interest in a trust asset or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

      For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. The accompanying prospectus supplement will specify whether a reserve fund will be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if described in the accompanying prospectus supplement.

      The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

      Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Administrator or any other person named in the accompanying prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

      The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of securities, the master servicer, the servicer or the Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, the servicer or the Administrator, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

      The master servicer, the servicer or the Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

      If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit support provided with respect to any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected and with consent of the related credit enhancer, if applicable.

      Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, unless otherwise specified in the related prospectus supplement, neither the master servicer, the servicer, the Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer, the servicer or the Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

      There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some types of mortgage collateral and classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

                INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

      Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. In addition, FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

      If specified in the accompanying prospectus supplement, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the Affiliated Seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Junior mortgage loans usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

      A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

      Under a federal statute, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, and provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

      If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

      Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

      While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

      o  the insured percentage of the loss on the related mortgaged property;

      o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or
         (b) an approved sale.

      The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

      o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

      o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

      o  amounts expended but not approved by the primary insurer;

      o  claim payments previously made on the mortgage loan; and

      o  unpaid premiums and other amounts.

      As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

      o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

      For any securities offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of junior mortgage loans, the principal balance of any senior mortgage loans, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan. The related agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers. If junior mortgage loans are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Junior Mortgages, Rights of Senior Mortgagees."

      The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

      For mixed-use mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any related mortgaged properties secured by REO Mortgage Loans.

Standard Hazard Insurance on Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

      If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

FHA Mortgage Insurance

      The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or
Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

      Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

      The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to contracts underlying a series of securities will be described in the accompanying prospectus supplement.

VA Mortgage Guaranty

      The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of securities will be described in the accompanying prospectus supplement.

                                  THE DEPOSITOR

      The depositor is a direct wholly owned subsidiary of SG Mortgage Finance Corp., which is a wholly owned subsidiary of SG Americas, Inc., a wholly owned subsidiary of Societe Generale. The depositor is a Delaware limited liability company formed in May 2005. The depositor is organized for the purpose of acquiring mortgage loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such mortgage loans and contracts. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through SG Mortgage Finance Corp., which is a wholly owned subsidiary of SG Americas, Inc., or through other affiliates.

      The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

      The depositor maintains its principal office at 1221 Avenue of the Americas, New York, NY 10020. Its telephone number is (212) 278-6000.

                                  THE SERVICER

      The servicing of the mortgage loans and contracts will be performed by one or more servicers, which may include the sponsor of its affiliates. The applicable prospectus supplement will identify (i) any servicer, (ii) each servicer affiliated with the sponsor, (iii) each servicer that services 10% or more of the mortgage loans and contracts and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the related notes or certificates are materially dependant.

      The obligations of a servicer may be performed through subservicers or vendors, provided that the servicer remains primarily liable for the servicing of the mortgage loans and contracts. In the event a servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b), (c) and (d) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of securities, the depositor will report such appointment on Form 8-K.

                                   THE SPONSOR

      SG Mortgage Finance Corp., an affiliate of the depositor, will act as sponsor for each series of securities. SG Mortgage Finance Corp., a wholly owned subsidiary of SG Americas, Inc., which is a wholly owned subsidiary of Societe Generale, buys mortgage loans and contracts under several loan purchase programs from various originators and sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans and contracts for its own account and for others. The mortgage loans and contracts are acquired through a trust established by SG Mortgage Finance Corp. for the purpose of holding legal title on the mortgage loans and contracts for the benefit of SG Mortgage Finance Corp. SG Mortgage Finance Corp. is a corporation organized under the laws of Delaware and its principal executive offices are located at 1221 Avenue of the Americas, New York, NY 10020. Its telephone number is (212) 281-6000. SG Mortgage Finance Corp. conducts operations from its headquarters in New York.

                                 THE AGREEMENTS

      As described in this prospectus under "Introduction" and "Description of the Securities--General," each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

Servicing Compensation and Payment of Expenses

      Each servicer, the master servicer or the Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. The servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as Compensating Interest. Any uncertificated interest allocable to interest in a trust asset retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of securities as to which the trust includes mortgage securities, the compensation payable to the master servicer or Administrator for servicing and administering such mortgage securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

      The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

      Each related servicing agreement will require the master servicer or servicer, as applicable, to deliver to the trustee, on or before the date in each year specified in the related agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

      o a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations, including Item 1122 of Regulation AB, with respect to asset-backed securities transactions taken as a whole involving the master servicer or servicer, as applicable, that are backed by the same types of assets as those backing the securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

      o with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

      o a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

         o a review of the master servicer's or servicer's, as applicable, activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer's supervision.

         o to the best of such officer's knowledge, based on such review, the master servicer or servicer, as applicable, has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

      The master servicer's or servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer or servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer or servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

      Furthermore, if any trust includes mortgage securities, either the accompanying prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

      Each servicer, the master servicer or the Administrator, as applicable, may not resign from its obligations and duties under the related agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the securities except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the Administrator's obligations and duties under the related agreement.

      Each agreement will also provide that neither the servicer, the master servicer or the Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the related agreement. The servicer, the master servicer or the Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the related agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Administrator will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

      The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the related agreement.

      A servicer, the master servicer or the Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

Pooling and Servicing Agreement; Servicing Agreement

      Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

      o any failure by the servicer, or master servicer to make a required deposit to the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

      o any failure by the master servicer or servicer or Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement with respect to that series of securities which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or servicer or Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the servicer, the Administrator, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

      o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the servicer or the Administrator and certain actions by the master servicer or servicer or the Administrator indicating its insolvency or inability to pay its obligations.

      A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related agreement.

Rights Upon Event of Default under Pooling and Servicing Agreement or Servicing Agreement

      So long as an event of default remains unremedied, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or the servicer or the Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the servicer or the Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the servicer or the Administrator as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the mortgage collateral during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer, the servicer or the Administrator under the related agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the accompanying prospectus supplement. If the trustee would be obligated to succeed the master servicer, the Administrator or the servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer, the servicer or the Administrator under the related agreement, unless otherwise described in the related agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer, the servicer or the Administrator under the related agreement. The master servicer or servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the related agreement, except any such expense as may arise from the trustee's negligence or bad faith.

      No securityholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Indenture

      Unless otherwise provided in the accompanying prospectus supplement, an event of default under the indenture for each series of notes will include:

      o default for five days or more in the distribution of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

      o any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

      o certain bankruptcy, insolvency, or similar events relating to the depositor or the trust; and

      o  any other event of default provided for securities of that series.

Rights Upon Event of Default under Indenture

      If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

      o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

      In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

      If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

      In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

      o the holder previously has given to the trustee written notice of default and the continuance of that default,

      o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

      o the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

      o no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class.

      However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under the related agreement or in relation to the related agreement at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

      If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the accompanying prospectus supplement.

Amendment

      Each agreement may be amended by the parties to the agreement without the consent of the related securityholders:

      o  to cure any ambiguity;

      o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

      o to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

      o if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or
         (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the securities, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

      o to make any other provisions with respect to matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

      o to amend any provision that is not material to holders of any class of related securities.

      Each agreement may also be amended by the parties to the agreement with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment, or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage.

      Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC. Furthermore, the accompanying prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

Termination; Retirement of Securities

      The primary obligations created by the related agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate upon the payment to the related securityholders of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to the securityholders following the earlier of

      o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

      o the purchase by entity specified in the accompanying prospectus supplement from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

      Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement. If the holder of a class of securities may terminate the trust and cause the outstanding securities to be redeemed when 25% or more of the initial principal balance of the securities is still outstanding, the term "callable" will be included in the title of the related securities. In addition to the foregoing, entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such securities, the master servicer or the servicer will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of securities shall be made at the option of entity specified in the accompanying prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not the Affiliated Seller or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity; provided that no assets of such plan are invested or deemed to be invested in the securities) and (B) not a "benefit plan investor" as defined in the U.S. Department of Labor regulations at 29 C.F.R. Section 2510.3-101(f). The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

      In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered under the accompanying prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holders of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

      The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

      The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

      The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including SG Americas, Inc. and Societe Generale.

      The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

      The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including SG Americas, Inc. and Societe Generale.

      The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                              YIELD CONSIDERATIONS

      The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the security or its notional amount, if applicable.

      In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with high LTV ratios or CLTV ratios, as applicable, may be higher than for other types of mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that have been originated pursuant to lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities. In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios or CLTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this prospectus under "Description of the Securities--Servicing and Administration of Mortgage Collateral," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

      The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only Loans."

      To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee. See "Description of the Securities--Assignment of Mortgage Loans" and "--Assignment of Contracts."

      The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest on accrual securities, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Securities - Distributions." Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip securities, as applicable.

      The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

      A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any uncertificated interest allocable to interest in a trust asset, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The aggregate payments of interest on a class of securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See "The Trusts - Representations With Respect to Mortgage Collateral."

      In general, if a security is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of securities.

      The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

      For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

      For any junior mortgage loans, the inability of the mortgagor to pay off the balance thereof may affect the ability of the mortgagor to obtain refinancing of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Furthermore, if stated in the accompanying prospectus supplement, under the applicable agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

      The holder of a junior mortgage loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a junior mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received on any junior mortgage loans will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For mortgage loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the mortgage loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the mortgage loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a junior mortgage loan may only foreclose on the property securing the related mortgage loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

      The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

      The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

      As may be described in the accompanying prospectus supplement, the related agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the accompanying prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related securities.

      If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

      The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of securities or the structure of such series that will affect the yield on the securities.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated above under "The Trusts," the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The accompanying prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of securities.

      If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under "Description of the Securities--Funding Account," and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

      Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The accompanying prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o  homeowner mobility;

      o  economic conditions;

      o  changes in mortgagors' housing needs;

      o  job transfers;

      o  unemployment;

      o  mortgagors' equity in the properties securing the mortgages;

      o  servicing decisions;

      o  enforceability of due-on-sale clauses;

      o  mortgage market interest rates;

      o  mortgage recording taxes;

      o  solicitations and the availability of mortgage funds; and

      o  the obtaining of secondary financing by the mortgagor.

      All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of securities, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts.

      Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See "The Trusts--The Mortgage Loans--Interest Only Loans."

      Typically, junior mortgage loans, such as home equity loans, in general, are not viewed by mortgagors as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans. On the other hand, because the Revolving Credit Line Loans such as home equity loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust funds may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

      Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may

      o make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of Revolving Credit Line Loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month, or

      o make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the Revolving Credit Line Loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      To the extent that losses on the contracts are not covered by any credit enhancement, holders of the securities of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See "The Trusts--The Contracts."

      Unless otherwise specified in the accompanying prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

      An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Securities--Servicing and Administration of Mortgage Collateral--Enforcement of `Due-on-Sale' Clauses" and "Certain Legal Aspects of Mortgage Loans and Contracts--The Mortgage Loans--Enforceability of Certain Provisions" and "--The Contracts" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

      In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying mortgage loans.

      Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools "limited documentation," "stated documentation" and "no documentation" mortgage loans and contracts, mortgage loans and contracts that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to mortgagors with imperfect credit histories and prior bankruptcies. Likewise, a trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

      The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

      A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

      While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA loans, FHA contracts, VA loans and VA contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

      Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

      o not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

      o not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

      o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

      As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of securities.

      No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of Mortgage Loans and Contracts." In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

      Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The
Agreements--Termination; Retirement of Securities." Any purchase will shorten the weighted average lives of the related securities.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

      The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

      The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

      If specified in the accompanying prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the securityholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

Foreclosure on Junior Mortgage Loans

      If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities--Realization Upon Defaulted Mortgage Loans or Contracts."

      In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower, or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are generally provided for in recognition agreements.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be

"crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

      Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originator and assignees of such obligations to monetary penalties and could result in the obligor rescinding the mortgage loans against either the originators or assignees.

Homeownership Act and Similar State Laws

      None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act. However, in addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

      Except in the case of a Designated Seller Transaction or unless otherwise specified in the related prospectus supplement, the Affiliated Seller will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the Affiliated Seller will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the securityholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Enforceability of Certain Provisions

      Unless the accompanying prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

      Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980.

A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Usury limits may apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates on ARM loans, which will be described in the accompanying prospectus supplement.

      Unless otherwise described in the accompanying prospectus supplement, the Affiliated Seller, the seller of the mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Junior Mortgages; Rights of Senior Mortgagees

      The mortgage loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

      The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the advance. In most states, the trust deed or mortgage lien securing mortgage retroactively to the date of the original recording of the trust deed or credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Contracts

General

      A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

      Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

      The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the accompanying prospectus supplement, substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the Affiliated Seller or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the securityholders. See "Description of the Securities--Assignment of the Contracts." Unless otherwise specified in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the accompanying prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

      To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The Mortgage Loans" above.

Enforcement of Security Interests in Manufactured Homes

      The servicer or the master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the

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

debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

Consumer Protection Laws

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

      Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding contracts against either the originators or assignees. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to loans subject to the Homeownership Act as discussed under "--The Mortgage Loans--Homeownership Act and Similar State Laws."

"Due-on-Sale" Clauses

      The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the

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accompanying prospectus supplement, the depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing "due-on-sale" clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

      Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see "--The Mortgage Loans--Applicability of Usury Laws" above. Unless otherwise specified in the related agreement, the Affiliated Seller, the mortgage collateral seller, or another specified party, will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

      Except as otherwise specified in the accompanying prospectus supplement, at the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act. For mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act and the laws of some states impose limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar state legislation or regulations applies to any mortgage loan or contract that goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

      Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

      A court case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Parity Act, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. The following discussion is based on the advice of Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereunder. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies, foreign investors, Tax-Exempt Investors, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, may be subject to special rules. Also, this discussion does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

      The following discussion addresses securities of three general types:

         o  REMIC certificates,

         o  grantor trust securities, and

         o  debt securities.

Opinions

      In addition to the opinions of counsel referred under "--REMICs", with respect to REMIC certificates, under "--Grantor Trust Securities", with respect to grantor trust fractional interest certificates, and under "--Debt Securities", with respect to notes, as to any securities offered pursuant hereto, Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, is of the opinion that the statements made in those sections, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus with respect to the related securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

      Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, has not been asked to opine on any other federal income tax matter, and the summaries under "--REMICs", "--Grantor Trust Securities" and "--Debt Securities", do not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.

      Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the securities. See "--State and Local Tax Consequences."

      In addition, the authorities on which this discussion, and the opinions referred to above, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC, grantor trust, owner trust or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the securities. Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See "State and Other Tax Consequences."

REMICs

      The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

      If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used, whereby notes are being issued by an owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the accompanying prospectus supplement for that series.

      The following discussion is based in part upon the OID regulations and in part upon the REMIC Provisions, including the Treasury regulations thereunder. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

      Upon the issuance of each series of REMIC certificates, Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, as counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement or trust agreement,
(ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the offered REMIC certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

Classification of REMICs

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

      In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage collateral may not be treated entirely as assets described in the foregoing sections. If so, the accompanying prospectus supplement will describe the mortgage collateral that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, as counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

      Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer or the Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

      Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

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      The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the

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distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the related agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

Market Discount

      A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase

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price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

       o  on the basis of a constant yield method,

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

       o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

       o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

      Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

      A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit

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

certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

      Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

      As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

      A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be

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allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with

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

the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

Taxable Income of the REMIC

      The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

      An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be

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amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

      If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

      The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter,

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

determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "--General."

Excess Inclusions

      Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any

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calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as "unrelated business taxable income" to an otherwise Tax-Exempt Investor, and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

      See, however, "--Foreign Investors in REMIC Certificates."

      Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

      Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer


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was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

      The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

      The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions has been repealed. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates

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may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

      If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      (1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

      (2) the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o residual interests in the entity are not held by Disqualified Organizations; and

      o information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related agreement, including provisions:

      (1) requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

      (2) providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

      (3) granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

      If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Discount."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions and Other Possible REMIC Taxes

      The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Administrator or the trustee in either case out of its own funds, provided that the master servicer, the Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

      A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer or the Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

      As the tax matters person, the master servicer or the Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Administrator, as applicable, at the address provided in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

      A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, "United States person" means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are nonresident alien individuals are encouraged to consult their tax advisors concerning this question.

      Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Grantor Trust Securities

      With respect to each series of securities for which no REMIC election is made and which are not subject to debt treatment (without reference to the REMIC provisions of the Internal Revenue Code), Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, as special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the accompanying prospectus supplement) generally to the effect that the arrangements pursuant to which the related trust will be administered and the securities will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each related trust will be classified as a "grantor trust" governed by the provisions of subpart E, Part I, of subchapter J of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a payment rate will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a "grantor trust strip security."

Special Tax Attributes

      Mayer, Brown, Rowe & Maw LLP, Cadwalader Wickersham & Taft LLP or such other counsel identified in the applicable prospectus supplement, as special tax counsel to the depositor, will deliver its opinion that (a) the grantor trust fractional interest certificates represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; (2) real estate assets within the meaning of section 856(c)(5)(B); and (3) obligations, including any participation or security of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and (b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or security of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Beneficial Owners of Grantor Trust Certificates

      Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of distributable interest. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

      Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

      Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules generally will not apply, however, if (1) the payment rate is no more than 100 basis points lower than the

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gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See "--Discount and Premium."

Discount and Premium

      A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount or market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount and market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount,--Market Discount,--Premium."

Sales of Grantor Trust Certificates

      Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any payments of principal.

Grantor Trust Reporting

      The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each payment a statement detailing the amount of the payment allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the master servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS to the extent required by law.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust

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fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December
31, 2007.

Foreign Investors in Grantor Trust Securities

      Payments made on a grantor trust security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. This exemption is applicable if: (1) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security; (2) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and (3) the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

      For purposes of these rules, a U.S. person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Debt Securities

General

      For each series of debt securities, tax counsel to the depositor will deliver its opinion to the depositor, subject to certain specified qualifications, to the effect that for federal income tax purposes the debt securities will be treated as debt of the depositor secured by the mortgage loans, and the depositor will not be classified as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool. As discussed herein, the term "debt securities" includes "notes" with respect to which tax counsel to the depositor delivers such an opinion. Further, for purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a debt security. By its purchase of a debt security, each securityholder will agree to treat the debt security as indebtedness for federal, state and local income and franchise tax purposes, and to report income received on debt securities in accordance with its normal method of accounting.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). The OID Regulations do not adequately address

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certain issues relevant to, and in some instances provide that they are not applicable to, securities such as debt securities.

Status as Real Property Loans: Special Tax Attributes

      As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal Revenue Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important are encouraged to consult their own tax advisors regarding an investment in debt securities.

      Debt securities held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on debt securities will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the debt securities will not be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code.

Interest and Original Issue Discount

      Stated interest on the debt securities will be recognized in income by a securityholder as ordinary interest income when received or accrued in accordance with the securityholder's method of accounting. Based on the initial offering price of a debt security issued by the trust, the debt securities may also be viewed as having original income discount for federal income tax purposes. Generally, a holder of a debt security possessing original issue discount is required to accrue as interest income the amount of the debt security's original issue discount at a constant yield throughout the term of the debt security, regardless of the holder's method of accounting. As a result, the amount of interest income realized by a holder of a debt security possessing original issue discount may exceed the amount of cash payments received with respect to such debt instrument within a given period. If any issuance of debt securities by the trust bears original issue discount, detailed consequences relating to such original issue discount will be provided in the accompanying prospectus supplement.

      Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of discount if payments under the debt instruments may be accelerated by reason of prepayments of other obligations securing the debt instruments, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations. However, as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") of the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a debt security must be the same as that used in pricing the initial offering of the debt security. The Prepayment Assumption that will be used in determining

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the rate of amortization of market discount and premium, if any, on each class of the debt securities, will be detailed in the accompanying prospectus supplement for each class of debt securities. No representation is made that the mortgage loans will prepay at those rates or at any other rate.

      The original issue discount on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.

      For notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

      Some classes of the notes provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period", as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

      In addition, for those classes of the notes where the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement for a description of the election under the OID Regulations.

      The holder of notes issued with more than a de minimis amount of original issue discount must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

      A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

      o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

      o the daily portions of original issue discount for all days during the accrual period prior to that day, less

      o any principal payments made during the accrual period relating to the note.

Market Discount

      A securityholder that purchases a debt security at a market discount, that is, in the case of a debt security issued without original issue discount, at a purchase price less than its remaining stated principal amount or, in the case of a debt security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each payment representing a portion of the Debt security's stated redemption price. In particular, under Section 1276 of the Code, such a securityholder generally will be required to allocate the portion of each such payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. The holder of a debt security may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing rule. If made, the election will apply to all market discount debt securities acquired by the securityholder on and after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a debt security with market discount, the securityholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a securityholder that made this election for a debt security that is acquired at a premium would be deemed to have made an election to amortize debt security premium with respect to all debt instruments having amortizable premium that the securityholder owns or acquires. See "Debt Securities--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a debt security on a constant yield method or as interest would be irrevocable.

      However, market discount with respect to a debt security will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the debt security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "REMICS--Taxation of Owners of REMIC Regular Interests--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on debt securities should accrue, at the securityholder's option: (i) on the basis of a constant yield method, (ii) in the case of a debt security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the debt securities as of the beginning of the accrual period or (iii) in the case of a debt security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the debt security at the beginning of the accrual period. Moreover, the Prepayment Assumption that would be used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a debt security purchased at a discount in the secondary market.

      If the debt securities provide for monthly payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, a holder of a debt security generally will be required to treat a portion of any gain on the sale or exchange of a debt security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code, a holder of a debt security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a debt security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

      A debt security purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a debt security may elect under Section 171 of the Code to amortize the premium under the constant yield method over the remaining term of the debt security. If made, such an election will apply to all debt instruments having amortizable debt security premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt security, rather than as a separate interest deduction. The OID Regulations also permit holders of debt securities to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a Prepayment Assumption in accruing market discount with respect to debt securities without regard to whether the debt securities have original issue discount) would also apply in amortizing debt security premium under
Section 171 of the Code.

Realized Losses

      Under Section 166 of the Code, both corporate and noncorporate holders of debt securities that acquire the debt securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their debt securities become wholly or partially worthless as the result of one or more realized losses on the mortgage loans, provided that the holder charges-off from its books an amount equal to the loss. However, a noncorporate holder that does not acquire a debt security in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's debt security becomes wholly worthless and the loss will be characterized as a short-term capital loss.

      Each holder of a debt security will be required to accrue interest and original issue discount with respect to the debt security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a debt security could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a debt security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Sales of Debt Securities

      If a debt security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the debt security. The adjusted basis of a debt security generally will equal the cost of the debt security to the securityholder, increased by income reported by the securityholder with respect to the debt security (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any payments on the debt security received by the securityholder. Except as provided in the following paragraphs, any such gain or loss will be capital gain or loss, provided the debt security is held as a capital asset (generally, property held for investment) within the meaning of
Section 1221 of the Code.

      Gain recognized on the sale of a debt security by a seller who purchased the debt security at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the debt security was held by the holder, reduced by any market discount included in income under the rules described above under "--Market Discount."

      A portion of any gain from the sale of a debt security that might otherwise be capital gain may be treated as ordinary income to the extent that the debt security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Backup Withholding and Information Reporting

      The trustee will furnish to each beneficial owner of a debt security with each payment a statement setting forth the amount of the payment allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS to the extent required by law.

      Payments of interest and principal, as well as payments of proceeds from the sale of debt securities, may be subject to the "backup withholding tax" under Section 3406 of the Code at the currently applicable rate if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an

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exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax.

      Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Indenture Trustee, on behalf of the issuer, will report to securityholders and to the IRS for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the debt securities.

Foreign Investors in Debt Securities

      A securityholder that is not a "United States Person" (as defined below) and is not holding the debt security in connection with a United States trade or business generally will not be subject to United States federal income or withholding tax in respect of interest, including any accrued original issue discount, paid on the debt security; provided, that the securityholder complies to the extent necessary with certain identification requirements, including delivery of a statement (such as a properly executed IRS Form W-8BEN), signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder. If the securityholder does not qualify for the foregoing withholding exemption, payments of interest to such securityholder, including payments in respect of any accrued original issue discount, may be subject to withholding tax at the currently applicable rate, potentially subject to reduction under an applicable tax treaty.

      The foregoing exemption does not apply to payments of interest, including payments of any accrued original issue discount, received by (1) a securityholder that owns directly or indirectly a 10% or greater interest in the issuer, (2) a "controlled foreign corporation" that is related to the issuer or
(3) a bank making a loan in the ordinary course of its business. The foregoing exemption also does not apply in respect of persons residing within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion. Additionally, the foregoing exemption will not apply to exempt from taxation a United States shareholder of a "controlled foreign corporation" that owns a debt security on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      A securityholder that is not a United States Person but does hold the debt security in connection with a United States trade or business generally will not be subject to withholding tax in respect of interest, including any accrued original issue discount, paid on the debt security. Rather, in respect of the interest income that is effectively connected with the United States trade or business, including any accrued original issue discount, the securityholder will generally be subject to United States federal income tax at the graduated rates applicable to United States persons; provided, the securityholder delivers a written statement (such as a properly executed IRS Form W-8ECI) that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States and that such income is includable in such holder's gross income for the taxable year. This statement must also include the name and address of the securityholder, the securityholder's taxpayer identification number and the trade or business with respect to which the income is, or is expected to be, effectively connected.

      Any gain realized on the sale, redemption, retirement or other taxable disposition of a debt security by a securityholder that is not a United States Person generally will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of an individual securityholder that is not a United States Person, the securityholder is not present in the United States for 183 days or more in the taxable year.

      For purposes of the foregoing rules, "United States Person" means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust that was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States Person on August 20, 1996, may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

      Securityholders who are not United States Persons are encouraged to consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a debt security.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                          CERTAIN ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, as well as any entity holding "plan assets" of any of the foregoing (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to

ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

Plan Asset Regulation

      Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased certificates if assets of such trust were deemed to be "plan assets" of the Benefit Plan. Under a regulation (the "Plan Asset Regulation") issued by the U.S. Department of Labor (the "DoL"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an "equity interest" in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Plan Asset Regulation and will therefore not be generally available for purchase by Benefit Plans. For information regarding the equity or debt treatment of the notes, see "Certain ERISA Considerations" in the accompanying prospectus supplement. Purchasers and transferees of the notes or certificates will be required to make certain representations, warranties and covenants as described under "Certain ERISA Considerations" in the accompanying prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding and disposition of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the depositor, the master servicer, the owner trustee, the indenture trustee, the financial guaranty insurer, SG Americas, Inc., Societe Generale or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; and 96-23, regarding transactions effected by "in-house asset managers." By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not, and it is not acquiring the note with the assets of, a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or any similar applicable law.

      A plan fiduciary considering the purchase of the notes or certificates on behalf of or with the plan assets of a Benefit Plan is encouraged to consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

      The DoL has issued individual prohibited transaction exemptions, any one of which is generally referred to herein as the "Exemption," to certain underwriters (see Prohibited Transaction Exemption 2002-41) (67 Fed. Reg. 54487, August 22, 2002). The Exemption provides relief from the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by Benefit Plans of a "Security," which is defined as (1) a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an "Issuer" (as defined in the Exemption) which is a "Trust" (as defined in the Exemption) and which entitles the holder to payments of principal, interest and/or other payments with respect to the assets of such Trust; or (2) a security which is denominated as a debt instrument that is issued by, and is an obligation of, an Issuer; with respect to which the "Underwriter" (as defined in the Exemption) is either (a) the sole underwriter, the manager or the co-manager of the underwriting syndicate, or (b) a selling or placement agent. Such Securities consist of certain secured consumer receivables, secured credit instruments and other obligations that meet the conditions and requirements of the Exemption.

      The Exemption will apply only if the general conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those plans which are participant directed plans as described in
Section 404(c) of ERISA or plans that are subject to Section 4975 of the Internal Revenue Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

      Among the conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale of Securities by Benefit Plans are the following:

       (1) The acquisition of Securities by a Benefit Plan is on terms (including the Security price) that are at least as favorable to a Benefit Plan as they would be in an arm's length transaction with an unrelated party;

       (2) The rights and interests evidenced by the Securities acquired by a Benefit Plan are not subordinated to the rights and interests evidenced by other Securities of the same Issuer, unless the Securities (with an exception discussed below in Clause 4) are issued in a "Designated Transaction," which means a securitization transaction in which the assets of the Issuer consist of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount and are home equity and/or manufactured housing consumer receivables; and/or single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein;

       (3) The Securities acquired by a Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or, with an exception discussed below in Clause 4, in the case of Designated Transactions, four) highest generic rating categories from any of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch, Inc., or any successors thereto, each a "Rating Agency";

       (4) The receivables are fully secured, except for residential and home equity loan receivables issued in Designated Transactions if:

            (i) The loan-to-value ratio (where the loan amount equals the sum of (I) the outstanding principal balance due under the obligation which is held by the Issuer and (II) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the Issuer) which are secured by the same collateral) does not exceed 125% based on the fair market value on the "Closing Date" (as defined in the Exemption);

            (ii) Such Securities acquired by a Benefit Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

            (iii) The rights and interests evidenced by the Securities in such
                  Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Issuer;

       (5) The "Trustee" (as defined in the Exemption) is not an "Affiliate" (as defined in the Exemption) of any member of the "Restricted Group" (as defined in the Exemption) other than an Underwriter;

       (6) The sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of Securities represents not more than "Reasonable Compensation" (as defined in the Exemption) for underwriting or placing the Securities; the sum of all payments made to and retained by the "Sponsor" (as defined in the Exemption) pursuant to the assignment of obligations (or interests therein) to the Issuer represents not more than the fair market value of such obligations (or interests); and the sum of all payments made to and retained by the "Servicer" (as defined in the Exemption) represents not more than Reasonable Compensation for the Servicer's services under the "pooling and servicing agreement" and reimbursement of the Servicer's reasonable expenses in connection therewith;

       (7) A Benefit Plan investing in such Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

       (8) The legal documents establishing the Issuer contain restrictions (as described in the Exemption) necessary to ensure that the Issuer's assets may not be reached by the Sponsor's creditors in the event of the Sponsor's bankruptcy or insolvency; the

            Pooling and Servicing Agreement and/or other agreements establishing the contractual relationships between the parties to the securitization transaction prohibit all parties from filing an involuntary bankruptcy petition against the Issuer or initiating any other form of insolvency proceeding until after the Securities have been paid; and, prior to issuance by the Issuer of any Securities, a legal opinion is received which states that either (a) a "true sale" of the assets being transferred to the Issuer by the Sponsor has occurred and that such transfer is not being made pursuant to a financing of assets by the Sponsor, or (b) in the event of the Sponsor's insolvency or receivership, the assets transferred to the Issuer will not be part of the Sponsor's estate;

       (9)  The Issuer satisfies the following requirements:

            (a) The corpus of the Issuer consists solely of assets of the type which have been included in other investment pools;

            (b) Securities evidencing interests in such other investment pools have been rated in one of the three (or, in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency for at least one year prior to a Benefit Plan's acquisition of the Securities pursuant to the Exemption; and

            (c) Securities evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan's acquisition of Securities pursuant to the Exemption.

       (10) Prior to the issuance of any debt securities, a legal opinion is received which states that the debt holders have a perfected security interest in the Issuer's assets.

       (11) If a particular class of Securities held by any Benefit Plan involves a "Ratings Dependent Swap" (as defined herein) or a "Non-Ratings Dependent Swap" (as defined herein) entered into by the Issuer, then each particular swap transaction relating to such Securities must satisfy the following conditions:

            (a) The swap transaction is an "Eligible Swap," which means a
                Ratings Dependent Swap or Non-Ratings Dependent Swap:

                (i)   Which is dominated in U.S. dollars;

                (ii) Pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
                      (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

                (iii) Which has a notional amount that does not exceed either:

                      (I) The principal balance of the class of Securities to which the swap relates; or

                      (II) The portion of the principal balance of such class
                           represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).

                (iv) Which is "not leveraged" (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates designated above in Clause
                      (11)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);

                (v) Which has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of Securities is fully repaid; and

                (vi) Which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (11)(a)(i)-(iv) without the consent of the Trustee.

            (b) The swap transaction is with an "Eligible Swap Counterparty,"
                which means a bank or other financial institution which has a rating, at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the Exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency, and provided further that if the class of Securities with which the swap is associated has a final maturity date of more than one year from the date of issuance of the Securities, and such swap is a Ratings Dependent swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty;

            (c) Any class of Securities, to which one or more swap agreements entered into by the Issuer applies, may be acquired only by a "Qualified Plan Investor," which means a Benefit Plan investor or group of Benefit Plan investors on whose behalf the decision to purchase Securities is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the Issuer and the effect such swap would have upon the credit ratings of the Securities. For purposes of the Exemption, such a fiduciary is either:

                (i) A "qualified professional asset manager" ("QPAM"), as defined under Prohibited Transaction Exemption ("PTE") 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);

                (ii)  An "in-house asset manager" as defined under PTE 96-23; or

                (iii) A Benefit Plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the of the acquisition of such Securities.

            (d) In the case of a "Ratings Dependent Swap" (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by any Benefit Plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer (as agent for the Trustee) must, within the period specified under the Pooling and Servicing Agreement:

                (i) Obtain a replacement swap agreement with an Eligible Swap Counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

                (ii) Cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced.

                  In the event that the Servicer fails to meet the obligations in Clauses (11)(d)(i) and (ii), Benefit Plan securityholders must be notified immediately following Trustee's periodic report which is provided to securityholders, and sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Benefit Plan which involves such Ratings Dependent Swap; provided that in no event will such Benefit Plan securityholders be notified any later than the end of the second month that begins after the date on which such failure occurs.

            (e) In the case of a "Non-Ratings Dependent Swap" (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by a Benefit Plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (11)(b), the Servicer (as agent for the Trustee) must, within a specified period after such rating withdrawal or reduction:

                (i) Obtain a replacement swap agreement with an Eligible Swap Counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

                (ii) Cause the swap counterparty to post collateral with the Trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

                (iii) Terminate the swap agreement in accordance with its terms.

                With respect to a Non-Ratings Dependent Swap, each Rating Agency rating the Securities must confirm, as of the date of issuance of the Securities by the Issuer, that entering into an Eligible Swap with such counterparty will not affect the rating of the Securities.

            (f) The swap transaction does not require the Issuer to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from "Excess Spread" (as defined in the Exemption) or other amounts that would otherwise be payable to the Servicer or the Sponsor.

       (12) If a particular class of securities held by any Benefit Plan involves a yield supplement agreement entered into by the Issuer, then each particular yield supplement transaction relating to such Securities must satisfy the following conditions:

            (a) The yield supplement transaction is an "Eligible Yield
                Supplement Agreement," which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the Issuer, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:

                (i)   It is denominated in U.S. dollars;

                (ii) The Issuer receives on, or immediately prior to the respective payment date for the Securities covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the Issuer receiving payments on at least a quarterly basis;

                (iii) It is "not leveraged," as described above in Clause
                      (11)(a)(iv);

                (iv) It does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clauses (12)(a)(i)-(iii) without the consent of the Trustee;

                (v) It is entered into by the Issuer with an Eligible Swap Counterparty; and

                (vi)  It has a notional amount that does not exceed either:

                      (I) The principal balance of the class of Securities to which such agreement or arrangement relates; or

                      (II) The portion of the principal balance of such class
                           represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).

      Furthermore, if the accompanying prospectus supplement provides that the property of the Issuer will include a "Pre-Funding Account" (as defined in the Exemption), certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Securities by a Benefit Plan.

      An Benefit Plan fiduciary contemplating purchasing a Security must make its own determination that all of the conditions described in the Exemption will be satisfied with respect to that Security.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code in connection with the following:

       (1) The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the Sponsor, Servicer, Trustee or "Insurer" (as defined in the Exemption) of the Issuer, the Underwriter of the Securities representing an interest in the Issuer, or an "Obligor" (as defined in the Exemption) is a party in interest with respect to such Benefit Plan;

       (2) The direct or indirect acquisition or disposition of Securities by a Benefit Plan in the secondary market for such Securities; and

       (3) The continued holding of Securities acquired by a Benefit Plan pursuant to paragraphs (1) and (2) above.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" (as defined in the Exemption) by any person who has discretionary authority or renders investment advice with respect to that Excluded Plan.

      If general conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and 406(b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code in connection with the following:

       (1) The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the Securities is:

            (a) An Obligor with respect to 5% or less of the fair market value of the receivables contained in the Issuer; or

            (b) An Affiliate of an Obligor; if:

                (i)   The Benefit Plan is not an Excluded Plan;

                (ii) Solely in the case of an acquisition of Securities in connection with the initial issuance of the Securities, at least 50% percent of each class of Securities in which Benefit Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% percent of the aggregate interest in the Issuer is acquired by persons independent of the Restricted Group;

                (iii) A Benefit Plan's investment in each class of Securities does not exceed 25% percent of all of the Securities of that class outstanding at the time of the acquisition; and

                (iv) Immediately after the acquisition of the Securities, no more than 25% percent of the assets of a Benefit Plan with respect to which the person has discretionary authority or renders investment advice are invested in Securities representing an interest in the Issuer containing assets sold or serviced by the same entity. For purposes of this paragraph only, an entity will not be considered to service assets contained in the Issuer if it is merely a subservicer of that Issuer.

       (2) The direct or indirect acquisition or disposition of Securities by a Benefit Plan in the secondary market for such Securities, provided that the conditions set forth in paragraphs (1)(b)(i), (iii) and
            (iv) above are met; and

       (3) The continued holding of Securities by acquired a Benefit Plan pursuant to paragraphs (1) or (2) above.

      Additionally, if general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the Issuer, including the use of any Eligible Swap transaction; or the defeasance of a mortgage obligation in a commercial mortgage-backed Designated Transaction, provided that:

      (1) Such transactions are carried out in accordance with the terms of binding a Pooling and Servicing Agreement;

      (2) The Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus or accompanying prospectus supplement provided to, investing Benefit Plans before they purchase Securities issued by the Issuer;

      (3) The defeasance of a mortgage obligation and the substitution of a new mortgage obligation in a commercial mortgage-backed Designated Transaction meet the terms and conditions for such defeasance and substitution as are described in the prospectus or accompanying prospectus supplement for such Securities, which terms and conditions have been approved by a Rating Agency and does not result in the Securities receiving a lower credit rating from the Rating Agency than the current rating of the Securities.

However, no exemption is provided from the restrictions of Section 406(b) of ERISA or Section 4975(c) of the Internal Revenue Code for the receipt of a fee by a Servicer of the Issuer from a person other than the Trustee or Sponsor, unless such fee constitutes a "Qualified Administrative Fee" (as defined in the Exemption).

      The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code if those restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person (including a fiduciary) with respect to a Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having a specified relationship to such service provider), solely because of a Benefit Plan's ownership of Securities.

      Each purchaser that is a Benefit Plan or that is investing on behalf of or with plan assets of a Benefit Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. In addition, each prospective purchaser of the notes or certificates in reliance on the Exemption should consider the possibility that the rating of such notes or certificates may change during the period such notes or certificates are held. If the rating were to decline below one of the three (or, in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the notes or certificates could no longer be transferred to a Benefit Plan in reliance on the Exemption. If the ratings decline below one of the three (or, in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the notes or certificates on behalf of or with plan assets of a Benefit Plan or Benefit Plan investor, or (2) it is an insurance company purchasing the notes or certificates with the assets from its general account (within the meaning of PTCE 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

      For more information, including whether an Exemption may be available to provide relief for a particular class of notes or certificates, see "Certain ERISA Considerations" in the accompanying prospectus supplement from the application of certain of the prohibited transaction and conflict of interest rules of ERISA.

Consultation With Counsel

      There can be no assurance that the Exemption or any other DoL exemption will apply with respect to any particular Benefit Plan that acquires the Securities or, even if all of the conditions were satisfied, that the exemption would apply to all transactions involving the Issuer. Prospective investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

      Before purchasing a Security, a fiduciary of a Benefit Plan should itself confirm that all of the conditions described in the Exemption or one or more of the other DoL exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption or any other DoL exemption, a Benefit Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Security on behalf of or with plan assets of a Benefit Plan.

                            LEGAL INVESTMENT MATTERS

      Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

      The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

       |_| that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

       |_| that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

       |_| that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

       |_| conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

       |_| conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

      The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The securities offered hereby and by the accompanying prospectus supplement will be offered in series through one or more of the methods described below. The accompanying prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

     |_| by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, including SG Americas Securities, LLC, an affiliate of the depositor;

     |_| by placements by the depositor with institutional investors through dealers; and

     |_|  by direct placements by the depositor with institutional investors.

      In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the securities.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of securities will be listed on the cover of the accompanying prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

      In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities are underwriters as defined under the Securities Act in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

      The accompanying prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

      Securities offered hereby and by a accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

      Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York, Cadwalader Wickersham & Taft LLP, New York, New York or such other counsel identified in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

      The depositor has filed the registration statement, file number 333-131973, with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington,

D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                          STATEMENTS TO SECURITYHOLDERS

      With respect to each series of securities, the servicer of the related mortgage loans will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related trust. See "The Agreements--Evidence as to Compliance", "Description of the Securities--Reports to Securityholders" and "Additional Information".

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission allows the depositor to "incorporate by reference" the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of securities include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to SG Mortgage Securities, LLC, 1221 Avenue of the Americas, New York, NY 10020, or by telephone at (212) 278-6000.

                                    GLOSSARY

      1998 Policy Statement--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      Administrator--In addition to or in lieu of the master servicer or servicer for a series of certificates or notes, the accompanying prospectus supplement may identify an Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Administrator may be an affiliate of the depositor or the master servicer or the servicer.

      Advance--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

      Affiliated Seller--With respect to any series of securities, an affiliate of the depositor which sells directly to the depositor mortgage loans and contracts obtained from unaffiliated sellers.

      Balloon Amount--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

      Balloon Loans--Mortgage loans or contracts with equal monthly payments of principal and interest based on an amortization schedule, not to exceed 40 years, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

      Bankruptcy Amount--The amount of Bankruptcy Losses that may be borne solely by the subordinate securities of the related series.

      Bankruptcy Losses--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

      Buy-Down Account--As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

      Buy-Down Funds--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

      Buy-Down Mortgage Loan--A mortgage loan subject to a temporary buy-down plan.

      Buy-Down Period--The early years of the term of a Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

      Call Class--A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

      Call Price--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Call Security--Any security evidencing an interest in a Call Class.

      Compensating Interest--For any mortgage loan or contract that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee and an uncertificated interest allocable to interest in a trust asset, if any, for that mortgage loan or contract from the date of the prepayment to the next date on which a monthly payment on the related mortgage loan would have been due.

      Convertible Mortgage Loan--ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

      Cooperative--For a Cooperative Loan, the corporation that owns the related apartment building.

      Cooperative Loans--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes--A promissory note for a Cooperative Loan.

      Credit Scores--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

      Custodial Account--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

      Debt Service Reduction--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

      Defaulted Mortgage Loss--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

      Deficient Valuation--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the first and junior lien mortgage loans or contracts and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

      Designated Seller Transaction--A transaction in which the mortgage loans are provided directly to the depositor by an unaffiliated mortgage collateral seller described in the accompanying prospectus supplement.

      Disqualified Organization--For these purposes means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

      o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

      o  any organization described in Section 1381(a)(2)(C) of the Code,

      o an "electing large partnership" (as described in Section 775 of the Code), or

      o any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

      Distribution Amount--As to a class of securities for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

      o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

      o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

      o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the accompanying prospectus supplement.

      Due Period--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

      Eligible Account--An account acceptable to the applicable rating agency.

      Environmental Lien--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

      Extraordinary Loss--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

      Fannie Mae--Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss.1716 et seq.), or any successor thereto.

      Fraud Loss Amount--The amount of Fraud Losses that may be borne solely by the subordinate securities of the related series.

      Fraud Losses--A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

      Freddie Mac--Freddie Mac, a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      Funding Account--An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

      GAAP--Generally accepted accounting principles.

      GPM Loan--A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

      Gross Margin--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

      Insurance Proceeds--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

      Interest Only Loans--Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the accompanying prospectus supplement.

      IRS--Internal Revenue Service.

      Issue Premium--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

      Liquidated Contract--A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

      Liquidated Mortgage Loan--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

      Liquidation Proceeds--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

      Mark-to-Market Regulations--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

      Mixed-Use Property--Mortgaged property on which a mixed-use - residential and commercial - structure is located.

      Net Mortgage Rate--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any uncertificated interest allocable to interest in a trust asset.

      Nonrecoverable Advance--Any Advance or Servicing Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      Note Margin--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

      Pass-Through Entity--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

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      Payment Account--An account established and maintained by the master servicer or the servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the mortgage loans evidenced by each series of securities.

      Permitted Investments--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      Prepayment Interest Shortfall--For a mortgage loan that is subject to a mortgagor prepayment, the amount that equals the difference between a full month's interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

      Principal Prepayments--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

      Qualified Insurer--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

      Realized Loss--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a Monthly Payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

      REMIC--A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

      REO Contract--A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

      REO Mortgage Loan--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

      Revolving Credit Line Loan--A revolving home equity loan or balance of such home equity loan.

      Servicing Advances--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer or servicer and any affiliate of the master

                                     -171-
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servicer or servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

      Special Hazard Amount--The amount of Special Hazard Losses that may be allocated to the subordinate securities of the related series.

      Special Hazard Losses--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

      Special Servicer--A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

      Stated Principal Balance--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any securities before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

      Subordinate Amount--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

      Subsequent Recoveries--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

      Subservicing Account--An account established and maintained by a subservicer which meets the applicable underwriting standards and is otherwise acceptable to the master servicer.

      Tax-Exempt Investor--Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

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You should rely only on the information contained or
incorporated by reference in this prospectus supplement
and the accompanying prospectus. We have not authorized
anyone to provide you with different information. We are
not offering the Asset-Backed Certificates, Series
2006-FRE2 in any state where the offer is not permitted.              $1,766,700,000 (Approximate)

We do not claim that the information in this prospectus                  SG MORTGAGE SECURITIES
supplement and prospectus is accurate as of any date other                  TRUST 2006-FRE2
than the dates stated on the respective covers.
                                                                      SG Mortgage Securities, LLC
                   ---------------------                                       Depositor
                                                                         SG Mortgage Securities
                     TABLE OF CONTENTS                                      Trust 2006-FRE2

                   Prospectus Supplement                                     Issuing Entity

                                                     Page              SG Mortgage Finance Corp.
                                                     ----                       Sponsor

Summary of Terms.......................................S-7             Fremont Investment & Loan
Risk Factors..........................................S-18          Originator and Interim Servicer
The Issuing Entity....................................S-31
The Sponsor...........................................S-31               Wells Fargo Bank, N.A.
Affiliations Among Transaction Parties................S-32                      Servicer
The Mortgage Pool.....................................S-32
Static Pool Information...............................S-37             Asset-Backed Certificates,
The Originator........................................S-38                  Series 2006-FRE2
The Master Servicer, the Securities Administrator
   and the Custodian..................................S-42               ---------------------
The Servicers.........................................S-44               PROSPECTUS SUPPLEMENT
The Credit Risk Manager...............................S-49               ---------------------
The Pooling Agreement.................................S-50
Description of the Certificates.......................S-58                  Societe Generale
Yield, Prepayment and Maturity Considerations.........S-84           Corporate & Investment Banking
Legal Proceedings....................................S-104              Bear, Stearns & Co. Inc.
Material Federal Income Tax Consequences.............S-104                Co-Lead Underwriters
State and Local Taxes................................S-107
Certain ERISA Considerations.........................S-107                   July __, 2006
Legal Investment Considerations......................S-109
Legal Matters........................................S-110
Ratings..............................................S-110
Index of Defined Terms...............................S-112



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